As filed with the Securities and Exchange Commission on June 8, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
New York Mortgage Trust, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)
1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)
Steven B. Schnall
David A. Akre
Co-Chief Executive Officers
New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400
(212) 655-6269 (Telecopy)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

Daniel M. LeBey, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Telecopy)	Karen A. Dewis, Esq. Thomas P. Conaghan, Esq. McDermott, Will & Emery LLP 600 13th Street, N.W. Washington, D.C. 20005 (202) 756-8000 (202) 756-8087 (Telecopy)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities Being Registered	Registered(1)	Share(2)	Price(3)	Registration Fee(4)

Common Stock, $0.01 par value per share	6,900,000	$9.75	$67,275,000	$7,920

(1)	Includes 900,000 shares of common stock that the underwriters have an option to purchase to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices per share of the registrant’s common stock as reported on the New York Stock Exchange on June 7, 2005.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2005
PROSPECTUS
6,000,000 Shares of Common Stock
New York Mortgage Trust, Inc.

             We are offering 6,000,000 shares of our common stock through a syndicate of underwriters.
      Our shares of common stock are traded on the New York Stock Exchange under the symbol “NTR.” The last reported sale price of our common stock on the New York Stock Exchange on June 7, 2005 was $9.72 per share.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
       Investing in our common stock involves risks. See “Risk Factors” beginning on page 9.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$
      We have granted the underwriters an option to purchase up to 900,000 additional shares of our common stock solely to cover over-allotments, if any, at the public offering price, less the underwriting discount, exercisable within 30 days from the date of this prospectus.
      We expect that the shares of common stock to be sold in this offering will be delivered on or about                     , 2005.

Friedman Billings Ramsey	JPMorgan
The date of this prospectus is                     , 2005.

PROSPECTUS SUMMARY
      This is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and our financial statements and related notes appearing elsewhere in this prospectus, before deciding to invest in our common stock. In this prospectus, unless the context suggests otherwise, references to “our company,” “we,” “us” and “our” mean New York Mortgage Trust, Inc., including its subsidiaries. NYMC refers to our wholly owned taxable REIT subsidiary, or TRS, and predecessor, The New York Mortgage Company, LLC, and NYMF refers to our wholly-owned subsidiary, New York Mortgage Funding, LLC. Unless indicated otherwise, the information included in this prospectus assumes no exercise by the underwriters of the over-allotment option to purchase up to an additional 900,000 shares of common stock.
Overview
      We are a fully integrated, self-advised residential mortgage banking company, that originates, acquires and retains, sells and securitizes mortgage assets. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, upon filing our federal income tax return for that year. We earn net interest income from residential mortgage-backed securities and adjustable-rate mortgage loans originated primarily through our wholly-owned subsidiary, NYMC. Our residential mortgage investments are comprised of adjustable rate loans, adjustable rate securities and, to a lesser extent, floating rate collateralized mortgage obligations. The adjustable rate loans and securities, which we sometimes collectively refer to as “ARM” in this prospectus, are comprised of traditional ARM securities and loans, which have interest rates that reset in a year or less and “hybrid” ARM securities and loans, which have a fixed interest rate for an initial period of two to five years before converting to ARMs whose rate will reset for their remaining terms to maturity. ARM securities represent interests in pools of whole ARM loans. The ARM securities are rated by at least one of two nationally recognized statistical rating agencies, Standard and Poor’s, Inc. or Moody’s Investors Service, Inc., collectively referred to in this prospectus as the “rating agencies,” or issued and guaranteed by Freddie Mac or Fannie Mae. We also invest in mortgage-backed securities from time to time on a leveraged basis. Our portfolio of mortgage loans and mortgage securities was approximately $1.6 billion as of March 31, 2005.
      We originated $1.85 billion of mortgage loans for the year ended December 31, 2004 and $672.5 million for the quarter ended March 31, 2005. Generally, we intend to continue to sell the fixed-rate loans, and any ARM loans that do not meet our investment criteria or portfolio requirements, that we originate to third parties, and to retain in our portfolio and finance a majority of the ARM loans that we originate. Our portfolio loans are held at the REIT level or by NYMF, our wholly-owned subsidiary. We rely on our own underwriting criteria with respect to the mortgage loans we intend to retain in our portfolio and rely on the underwriting criteria of the institutions to which we sell our loans with respect to the loans we intend to sell. We believe that proper underwriting for the loans in our portfolio is critical to managing the credit risk inherent in our portfolio. We believe that there is substantial benefit to directly performing our own underwriting of loans in our portfolio as compared to a purchased securities portfolio. Our focus on underwriting has resulted in an extremely stable portfolio where only one loan, as of March 31, 2005, was more than 30 days delinquent.
      We believe that our ability to use primarily mortgage loans that we originate as the basis for our portfolio will enable us to build a portfolio that generates a higher return than the returns realized by mortgage investors that do not have their own origination capabilities, because mortgage investors that do not have their own origination capabilities must purchase their mortgage loans from third parties at costs higher than NYMC’s cost of originating the mortgage loans that we retain. While we continue to originate and build our portfolio of ARM loans, we also intend to continue to purchase from third parties on a leveraged basis residential mortgage-backed securities issued and guaranteed by Fannie Mae or Freddie Mac or rated investment grade by a rating agency. Over time, we expect that these securities will be replaced by ARM loans that we originate, although, from time to time, we may continue to purchase securities from third parties. While we have not established and do not expect to establish a limit on the amount of leverage we may incur, our leverage ratio, defined as total financing facilities less subordinated debentures outstanding divided by total stockholders’ equity plus subordinated debentures at March 31, 2005 was 12.1 times.

      Historically, we have financed our mortgage originations on a short-term basis through a variety of warehouse lines of credit and repurchase facilities. We intend to continue to use warehouse lines of credit and repurchase facilities to fund NYMC’s originations, and we will finance our portfolio of mortgage loans with a combination of equity capital, repurchase facilities and securitizations. From time to time as we aggregate a large enough portfolio comprised mainly of retained mortgage loans, we intend to securitize these mortgage loans. We anticipate that the securitization transactions through which we finance the adjustable-rate and hybrid mortgage loans that we retain will be structured as financings for both tax and financial accounting purposes. Therefore, we do not expect to generate a gain or loss on sales from these activities, and, following the securitizations, the loans will remain on our consolidated balance sheet as assets with the securitization debt listed as a liability. On February 25, 2005, we completed our first loan securitization of approximately $419 million of high-credit quality, first-lien, ARM loans through New York Mortgage Trust 2005-1.
      We intend to elect to be taxed as a REIT under the Internal Revenue Code. As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but the taxable income generated by NYMC, our TRS, which will include fee income on all loans we originate and gains and net interest income on all loans we sell, will be subject to regular corporate income tax.
      NYMC is presently licensed or authorized to do business in a total of 40 states and the District of Columbia, and license applications are pending in several other states.

Snapshot of Loan Originations(1)

	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2005	March 31, 2004	December 31, 2004

	(Dollars in millions)
Purchase	$380.9	$169.3	$1,089.5
Refinancings	$291.6	$114.1	$756.0
Fixed	$307.8	$137.9	$878.7
ARM	$364.7	$145.5	$966.8
Weighted Average FICO	705	703	703
Weighted Average LTV	74%	71%	77%
Weighted Average Coupon	5.88%	5.45%	5.63%

(1)	Includes FHA loans. Beginning near the end of the first quarter of 2004, our volume of FHA loans increased. Generally, FHA loans have lower average balances and FICO scores. All FHA loans are currently and will be in the future sold or brokered to third parties.

Snapshot of Loans Retained in Portfolio

	Quarter Ended	Year Ended
	March 31, 2005	December 31, 2004

	(Dollars in millions)
5/1 ARM	$135.2	$46.2
3/1 ARM	295.2	110.0
2/1 ARM	16.4	3.8
One year or less ARM	34.6	28.9

Total	$481.4	$188.9

Weighted Average FICO	729	733
Weighted Average LTV	69%	68%
Weighted Average Coupon	4.68%	4.54%

      Our principal offices are located at 1301 Avenue of the Americas, New York, New York 10019. Our telephone number is (212) 634-9400. Our web site addresses are http://www.nymtrust.com and http://www.nymc.com. The information on our web sites does not constitute a part of this prospectus.

NYMT Growth

•	We have exhibited significant growth over the last twelve months, and we feel we are positioned to continue our growth for the immediate future.

•	For the three month period ended March 31, 2005, total originations grew 137.2% to $672.5 million, compared to $283.5 million for the three month period ended March 31, 2004, due to both internal growth and to our acquisitions of the mortgage banking operations of SIB Mortgage Corp., or SIB, and the Northeast and Mid-Atlantic mortgage banking operations of Guaranty Residential Lending, Inc., or GRL.

•	Since our IPO, we have declared and paid dividends of $0.16 for the third quarter of 2004, $0.24 for the fourth quarter of 2004 and $0.25 for the first quarter of 2005, and declared a dividend of $0.25 for the second quarter of 2005 payable on July 26, 2005 to stockholders of record on June 14, 2005.

•	We have begun to focus on expanding our wholesale origination channel by hiring experienced managers to build out our wholesale effort. These managers, along with a new team of professionals, are focusing on originating loans that can be retained in our portfolio. Wholesale originations should prove to be a significant contribution to total originations by the beginning of the fourth quarter of 2005.

•	We continue to expand and diversify our geographic focus. Originations in the tri-state area of New York, New Jersey and Connecticut represented 54.6% of total originations for the quarter ended March 31, 2005 compared to 86.5% for the quarter ended March 31, 2004.
Our Business Strategy
      Our goal is to maximize the long-term sustainable difference between the yield on our investments and the cost of financing those assets. We intend to execute our strategy by:

•	continuing to focus on originating prime and other types of residential mortgage loans through NYMC that we believe can be used to grow our portfolio or sold at a profit;

•	expanding our retail mortgage banking business through hiring additional loan officers, the opening of new retail branch offices in new markets and selectively pursuing strategic acquisitions in the mortgage banking industry;

•	increasing our portfolio size with self-originated loans with the intent to enhance our returns while at the same time managing the increased risk of loss associated with this portfolio; and

•	utilizing hedging strategies that we consider appropriate to minimize exposure to interest rate changes.
Summary Risk Factors
      An investment in our common stock has risks. The “Risk Factors” section of this prospectus contains a detailed discussion of the most important risks, including the risks summarized below.

•	we may experience a decline in the market value of our assets due to rising interest rates;

•	a decrease in the demand for mortgage loans due to a period of rising interest rates may adversely affect our earnings, which could negatively affect the cash available for distribution to you;

•	our continued success will depend on our ability to continue to obtain financing to leverage our equity;

•	we intend to continue to leverage our equity, which will exacerbate any losses we incur on our planned investments and may reduce the cash available for distribution to you;

•	interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you;

•	a prolonged economic slow down, a lengthy or severe recession or declining real estate values could harm our operations;

•	we have a limited operating history with respect to securitizing mortgage loans or managing a portfolio of mortgage securities;

•	our continued success will partially depend on our ability to originate prime ARM loans for our portfolio;

•	we may not be successful in maintaining our qualification as a REIT for federal income tax purposes, in which case we would be subject to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available to distribute to you; and

•	REIT distribution requirements could adversely affect our liquidity.
Our Management
      We intend to be a self-managed and self-administered REIT. Our senior management team has extensive experience in mortgage banking and investing in and managing portfolios of residential mortgage loans and residential mortgage-backed securities. Additionally, our chief financial officer has prior experience as a publicly traded REIT chief financial officer. We believe this experience contributes significantly to our ability to provide an attractive risk-adjusted return to our stockholders. Our senior management team is discussed in more detail under “Management” beginning on page 90.
Our History
      We were formed as a Maryland corporation in September 2003. In January 2004, we formed and capitalized New York Mortgage Funding, LLC, or NYMF, as a wholly-owned subsidiary. In June 2004, we sold 15 million shares of our common stock in an initial public offering, or IPO, at a price to the public of $9.00 per share, raising net proceeds of approximately $122 million after deducting the underwriters’ discount and other offering expenses. We used substantially all of the net proceeds from our IPO to purchase, on a leveraged basis, approximately $1.2 billion of residential mortgage-backed securities. Concurrent with our IPO, we acquired 100% of the equity interests of NYMC by issuing to its owners, Steven B. Schnall, Joseph V. Fierro and their respective affiliates, a total of 2,750,000 shares of common stock. Prior to our IPO, we and NYMF did not have recurring business operations.
      Prior to the time we acquired NYMC, NYMC’s business strategy was to sell or broker all of the loans it originated to third parties and the largest component of NYMC’s net income was generated by the gain on sale of such loans. For accounting purposes and reporting purposes, our acquisition of NYMC was accounted for as a reverse merger and the related transfer of loans originated by NYMC to us was accounted for as a transfer of assets between entities under common control. Accordingly, we have recorded assets and liabilities transferred from NYMC at their carrying amounts in the accounts of NYMC at the date of transfer. Our consolidated financial statements include our accounts subsequent to our IPO and also include the accounts of NYMC and NYMF prior to the IPO. As a result, our historical financial results reflect the financial operations of this prior business strategy of selling virtually all of the loans originated by NYMC to third parties. Furthermore, to the degree we retain for investment selected ARM loans that we originate, these loans are recorded at cost and no gain on sale, as would otherwise be recognized if sold to a third party, is recorded. Our post-IPO business strategy of investing in ARM assets and the securitization of loans that we originate will result in net interest income generated by such a portfolio being the largest component of our net income. As a result, our pre-IPO operations and financial results are not necessarily comparable with our current and future operations and results.
Our REIT Status
      As a REIT, we generally will not be subject to federal income tax on REIT taxable income that we currently distribute to our stockholders, but taxable income generated by NYMC, our taxable REIT subsidiary, will be subject to regular corporate income tax. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their REIT taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four taxable years following the year in which we failed to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Dividend Policy and Distributions
      In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income each year. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income in a taxable year, we will be subject to federal corporate income tax on our undistributed income. In addition, if we fail to distribute an amount during each year equal to the sum of 85% of our REIT ordinary income and 95% of our capital gain net income for that year and any undistributed income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Distribution Requirements.” Distributions to our stockholders are treated as dividends to the extent that we have current or accumulated earnings and profits. We intend to continue to make regular quarterly distributions to our stockholders so that we distribute each year all or substantially all of our REIT taxable income so as to avoid paying corporate income tax and excise tax on our earnings and to qualify for the tax benefits accorded to REITs under the Internal Revenue Code. Our REIT taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

•	sell assets in adverse market conditions;

•	borrow on unfavorable terms; or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.
      We declared a dividend of $0.25 per share for the quarter ended June 30, 2005, which will be paid on July 26, 2005 to stockholders of record as of June 14, 2005.
      Our ability to pay dividends to you will depend primarily on our receipt of interest and principal payments from our mortgage loans and from our mortgage-backed securities and any distributions we receive from NYMC. As a taxable REIT subsidiary, NYMC is subject to regular corporate income tax on the taxable income that it generates. We may cause NYMC to retain after-tax earnings or distribute all or a portion of its after-tax earnings to us to the extent allowable under the REIT provisions of the Internal Revenue Code. If NYMC distributes any of its after-tax earnings to us, we will include that distributed amount in the dividends we pay to our stockholders and, for domestic non-corporate taxpayers, that portion of our dividends, unlike distributions of our REIT taxable income, generally will be eligible to be taxed at the current 15% maximum marginal rate for regular corporate dividends. We also have the authority to make a distribution of capital or of assets. All distributions, however, must be authorized by our board of directors.
      If we are unable to successfully execute our business plan, we may not have cash available to pay dividends, which could impact our ability to quality as a REIT.
Stock Exchange Listing
      Our common stock is currently listed on the New York Stock Exchange under the symbol “NTR.”
Restrictions on Ownership of Our Common Stock
      In order to assist us in maintaining our qualification as a REIT under the Internal Revenue Code, our charter contains restrictions on the number of shares of our capital stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.4% in value of the outstanding shares of our capital stock other than Mr. Schnall, who is permitted to hold up to 12.0% of our outstanding common stock. These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in your best interest. Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that the ownership of that stockholder will not then or in the future jeopardize our status as a REIT. Our charter also prohibits certain cooperatives, governmental entities and tax-exempt organizations that are exempt from the unrelated business income tax from owning our stock because a tax could be imposed on us if our stock is held by such entities and we own real estate mortgage investment conduit, or REMIC, residual interests or, although the law is unclear on the matter, an interest in a taxable mortgage pool. See “Description of Capital Stock — Restrictions on Ownership and Transfer” beginning on page 111.
The Offering

Common stock offered	6,000,000

Common stock to be outstanding after this offering	23,797,375(1)(2)

Use of proceeds	We intend to use the net proceeds of this offering, which we expect will be approximately $53.9 million, based on the public offering price of $ per share, and after deducting the underwriting discount and estimated offering expenses payable by us to invest, on a leveraged basis, in Fannie Mae, Freddie Mac or AAA-rated residential mortgage-backed securities.

Risk factors	See “Risk Factors” beginning on page 9 and other information included in this prospectus for a discussion of the factors you should consider carefully before deciding whether to purchase our common stock.

New York Stock Exchange symbol	Our common stock is currently on the New York Stock Exchange under the symbol “NTR” and we will apply to list the shares of common stock sold in this offering on the New York Stock Exchange.

(1)	Assumes that the underwriters’ over-allotment option to purchase up to an additional 900,000 shares of common stock will not be exercised.

(2)	Excludes 1,296,471 shares of our common stock reserved for future issuance under our stock incentive plan upon completion of this offering as restricted stock awards or upon exercise of options, which number of shares assumes that the underwriters’ over-allotment option is not exercised. The shares reserved for issuance under our stock incentive plan may be increased by up to 54,000 shares if the underwriters exercise their over-allotment option in connection with this offering.

Selected Consolidated Financial and Other Data

	Three Months Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(Dollars in thousands, except per share amounts)
Operating Data:
Revenues:
Gains on sales of mortgage loans	$4,321	$3,506	$20,835	$23,031	$9,858	$6,429	$3,336
Interest income	17,116	1,261	27,298	7,610	2,986	1,570	625
Brokered loan fees	2,000	2,183	6,895	6,682	5,241	3,749	4,317
Gain on sale of marketable securities	377	—	774	—	—	—	—
Miscellaneous	114	16	227	45	15	48	20

Total revenue	23,928	6,966	56,029	37,368	18,100	11,796	8,298

Salaries, commissions, and benefits	7,143	2,719	17,118	9,247	5,788	3,644	2,891
Interest expense	11,690	609	16,013	3,266	1,673	1,289	476
Brokered loan expenses	1,519	1,284	5,276	3,734	2,992	2,174	2,235
General and administrative expenses	6,304	2,236	13,935	7,395	3,897	2,808	2,169

Total expenses	26,656	6,848	52,342	23,642	14,350	9,915	7,771

Income (loss) before income tax benefit	(2,728)	118	3,687	13,726	3,750	1,881	527
Income tax benefit	2,690	—	1,260	—	—	—	—

Net income (loss)	$(38)	$118	$4,947	$13,726	$3,750	$1,881	$527

Basic income per share	$0.00	—	$0.28	—	—	—	—
Diluted income per share	$0.00	—	$0.27	—	—	—	—
Balance Sheet Data:
Cash and cash equivalents	$7,322	$4,523	$7,613	$4,047	$2,746	$1,549	$52
Investment securities available for sale	1,112,990	—	1,204,745	—	—	—	—
Mortgage loans held for investment	68,463	—	190,153	—	—	—	—
Mortgage loans held in the securitization trust	417,383	—	—	—	—	—	—
Mortgage loans held for sale	99,554	47,734	85,385	36,169	34,039	9,894	3,784
Due from loan purchasers	91,340	93,851	79,904	58,862	40,621	20,707	—
Total assets	1,856,385	158,123	1,614,762	110,081	83,004	34,561	12,592
Financing arrangements	1,695,306	136,134	1,475,012	90,425	73,016	29,705	10,050
Subordinated debentures — notes(1)	25,000	—	—	14,707	—	—	—
Total liabilities	1,741,727	157,713	1,495,280	110,555	76,504	30,891	10,538
Equity (deficit)	114,658	410	119,482	(474)	6,500	3,670	2,054
Other Data:
Purchase originations	$380,900	$169,305	$1,089,499	$803,446	$469,404	$374,454	$352,634
Refinancing originations	291,600	114,146	756,006	796,879	407,827	209,748	45,753

Total originations	$672,500	$283,451	$1,845,505	$1,600,325	$877,231	$584,202	$398,387

Fixed-rate originations	$307,800	$137,960	$878,749	$890,172	$518,382	$398,056	$191,981
Adjustable-rate originations	364,700	145,491	966,756	710,153	358,849	186,146	206,406

Total originations	$672,500	$283,451	$1,845,505	$1,600,325	$877,231	$584,202	$398,387

Weighted average middle credit score non-FHA(2)	712	703	715	—	—	—	—
Weighted average middle credit score all originations	705	703	703	719	716	713	714
Total mortgage sales ($000)	$426,768	$199,358	$1,435,340	$1,234,848	$633,223	$404,470	$170,574
Brokered originations ($000)	$109,379	$84,093	$410,052	$365,477	$244,008	$179,732	$209,345
Origination retained in investment portfolio	$136,393	$—	$—	$—	$—	$—	$—
Weighted average whole loan sales price over par	1.76%	2.13%	2.02%	1.75%	1.52%	1.37%	1.27%
Salaries, general and administrative expense as a percentage of total loans originated	1.99%	1.70%	1.68%	1.04%	1.10%	1.10%	1.27%
Yield on investment securities available for sale	3.89%	—	3.89%	—	—	—	—
Yield on loans held for investment	4.44%	—	4.09%	—	—	—	—
Cost of funds (including hedges)	2.86%	—	2.47%	—	—	—	—
Net interest spread	1.15%	—	1.43%	—	—	—	—
Number of locations at period end	63	24	66	15	13	7	3
Number of employees at period end	810	447	782	335	184	147	117
Dividends declared per common share	$0.25	—	$0.40	—	—	—	—

(1)	For the year ended December 31, 2003, represents subordinated notes due to members of our predecessor.

(2)	Beginning near the end of the first quarter of 2004, our volume of FHA loans increased; prior to that time the volume of FHA loan originations was immaterial. Generally, FHA loans have lower average balances and FICO scores. All FHA loans are currently and will be in the future sold or brokered to third parties.

RISK FACTORS
      You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our securities. Investing in our common stock involves a high degree of risk. Any of the following factors could harm our business and future results of operations and could result in a partial or complete loss of your investment.
Risks Related to Our Business

We may experience a decline in the market value of our assets.
      The market value of the interest-bearing assets that we have acquired and intend to continue to acquire, most notably mortgage-backed securities and originated or purchased residential mortgage loans and any related hedging instruments, may move inversely with changes in interest rates. We anticipate that increases in interest rates will tend to decrease our net income. A decline in the market value of our investments may limit our ability to borrow or result in lenders requiring additional collateral or initiating margin calls under our repurchase agreements. As a result, we could be required to sell some of our investments under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the amortized costs of such investments, we will incur losses. A default under our repurchase agreements could also result in the liquidation of the underlying investments used as collateral and result in a loss equal to the difference between the value of the collateral and the amount owed under our repurchase agreements.

A decrease in the demand for mortgage loans due to a period of rising interest rates may adversely affect our earnings, which could negatively affect the cash available for distribution to you.
      Rising interest rates generally reduce the demand for consumer credit, including mortgage loans. Interest rates have been at relatively low levels in recent years. The Mortgage Bankers Association of America has predicted that residential mortgage loan originations will decrease in 2005 and 2006 primarily due to an anticipated decrease in refinancings caused by rising interest rates. In a period of rising interest rates, we expect to originate and sell fewer loans. Accordingly, a period of rising interest rates would adversely affect our business, revenues and results of operations, which could adversely affect the amount of cash available for distribution to you.

Our success will partially depend on our ability to originate prime adjustable-rate and hybrid mortgage loans for our portfolio.
      We have built and intend to continue to build a portfolio of prime adjustable-rate and hybrid mortgage loans that will, over time, be comprised primarily of mortgage loans that we originate through NYMC. This source of mortgage loans is a key part of our strategy. During the quarter ended March 31, 2005, approximately 54.2% of our mortgage loan originations, as measured by principal balance, were adjustable-rate and hybrid loans, although a portion of these loans did not meet our investment criteria for retention in our portfolio.
      If NYMC is not able to originate prime adjustable-rate and hybrid mortgage loans that meet our investment criteria in the volume we expect, the time required for, and the cost associated with, building our portfolio may be greater than expected, which could have an adverse effect on our results of operations and our ability to make distributions to you.

Our success will depend on our ability to obtain financing to leverage our equity.
      If we are limited in our ability to leverage our assets, the returns on our portfolio may be harmed. A key element of our strategy is our use of leverage to increase the size of our portfolio in an attempt to enhance our returns. As of March 31, 2005, our leverage ratio, defined as total financing facilities less subordinated debentures outstanding divided by total stockholders’ equity plus subordinated debentures at March 31, 2005 was 12.1 times. Our repurchase agreements are not currently committed facilities, meaning that the counterparties to these agreements may at any time choose to restrict or eliminate our future access to the facilities and we have no other committed credit facilities through which we may leverage our equity. If we are unable to leverage our equity to the extent we currently anticipate, the returns on our portfolio could be diminished, which may limit or eliminate our ability to pay dividends to you.

We currently leverage our equity, which will exacerbate any losses we incur on our current and future investments and may reduce cash available for distribution to you.
      We currently leverage our equity through borrowings, generally through the use of repurchase agreements, bank credit facilities, securitizations, including the issuance of collateralized debt securities, which are obligations issued in multiple classes secured by an underlying portfolio of securities, and other borrowings. The amount of leverage we incur varies depending on our ability to obtain credit facilities and our lenders’ estimates of the value of our portfolio’s cash flow. The return on our investments and cash available for distribution to you may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets we hold in our portfolio. Further, the leverage on our equity may exacerbate any losses we incur.
      Our debt service payments will reduce the net income available for distributions to you. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We currently leverage through repurchase agreements. A decrease in the value of the assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls. We have a target overall leverage amount of 8 to 12 times our equity, but there is no established limitation, other than may be required by our financing arrangements, on our leverage ratio or on the aggregate amount of our borrowings.

The terms of our warehouse credit facilities and repurchase agreements restrict our ability to pay dividends in situations where we are not currently in compliance with certain financial and other covenants.
      The terms of our warehouse credit facilities and repurchase agreements contain a number of restrictive financial and other covenants that, among other things, require us to maintain a minimum ratio of total liabilities to tangible net worth, minimum levels of tangible net worth, liquidity and stockholders’ equity and maximum leverage ratios, as well as to comply with applicable regulatory and other requirements. These facilities and agreements may restrict our ability to pay any dividends to you if we are not in compliance with the covenants.

Our mortgage loans are concentrated in specific geographic regions and any adverse market or economic conditions in those regions may have a disproportionately adverse effect on the ability of our customers to make their loan payments.
      Our mortgage loan originations are currently concentrated in specific geographic regions. For example, for the quarter ended March 31, 2005, approximately 54.6% of the residential mortgage loans that we originated, as measured by principal balance, are with borrowers located in New York, New Jersey and Connecticut. In addition to the mortgage loans that we originated, we also invest in mortgage-backed securities and other residential mortgage loans that we did not originate. For the quarter ended March 31, 2005, approximately 30.5% of the residential mortgage loans in our portfolio, as measured by principal balance, were with borrowers in California. Adverse market or economic conditions in a particular region or state may disproportionately increase the risk that borrowers in that region or state are unable to make their mortgage payments. In addition, the market value of the real estate securing those mortgage loans could be adversely affected by adverse market and economic conditions in that region or state. Any sustained period of increased payment delinquencies, foreclosures or losses caused by adverse market or economic conditions in that geographic region or state could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Failure to succeed in new geographic markets may limit our growth and could adversely affect our profitability.
      As of March 31, 2005, NYMC operated a network of 31 full service branch loan origination locations and 32 satellite loan origination locations in 12 different states and the District of Columbia and was licensed or authorized to do business in 40 different states. However, for the quarter ended March 31, 2005 approximately 54.6% of NYMC’s residential mortgage loans, as measured by principal balance, were originated in just three states, New York, New Jersey and Connecticut. NYMC has historically, and we will continue to, concentrate on retail, referral-based, mortgage loans to borrowers with strong credit profiles. As part of our business plan, we intend to expand our loan origination network and business in geographic areas in which we may have little or no prior operating experience, in which our referral-based loan origination network may be insufficiently developed and in which it may be difficult to recruit experienced loan officers. Accordingly, we cannot assure you that we will be successful in expanding our loan origination network in these geographic areas, the failure of which could significantly limit our growth and cause us to incur costs greater than those incurred in other areas, which may adversely affect our profitability.

Interest rate fluctuations may cause losses.
      We believe our primary interest rate exposure relates to our mortgage loans, mortgage-backed securities and variable-rate debt, as well as the interest rate swaps and caps that we utilize for risk management purposes. Changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also can affect our ability to originate or acquire mortgage loans or mortgage-backed securities, the value of our assets and our ability to realize gains from the sale of such assets. In a period of rising interest rates, our interest expense could increase while the interest we earn on our assets would not change as rapidly. This would adversely affect our profitability.
      Our operating results depend in large part on differences between income received from our assets, net of credit losses, and our financing costs. We anticipate that in most cases, for any period during which our assets are not match-funded, the income from such assets will adjust more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. We anticipate that increases in interest rates will tend to decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.
      We believe the risks associated with our business are more acute during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing home to support the refinancing of their existing mortgage loans or the purchase of new homes at higher levels of borrowings. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

We have a limited operating history with respect to securitizing mortgage loans or managing a portfolio of mortgage securities, which limits your ability to evaluate a key component of our business strategy and our growth prospects and increases your investment risk.
      Historically, NYMC’s business has consisted of the origination and sale of mortgage loans of all types, with a particular focus on prime adjustable- and fixed-rate, first lien, residential purchase mortgage loans. Our strategy includes building a leveraged portfolio of residential mortgage loans comprised largely of prime adjustable-rate mortgage loans that we originate, including hybrid adjustable-rate loans that have an initial fixed-rate period, while continuing, generally, to sell the fixed-rate loans that we originate to third parties. In addition, we invest in mortgage-backed securities on a leveraged basis. Although certain members of our senior management team have past experience in mortgage banking and investing in and managing portfolios of residential mortgage loans and mortgage-backed securities, we have a limited history with respect to securitizing mortgage loans or managing a portfolio of mortgage securities, having completed just one securitization in February 2005 and having managed an investment portfolio of mortgages and mortgage securities commencing only after the completion of our IPO in June 2004. Our ability to complete securitizations in the future on favorable terms will depend upon a number of factors, including the experience and ability of our management team, conditions in the securities markets generally, conditions in the mortgage-backed securities market specifically, the performance of our portfolio of securitized loans and our ability to obtain leverage. In addition, poor performance of any pool of loans we do securitize could increase the expense of any subsequent securitization we bring to market. Accordingly, a decline in the securitization market or a change in the market’s demand for our securities could have a material adverse effect on our results of operations, financial condition and business prospects. If we are unable to securitize efficiently the adjustable-rate and hybrid mortgage loans that we originate and that we may invest in from time to time, then our revenues for the duration of our investment in those loans would decline, which would lower our earnings for the time the loans remain in our portfolio. We cannot assure you that we will be able to complete loan securitizations in the future on favorable terms, or at all.

Loan prepayment rates may increase, adversely affecting yields on our planned investments.
      The value of the assets we have acquired and intend to continue to acquire may be affected by prepayment rates on mortgage loans. Prepayment rates on mortgage loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage loan interest rates, prepayments on mortgage loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets with lower yields than the yields on the assets that were prepaid. In addition, the market value of any mortgage assets may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on mortgage loans generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of acquisition of certain investments.

The mortgage loans we typically invest in and the mortgage loans underlying the mortgage-backed securities we typically invest in are subject to risks of delinquency, foreclosure and loss, which could result in losses to us.
      Residential mortgage loans are secured by residential properties and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by residential property typically is dependent primarily upon the income or assets of the borrower. In addition, the ability of the borrower to repay its mortgage loan may be affected by, among other things: property location and condition, competition and demand for comparable properties, changes in zoning laws for the property or its surrounding area, environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions, declines in regional or local real estate values, increases in interest rates, real estate tax rates, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.
      In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral that we can realize upon foreclosure and sale and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and could limit the amount we have available for distribution to you. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that can have a substantial negative effect on our originally anticipated return on the foreclosed mortgage loan. Residential mortgage-backed securities evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the mortgage-backed securities we typically invest in are subject to all of the risks of the underlying mortgage loans.

We commenced operations as a newly public company in June 2004 and have a limited operating history.
      NYMC, our mortgage banking subsidiary, has a substantial operating history, but we were not formed until September 2003 and had no operations prior to closing our IPO on June 29, 2004. As a result, we have a limited history managing a portfolio of mortgage loans or mortgage-backed securities for you to determine the likelihood of our achieving our investment objectives. Our operating results depend on many factors, including:

•	the availability of opportunities for the acquisition of assets;

•	our ability to originate prime adjustable-rate and hybrid mortgage loans for our portfolio;

•	the level and volatility of interest rates;

•	readily accessible short- and long-term funding;

•	conditions in the financial markets; and

•	general economic conditions.
Our failure to invest the net proceeds of this offering in loans and securities meeting our investment criteria could diminish our returns and have an adverse effect on our ability to make distributions to you.

We rely on key personnel with long-standing business relationships, the loss of any of whom could impair our ability to successfully operate.
      Our future success depends, to a significant extent, on the continued services of Steven B. Schnall, our chairman of the board and co-chief executive officer, David A. Akre, our co-chief executive officer, Raymond A. Redlingshafer, Jr., our president and chief investment officer and other key members of our senior management team. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective mortgage loan origination channels are critically important to the success of our business. Although we have employment agreements with Mr. Schnall and other key executives, these executives may not remain employed with us. We do not maintain key person life insurance on any of our officers. The loss of services of one or more members of our senior management team could harm our business and our prospects.

Our directors have approved broad investment guidelines for us and do not approve each investment we make.
      Our board of directors has given us substantial discretion to invest in accordance with our broad investment guidelines. Our board of directors periodically reviews our investment guidelines and our portfolio. However, our board of directors does not review each proposed investment. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by our executive officers. Furthermore, transactions entered into by us may be difficult or impossible to unwind by the time they are reviewed by our directors. We have substantial discretion within our broad investment guidelines in determining the types of assets we may decide are proper investments for us.

We may change our investment strategy without your consent, which may result in our investing in riskier investments than our currently planned investments.
      We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to, among other things, credit risk, interest rate risk and real estate market fluctuations.

Our hedging transactions may limit our gains or result in losses.
      We typically use derivatives, primarily interest rate swaps and caps, to hedge our liabilities and this has certain risks, including the risk that losses on a hedging transaction will reduce the amount of cash available for distribution to you and that such losses may exceed the amount invested in such instruments. Our board of directors has adopted a general policy with respect to the use of derivatives, which generally allows us to use derivatives when we deem appropriate for risk management purposes, but does not set forth specific guidelines. To the extent consistent with maintaining our status as a REIT, we may use derivatives, including interest rate swaps and caps, options, term repurchase contracts, forward contracts and futures contracts, in our risk management strategy to limit the effects of changes in interest rates on our operations. However, a hedge may not be effective in eliminating the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives in a hedging transaction.

We may be required to repurchase mortgage loans that we have sold or to indemnify holders of our mortgage-backed securities.
      If any of the mortgage loans that we originate and sell, or that we pledge to secure mortgage-backed securities that we issue in our securitizations, do not comply with the representations and warranties that we make about the characteristics of the loans, the borrowers and the properties securing the loans, we may be required to repurchase those loans in the case of the loans that we have sold, or replace them with substitute loans or cash in the case of securitized loans. If this occurs, we may have to bear any associated losses directly. In addition, in the case of loans that we have sold, we may be required to indemnify the purchasers of such loans for losses or expenses incurred as a result of a breach of a representation or warranty made by us. Repurchased loans typically require an allocation of working capital to carry on our books, and our ability to borrow against such assets is limited, which could limit the amount by which we can leverage our equity. Any significant repurchases or indemnification payments could significantly harm our cash flow and results of operations and limit our ability to make distributions to you.

We may be subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers, other vendors and our employees.
      When we originate mortgage loans, we rely upon information supplied by borrowers and other third parties, including information contained in the applicant’s loan application, property appraisal reports, title information and employment and income documentation. If any of this information is misrepresented or falsified and if we do not discover it prior to funding a loan, the actual value of such loan may be significantly lower than anticipated. As a practical matter, we generally bear the risk of loss associated with a misrepresentation whether it is made by the loan applicant, the mortgage broker, another third party or one of our employees. A loan subject to a material misrepresentation is typically unsaleable or is subject to repurchase or substitution if it is sold or securitized prior to detection of the misrepresentation. Although we may have rights against persons and entities who made or knew about the misrepresentation, those persons and entities may be difficult to locate, and it is often difficult to collect any monetary losses from them that we may have suffered.
      In addition, for the quarter ended March 31, 2005, with respect to approximately 37.4% of the mortgage loans we originated, as measured by principal balance, we received less than full documentation of the borrower’s income and/or assets. In those cases, we base our credit decision on the borrower’s credit score and credit history, the value of the property securing the loan and the effect of the loan on the borrower’s debt service requirements. We believe that there is a higher risk of default on loans where there is less than full documentation of the borrower’s income and/or assets.

Our past operating results have occurred during a period of rapid growth for the residential mortgage industry and may not be indicative of our future operating results.
      Our growth rate has benefited from low interest rates, a long period of economic growth and strategic acquisitions of mortgage origination platforms. NYMC’s loan originations grew by more than 401.7% between the years of 2000 and 2003. Furthermore, despite the overall 30.4% decline in mortgage originations from 2003 to 2004 as forecast by the April 14, 2005 Mortgage Finance Forecast of the MBAA, our origination volume increased 15.3% during this period, much of which was due to growth through acquisitions that we completed during the period. Indeed, the MBAA projects that overall loan originations will decline in 2005 compared to 2004 and will decline further in 2006. These projected declines in overall volume of closed loan originations are likely to have a negative effect on our loan origination volume and net income. Accordingly, our historical performance may not be indicative of future results, and our results of operations may be materially adversely affected as interest rates rise. In addition, NYMC’s recent and rapid growth may distort some of its ratios and financial statistics and our change in business strategy to include the development of a portfolio of mortgage loans and mortgage-backed securities makes period-to-period comparisons difficult. In light of this growth and change in business strategy, our historical performance and operating and origination data may be of little relevance in predicting our future performance.

If we do not manage our growth effectively, our financial performance could be harmed.
      In recent years, we have experienced rapid growth which has placed pressure on our management, administrative, operational and financial infrastructure. If we continue to experience similar rapid growth, we may experience those same pressures. As of March 31, 2005, NYMC had grown to employ approximately 810 people, many of whom have limited experience with us and a limited understanding of our systems and controls. An increase in the size of our operations may make it more difficult for us to ensure that we originate quality loans. We will need to attract and hire additional loan officers and management personnel in a competitive hiring environment to expand our business and, at the same time, continue to upgrade and expand our financial, operational and managerial systems and controls. We cannot assure you that we will be able to meet our capital needs, expand our systems effectively, allocate our human resources optimally nor identify and hire qualified employees. The failure to manage our growth effectively may significantly harm our business, financial condition, liquidity and profitability.

We face intense competition that could adversely affect our market share and our revenues.
      We face intense competition from finance and mortgage banking companies, other mortgage REITs, Internet-based lending companies where entry barriers are relatively low, and, to a growing extent, from traditional bank and thrift lenders that have increased their participation in the mortgage industry. As we seek to expand our loan origination business further and expand our business strategy to build a portfolio of mortgage loans and mortgage-backed securities, we will face a significant number of additional competitors, many of whom will be well established in the markets we seek to penetrate. Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do.
      We believe that the majority of our competition comes from the mortgage industry. In addition to mortgage banking companies, Internet-based lending companies, traditional banks and thrift lenders, the government sponsored entities Fannie Mae and Freddie Mac are also expanding their participation in the mortgage industry. While the government sponsored entities presently do not have the legal authority to originate mortgage loans, they do have the authority to buy loans. If as a result of their purchasing practices, these government sponsored entities experience significantly higher-than-expected losses, the experience could adversely affect overall investor perception of the mortgage industry.

      Competition in the industry can take many forms, including lower interest rates and fees, less stringent underwriting standards, convenience in obtaining a loan, customer service, amount and term of a loan and marketing and distribution channels. The need to maintain mortgage loan volume in this competitive environment creates a risk of price and quality competition in the mortgage industry. Price competition could cause us to lower the interest rates that we charge borrowers, which could lower the value of our loans we sell or retain in our portfolio. If our competitors adopt less stringent underwriting standards, we will be pressured to do so as well. If we do not relax underwriting standards in response to our competitors, we may lose market share. If we relax our underwriting standards in response to price competition, we may be exposed to higher credit risk without receiving higher pricing to compensate for the higher risk. Any increase in these pricing and underwriting pressures could reduce the volume of our loan originations and sales and significantly harm our business, financial condition, liquidity and results of operations.

Our business may suffer from risks related to potential future acquisitions.
      We intend to selectively pursue strategic acquisitions in the mortgage banking business as part of our business strategy to grow our business. We may overvalue the business or assets we are seeking to acquire and, as a result, we may pay a purchase price that exceeds the fair value of the acquired business or assets. In addition, even if we pay a fair price for any acquired business, we may not be able to integrate the acquired business with our own efficiently. Finally, we may incur unforeseen liabilities in connection with any acquisition we undertake. Any of the foregoing risks could have a material adverse effect on our financial condition or results of operations and our ability to make distributions to you.
      With respect to our business strategy to grow in part through strategic acquisitions of other mortgage banking businesses or related assets, we may not be able to identify suitable acquisitions at acceptable prices or have access to sufficient capital to take advantage of desirable acquisitions. If we cannot identify suitable acquisitions or if we cannot access sufficient capital to take advantage of such acquisitions, we may have to curtail our business strategy to grow in part through strategic acquisitions, which could limit our ability to achieve a competitive strategic position and materially impact our long-term success.

The success and growth of our mortgage loan origination business will depend upon our ability to adapt to and implement technological changes.
      Our mortgage loan origination business is dependent upon our ability to interface effectively with our borrowers and other third parties and to process loan applications efficiently. The origination process is becoming more dependent upon technological advancement, such as the ability to process applications over the Internet, interface with borrowers and other third parties through electronic means and underwrite loan applications using specialized software. Implementing new technology and maintaining the efficiency of the current technology used in our operations may require significant capital expenditures. As these requirements increase in the future, we will have to develop these technological capabilities fully to remain competitive or our business will be significantly harmed.

An interruption in service or breach in security of our information systems could impair our ability to originate loans on a timely basis and may result in lost business.
      We rely heavily upon communications and information systems to conduct our business. Any failure or interruption in service or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received and processed and reduced efficiency in loan servicing. We cannot assure you that no material failures or interruptions will occur or, if they do occur, that we or the third parties on whom we rely will adequately address them. The occurrence of any failures or interruptions could significantly harm our business.

Our operations are subject to a body of complex laws and regulations at the federal, state and local levels.
      We must comply with the laws, rules and regulations, as well as judicial and administrative decisions, of all jurisdictions in which we originate mortgage loans, as well as an extensive body of federal laws, rules and regulations. The volume of new or modified laws, rules and regulations applicable to our business has increased in recent years and individual municipalities have also begun to enact laws, rules and regulations that restrict or otherwise affect loan origination activities, and in some cases loan servicing activities. The laws, rules and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. It may be more difficult to identify comprehensively, to interpret accurately, to program properly our information systems and to effectively train our personnel with respect to all of these laws, rules and regulations, thereby potentially increasing the risks of non-compliance with these laws, rules and regulations.
      Our failure to comply with these laws, rules and regulations can lead to:

•	civil and criminal liability, including potential monetary penalties;

•	loss of state licenses or permits required for continued lending and servicing operations;

•	legal defenses causing delay or otherwise adversely affecting our ability to enforce loans, or giving the borrower the right to rescind or cancel the loan transaction;

•	demands for indemnification or loan repurchases from purchasers of our loans;

•	class action lawsuits; and

•	administrative enforcement actions.
      Some states in which we operate may impose regulatory requirements on our officers and directors and parties holding 10%, and in some cases 5%, of our outstanding shares of common stock. If any officer, director or person holding 10%, and in some cases 5%, or more of our outstanding shares of common stock fails to meet or refuses to comply with a state’s applicable regulatory requirements for mortgage lending, we could lose our authority to conduct business in that state. The loss of our authority to conduct business in a state, for this or any other reason, could have a material adverse effect on our business, financial condition, liquidity and results of operations.

New legislation may restrict our ability to make mortgage loans, negatively impacting our revenues.
      In recent years, federal and several state and local laws, rules and regulations have been adopted, or are under consideration, that are intended to eliminate certain lending practices, often referred to as “predatory” lending practices, that are considered to be abusive. Many of these laws, rules and regulations restrict commonly accepted lending activities and would impose additional costly and burdensome compliance requirements on us. These laws, rules and regulations impose certain restrictions on loans on which certain points and fees or the annual percentage rate, or APR, meets or exceeds specified thresholds. Some of these restrictions expose a lender to risks of litigation and regulatory sanction regardless of how carefully a loan is underwritten. In addition, an increasing number of these laws, rules and regulations seek to impose liability for violations on the purchasers of mortgage loans, regardless of whether a purchaser knew of or participated in the violation. Accordingly, the third parties that buy our loans or provide financing for our loan originations may not want, and are not contractually required, to buy or finance loans that do not comply with these laws, rules and regulations.
      The continued enactment of these laws, rules and regulations may prevent us from making certain loans and may cause us to reduce the APR or the points and fees we charge on the mortgage loans that we originate. In addition, the difficulty of managing the compliance risks presented by these laws, rules and regulations may decrease the availability of warehouse financing and the overall demand for the purchase of our originated loans. These laws, rules and regulations have increased, and may continue to increase, our cost of doing business as we have been required, and may continue to be required, to develop systems and procedures to ensure that we do not violate any aspect of these new requirements.
      In addition, many of these state laws, rules and regulations are not applicable to the mortgage loan operations of national banks or other financial institutions chartered by the federal government. Therefore, the mortgage loan operations of these institutions are at a competitive advantage to us since they do not have to comply with many of these laws.
      Our goal is to avoid originating loans that meet or exceed the APR or “points and fees” threshold of these laws, rules and regulations except in the relatively small number of states in which the laws, rules and regulations relating to APR and “points and fees” thresholds allow, in our judgment, these loans to be made within our strict legal compliance standards and without undue risk relative to litigation or to the enforcement of the loan according to its terms. If we elect to relax our self-imposed restrictions on originating loans subject to these laws, rules and regulations, we will be subject to greater risks for actual or perceived non-compliance with the laws, rules and regulations, including demands for indemnification or loan repurchases from the parties to whom we broker or sell loans, class action lawsuits, increased defenses to foreclosure of individual loans in default, individual claims for significant monetary damages and administrative enforcement actions. Any of the foregoing could significantly harm our business, cash flow, financial condition, liquidity and results of operations.

Compliance with the Sarbanes-Oxley Act of 2002 and proposed and recently enacted changes in securities laws and regulations are likely to increase our costs.
      The Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. These rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

We are exposed to environmental liabilities with respect to properties to which we take title.
      In the course of our business, we may foreclose and take title to residential properties securing our mortgage loans, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
Risks Related to this Offering

Our common stock trades in a limited market which could hinder your ability to sell our stock.
      Our equity market capitalization places us at the low end of market capitalization among all public REITs. Our common stock has limited trading volume, and many investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. This illiquidity could have an adverse effect on the market price of our common stock. In addition, a stockholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. A substantial sale, or series of sales, of our common stock could have a material adverse effect on the market price of our common stock.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.
      Subsequent to this offering, the market price of our common stock may become highly volatile and subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to sell your common stock at or above the public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the public offering price. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated changes in our future financial performance;

•	changes in financial estimates by securities analysts;

•	changes in market interest rates;

•	competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships or capital commitments;

•	the operations and stock performance of our competitors;

•	developments in the mortgage lending industry or the financial services sector generally;

•	the impact of new state or federal legislation or court decisions restricting the activities of lenders or suppliers of credit in our market;

•	fluctuations in our quarterly operating results;

•	additions or departures of senior management and key personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.
      If the market price of our common stock declines, you may be unable to sell your common stock at or above the public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the public offering price, in the future. In addition, the stock market in general can experience considerable price and volume fluctuations.

We have not established a minimum dividend payment level and we may not have the ability to pay dividends to you in the future.
      We have paid quarterly dividends for each of the full fiscal quarters following the quarter in which we went public and intend to continue to pay dividends to our stockholders of all or substantially all of our REIT taxable income in each year. We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. In addition, some of our distributions may include a return of capital. All dividends will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. We cannot predict our ability to pay dividends to you in the future.

Future sales of shares of our common stock, including sales by our insiders, may depress the price of our common stock.
      Any sales of a substantial number of shares of our common stock, or the perception that those sales might occur, may cause the market price of our common stock to decline. We are unable to predict whether significant numbers of shares will be sold in the open market in anticipation of or following a sale by our insiders.

Our board of directors may authorize the issuance of additional shares of our stock that may cause dilution.
      Our charter authorizes our board of directors, without your approval, to:

•	authorize the issuance of additional common or preferred stock in connection with future equity offerings, acquisitions of securities or other assets of companies; and

•	classify or reclassify any unissued common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares, including the issuance of shares of preferred stock that have preference rights over the common stock with respect to dividends, liquidation, voting and other matters or shares of common stock having special voting rights.
      The issuance of additional shares of our stock could be substantially dilutive to your shares. Additionally, as permitted by the Maryland General Corporation Law, our charter contains a provision permitting our board of directors, without any action by our stockholders, to amend our charter to increase the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Future offerings of debt securities, which would be senior to our common stock in liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.
      In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, preferred stock or common stock. If we were to liquidate, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets before the holders of our common stock. Additional equity offerings by us may dilute your interest in us or reduce the value of your shares of common stock, or both. Our preferred stock, if issued, could have a preference on distribution payments that could limit our ability to make a distribution to you. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares of common stock and diluting your interest in us.

If you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution.
      We expect the offering price of our common stock to be higher than the book value per share of our common stock immediately following the offering. Accordingly, if you purchase common stock in this offering, you will experience immediate dilution of approximately $          in net tangible book value per share following this offering. This means that investors who purchase shares of our common stock in this offering will likely pay a price per share that exceeds our net book value following this offering.
      Moreover, to the extent that we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised, you may experience further dilution.
Tax Risks Related to Our Business and Structure

Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.
      We intend to qualify and elect to be taxed as a REIT for federal income tax purposes. Our future qualification as a REIT will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. See “Federal Income Tax Consequences of Our Status as a REIT — Taxation of Our Company.”
      If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, if we do not qualify for certain statutory relief provisions we generally would be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Failing to obtain, or losing, our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability, and we would no longer be required to make distributions to stockholders. Additionally, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

REIT distribution requirements could adversely affect our liquidity.
      In order to qualify as a REIT, we generally are required each year to distribute to our stockholders at least 90% of our REIT taxable income, excluding any net capital gain. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary REIT income for that year, (ii) 95% of our REIT capital gain net income for that year, and (iii) 100% of our undistributed REIT taxable income from prior years.
      We have made and intend to continue to make distributions to our stockholders to comply with the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short-term basis to meet the 90% distribution requirement and to avoid corporate income tax and the nondeductible excise tax.
      Certain of our assets may generate substantial mismatches between REIT taxable income and available cash. Such assets could include mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable income in advance of the receipt of cash. As a result, our taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

•	sell assets in adverse market conditions,

•	borrow on unfavorable terms or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.
      Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments, initially, by raising capital in this offering and, subsequently, through borrowings from financial institutions, along with securitization financings. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Changes in taxation of corporate dividends may adversely affect the value of our common stock.
      The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was signed into law on May 28, 2003, among other things, generally reduced to 15% the maximum marginal rate of tax payable by domestic noncorporate taxpayers on dividends received from a regular subchapter C corporation. This reduced tax rate, however, generally does not apply to dividends paid to domestic noncorporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders generally are subject to less total federal income taxation than earnings of a non-REIT subchapter C corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic noncorporate investors to view the stock of non-REIT subchapter C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because dividends from non-REIT subchapter C corporations generally are now taxed at a lower rate to the investor while dividends from REITs generally are taxed at the same rate as the investor’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular, either in terms of absolute price or relative to other investments.
Risks Related to Our Company, Structure and Change in Control Provisions

Maintenance of our Investment Company Act exemption imposes limits on our operations.
      We have conducted and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. We believe that there are a number of exemptions under the Investment Company Act that are applicable to us. To maintain exemption, the assets that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on our operations and the market price for our common stock.

The stock ownership limit imposed by our charter may inhibit market activity in our stock and may restrict our business combination opportunities.
      In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the issued and outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. Attribution rules in the Internal Revenue Code apply to determine if any individual or entity actually or constructively owns our stock for purposes of this requirement. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of each taxable year. To help ensure that we meet these tests, our charter restricts the acquisition and ownership of shares of our stock. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and provides that, unless exempted by our board of directors, no person other than Mr. Schnall may own more than 9.4% in value of the outstanding shares of our capital stock. Our charter provides that Mr. Schnall may own up to 12.0% of our outstanding common stock. Our board of directors may grant an exemption from that ownership limit in its sole discretion, subject to such conditions, representations and undertakings as it may determine. This ownership limit could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Our executive officers have agreements that provide them with benefits in the event their employment is terminated following a change in control.
      We have entered into agreements with the members of our senior management team, Messrs. Schnall, Akre, Redlingshafer, Fierro, Wirth and Mumma, that provide them with severance benefits if their employment ends under specified circumstances following a change in control. These benefits could increase the cost to a potential acquirer of us and thereby prevent or discourage a change in control that might involve a premium price for your shares or otherwise be in your best interest.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control which could have an adverse effect on the value of our common stock.
      Certain provisions of Maryland law, our charter and our bylaws may have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control. These provisions include the following:

Removal of Directors. Under our charter, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed with or without cause only by the affirmative vote of the holders of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.

Classified Board of Directors. Although currently all members of our board of directors will be subject to election or re-election at each annual meeting of stockholders, Maryland law permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to divide the members of our board of directors into up to three classes with only one class standing for election in any year.

Board Vacancies. We have elected to be subject to certain provisions of Maryland law that vest in the board of directors the exclusive right, by the affirmative vote of the majority of the remaining directors, to fill vacancies on the board resulting from any reason, even if the remaining directors do not constitute a quorum. A vacancy must be filled for the remainder of the term in which the vacancy occurred.

Limitation on Stockholder-Requested Special Meetings. Our bylaws provide that our secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

Advance Notice Provisions for Stockholder Nominations and Proposals. Generally, our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, meetings of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

Preferred Stock. Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without the approval of our stockholders.

Maryland Business Combination Act. The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuance of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding voting stock of a Maryland corporation. Our board of directors has adopted a resolution exempting us from application of this statute. However, our board of directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between us and other persons.

Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. Shares owned by an acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means an acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then subject to certain conditions and limitations, the corporation may redeem any or all of the control shares for fair value. If voting rights of control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting any and all acquisitions by any person of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition would be subject to the Maryland Control Share Acquisition Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Some of the statements under “Summary,” “Risk Factors,” “Dividend Policy and Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Company” and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.
      The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the following risks before you make an investment in our common stock:

•	the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Company”;

•	general volatility of the capital markets and the market price of our common stock;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel; and

•	changes in our industry, interest rates or the general economy.
      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.
MARKET DATA
      Market data and forecasts used in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering will be approximately $53.9 million, based on the public offering price of $          per share, and after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase up to an additional 900,000 shares of our common stock in this offering, our net proceeds will be approximately $62.0 million. We intend to use the net proceeds of this offering to invest, on a leveraged basis, in AAA-rated or Fannie Mae or Freddie Mac guaranteed residential mortgage-backed securities for our investment portfolio.
      We may need a significant amount of time to fully invest the available net proceeds of this offering in our intended investments and to fully implement our leveraging strategy to increase the total amount of our investments to our desired level. In the meantime, funds will be committed to interest-bearing short-term investment grade securities which are consistent with our REIT qualification. We will not leverage our temporary investment in these securities. These investments are expected to provide a lower net return than we hope to achieve from our intended use of the proceeds of this offering.
DISTRIBUTIONS AND PRICE RANGE OF OUR SHARES OF COMMON STOCK
      Our common stock trades on the New York Stock Exchange under the symbol “NTR.” As of April 15, 2005, there were 17,797,375 shares of our common stock outstanding held by 2,943 stockholders of record. We declared a dividend of $0.25 per share for the quarter ended June 30, 2005, payable on July 26, 2005 to stockholders of record as of June 14, 2005. The following table sets forth the high and low sale prices of our common stock as reported by the New York Stock Exchange and the distributions declared on our common stock for the periods indicated.

	Common Stock Prices			Cash Dividends

						Paid or		Amount
	High	Low	Close	Declared		Payable		per Share

Quarter Ended March 31, 2005	$11.30	$9.90	$10.22	3/10/05		4/26/05		$0.25
Year Ended December 31, 2004
Fourth quarter	$11.34	$8.90	$11.20	12/16/04		1/26/05		$0.24
Third quarter	9.90	8.55	9.35	9/16/04		10/26/04		$0.16
Second quarter	9.15	8.69	8.86	—	(1)	—	(1)	—	(1)

(1)	We closed our IPO on June 29, 2004. As a result, no dividend for the two days of the quarter ended June 30, 2004 was declared or paid.
      We intend to make regular quarterly distributions to our stockholders so that we distribute each year all or substantially all of our REIT taxable income so as to avoid paying corporate level income tax and excise tax on our earnings and to qualify for the tax benefits accorded to REITs under the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income each year. To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of:

•	85% of our ordinary REIT income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed REIT taxable income from prior years.

Our REIT taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

•	sell assets in adverse market conditions;

•	borrow on unfavorable terms; or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with the REIT distribution requirements.
      Any distributions we make will be at the discretion of our board of directors and will depend upon a number of factors, including:

•	our results of operations;

•	the timing of interest and principal we receive from our loans and securities;

•	our obligation to pay debt service on our borrowings;

•	the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and

•	other factors that our board of directors deems relevant.
      We may, under certain circumstances, make a distribution of capital or of assets. These distributions, if any, will be made at the discretion of our board of directors. Distributions will be made in cash to the extent that cash is available for distribution.
      Our distributions generally are taxable as ordinary income to our stockholders, although a portion of our distributions may be designated by us as long-term capital gain or may constitute a return of capital. Distributions to our stockholders are treated as dividends to the extent that we have current or accumulated earnings and profits. We furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by us, see “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Distribution Requirements.”
      Our ability to pay dividends to you will depend primarily on our receipt of interest and principal payments from our loans and mortgage-backed securities and any distributions we receive from NYMC. As a taxable REIT subsidiary, NYMC will be subject to regular corporate income tax on the taxable income that it generates. We may cause NYMC to retain after-tax earnings or distribute all or a portion of its after-tax earnings to us to the extent allowable under the REIT provisions of the Internal Revenue Code. If NYMC distributes any of its after-tax earnings to us, we will include that distributed amount in the dividends we pay to our stockholders and, for domestic non-corporate taxpayers, that portion of our dividends, unlike distributions of our REIT taxable income, generally will be eligible to be taxed at the current 15% maximum marginal rate for corporate dividends. See “Federal Income Tax Consequences of Our Status as a REIT — Taxation of Taxable U.S. Stockholders.” All distributions must be authorized by our board of directors and declared by us out of assets legally available therefor.
      If we are unable to successfully execute our business plan, we may not have cash available to pay dividends.
      In the future, our board of directors may elect to adopt a dividend reinvestment plan.

CAPITALIZATION
      The following table sets forth:

•	our actual capitalization as of March 31, 2005; and

•	our capitalization as of March 31, 2005, as adjusted to reflect completion of this offering and application of the net proceeds as described under “Use of Proceeds.”
      This table should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 30 and the financial statements and related notes included elsewhere in this prospectus.

	March 31, 2005

	Actual	As Adjusted

Debt:
Financing arrangements and subordinated debentures	$1,720,305,999		$1,720,305,999
Stockholders’ equity:
Common stock, $0.01 par value per share, 400,000,000 shares authorized, and 18,114,445 shares issued and 17,797,375 outstanding at March 31, 2005, actual and 23,797,375 shares outstanding, as adjusted(1)	180,621
Preferred stock, $0.01 par value per share, 200,000,000 shares authorized, and no shares issued and outstanding actual and as adjusted
Additional paid-in capital	115,485,603
Accumulated other comprehensive loss	(1,008,045)		(1,008,045)

Total stockholders’ equity	114,658,179

Total capitalization	$1,834,964,178	$

(1)	Excludes (i) 176,500 shares currently reserved for issuance upon exercise of outstanding options to purchase shares of our common stock and (ii) 900,000 shares of common stock issuable upon exercise of the underwriters’ over-allotment option.

DILUTION
Dilution After This Offering
      Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of common stock immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock.
      Our net tangible book value as of March 31, 2005, was $114.7 million, or $6.33 per share of common stock. Our pro forma net tangible book value as of March 31, 2005, after giving effect to this offering, would have been approximately $           million, or $           per share of common stock. This amount represents an immediate dilution in pro forma net tangible book value of $           per share of common stock to new investors. The following table illustrates this dilution.

Public offering price	$
Net tangible book value per share as of March 31, 2005	$
Pro forma net tangible book value per share after this offering	$
Dilution per share to new investors	$

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

	Three Months Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

			(Dollars in thousands, except per share amounts)
Operating Data:
Revenues:
Gains on sales of mortgage loans	$4,321	$3,506	$20,835	$23,031	$9,858	$6,429	$3,336
Interest income	17,116	1,261	27,298	7,610	2,986	1,570	625
Brokered loan fees	2,000	2,183	6,895	6,682	5,241	3,749	4,317
Gain on sale of marketable securities	377	—	774	—	—	—	—
Miscellaneous	114	16	227	45	15	48	20

Total revenue	23,928	6,966	56,029	37,368	18,100	11,796	8,298

Salaries, commissions, and benefits	7,143	2,719	17,118	9,247	5,788	3,644	2,891
Interest expense	11,690	609	16,013	3,266	1,673	1,289	476
Brokered loan expenses	1,519	1,284	5,276	3,734	2,992	2,174	2,235
General and administrative expenses	6,304	2,236	13,935	7,395	3,897	2,808	2,169

Total expenses	26,656	6,848	52,342	23,642	14,350	9,915	7,771

Income (loss) before income tax benefit	(2,728)	118	3,687	13,726	3,750	1,881	527
Income tax benefit	2,690	—	1,260	—	—	—	—

Net income (loss)	$(38)	$118	$4,947	$13,726	$3,750	$1,881	$527

Basic income per share	$0.00	—	$0.28	—	—	—	—
Diluted income per share	0.00	—	$0.27	—	—	—	—
Balance Sheet Data:
Cash and cash equivalents	$7,322	$4,523	$7,613	$4,047	$2,746	$1,549	$52
Investment securities available for sale	1,112,990	—	1,204,745	—	—	—	—
Mortgage loans held for investment	68,463	—	190,153	—	—	—	—
Mortgage loans held in the securitization trust	417,383	—	—	—	—	—	—
Mortgage loans held for sale	99,554	47,734	85,385	36,169	34,039	9,894	3,784
Due from loan purchasers	91,340	93,851	79,904	58,862	40,621	20,707	—
Total assets	1,856,385	158,123	1,614,762	110,081	83,004	34,561	12,592
Financing arrangements	1,695,306	136,134	1,475,012	90,425	73,016	29,705	10,050
Subordinated debentures — notes	25,000	—	—	14,707	—	—	—
Total liabilities	1,741,727	157,713	1,495,280	110,555	76,504	30,891	10,538
Equity (deficit)	114,658	410	119,482	(474)	6,500	3,670	2,054
Other Data:
Purchase originations	$380,900	$169,305	$1,089,499	$803,446	$469,404	$374,454	$352,634
Refinancing originations	291,600	114,146	756,006	796,879	407,827	209,748	45,753

Total originations	$672,500	$283,451	$1,845,505	$1,600,325	$877,231	$584,202	$398,387

Fixed-rate originations	$307,800	$137,960	$878,749	$890,172	$518,382	$398,056	$191,981
Adjustable-rate originations	364,700	145,491	966,756	710,153	358,849	186,146	206,406

Total originations	$672,500	$283,451	$1,845,505	$1,600,325	$877,231	$584,202	$398,387

Weighted average middle credit score non- FHA(2)	712	703	715	—	—	—	—
Weighted average middle credit score all originations	705	703	703	719	716	713	714
Total mortgage sales ($000)	$426,768	$199,358	$1,435,340	$1,234,848	$633,223	$404,470	$170,574
Brokered originations ($000)	$109,379	$84,093	$410,052	$365,477	$244,008	$179,732	$209,345
Origination retained in investment portfolio	$136,393	$—	$—	$—	$—	$—	$—
Weighted average whole loan sales price over par	1.76%	2.13%	2.02%	1.75%	1.52%	1.37%	1.27%
Salaries, general and administrative expense as a percentage of total loans originated	1.99%	1.70%	1.68%	1.04%	1.10%	1.10%	1.27%
Yield on investment securities available for sale	3.89%	—	3.89%	—	—	—	—
Yield on loans held for investment	4.44%	—	4.09%	—	—	—	—
Cost of funds (including hedges)	2.86%	—	2.47%	—	—	—	—
Net interest spread	1.15%	—	1.43%	—	—	—	—
Number of locations at period end	63	24	66	15	13	7	3
Number of employees at period end	810	447	782	335	184	147	117
Dividends declared per common share	$0.25	—	$0.40	—	—	—	—

(1)	For the year ended December 31, 2003, represents subordinated notes due to members of our predecessor.

(2)	Beginning near the end of the first quarter of 2004, our volume of FHA loans increased; prior to such time the volume of FHA loan originations was immaterial. Generally, FHA loans have lower average balances and FICO scores. All FHA loans are currently and will be in the future sold or brokered to third parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.
General
      We are a fully integrated, self-advised residential mortgage banking company that originates, acquires and retains, sells and securitizes mortgage assets. We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2004, upon filing our federal income tax return for that year. Our wholly-owned taxable REIT subsidiary, The New York Mortgage Company, LLC, or NYMC, originates mortgage loans of all types, with a particular focus on prime adjustable- and fixed-rate, first lien, residential purchase mortgage loans. Prior to the simultaneous completion of our acquisition of NYMC and our initial public offering, or IPO, NYMC sold all of the loans it originated to third parties, and brokered loans to other mortgage lenders prior to funding. NYMC, which originates residential mortgage loans through a network of 31 full service branch loan origination locations and 32 satellite loan origination locations, is presently licensed or authorized to do business in 40 states and the District of Columbia. On June 29, 2004, we closed our IPO, selling 15 million shares of our common stock at a price to the public of $9.00 per share and raising net proceeds of approximately $122.0 million after deducting the underwriters’ discount and other offering expenses.
      Since the completion of our IPO and acquisition of NYMC, our primary business focus has been to build a leveraged portfolio of residential mortgage loans comprised largely of prime adjustable-rate mortgage loans that we originate and that meet our investment objectives and portfolio requirements, including adjustable-rate loans that have an initial fixed-rate period, which we refer to as hybrid mortgage loans. We used a substantial portion of the net proceeds from our IPO to purchase, on a leveraged basis, approximately $1.2 billion of residential mortgage-backed securities. Over time, we expect that these securities will be replaced by adjustable-rate and hybrid mortgage loans that we originate, although we may continue to purchase securities from third parties. We believe that our ability to originate mortgage loans as the basis for our portfolio will enable us to build a portfolio that generates a higher return than the returns realized by mortgage investors that do not have their own origination capabilities, because the cost to originate and retain such mortgage loans for securitization is generally less than the premiums paid to purchase similar assets from third parties.
      Generally, we intend to continue to sell the fixed-rate loans that we originate to third parties, and to retain in our portfolio and finance selected adjustable-rate and hybrid mortgage loans that we originate. Our portfolio loans are held at the REIT level or by New York Mortgage Funding, LLC, or NYMF, our wholly-owned subsidiary. We continue to sell to third parties any adjustable-rate and hybrid mortgage loans we originate that do not meet our investment criteria or portfolio requirements. We rely on our own underwriting criteria with respect to the mortgage loans we retain and rely on the underwriting criteria of the institutions to which we sell our loans with respect to the loans we sell.
      As we aggregate a large enough portfolio comprised mainly of retained mortgage loans originated by us, we intend to securitize such loans. We anticipate that the securitization transactions through which we finance the adjustable-rate and hybrid mortgage loans that we retain will be structured as financings for both tax and financial accounting purposes. Therefore, we do not expect to generate a gain or loss on sales from these activities, and, following the securitizations, the loans will remain on our consolidated balance sheet as assets with the securitization debt recorded as a liability. Our first securitization occurred on February 25, 2005.
      We earn net interest income from purchased residential mortgage-backed securities and adjustable-rate mortgage loans and securities originated through NYMC. We have acquired and will seek to acquire additional assets that will produce competitive returns, taking into consideration the amount and nature of the anticipated returns from the investment, our ability to pledge the investment for secured, collateralized borrowings and the costs associated with originating, financing, managing, securitizing and reserving for these investments.

      Our business is affected by a variety of economic and industry factors which management considers. The most significant risk factors management considers while managing the business and which could have a material adverse effect on our financial condition and results of operations are:

•	a decline in the market value of our assets due to rising interest rates;

•	increasing or decreasing levels of prepayments on the mortgages underlying our mortgage-backed securities;

•	an adverse impact on our earnings from a decrease in the demand for mortgage loans due to a period of rising interest rates;

•	our ability to originate prime adjustable-rate and hybrid mortgage loans for our portfolio;

•	our ability to obtain financing to fund and hold mortgage loans prior to their sale or securitization;

•	the overall leverage of our portfolio and the ability to obtain financing to leverage our equity;

•	the potential for increased borrowing costs and its impact on net income;

•	our ability to use hedging instruments to mitigate our interest rate and prepayment risks;

•	a prolonged economic slow down, a lengthy or severe recession or declining real estate values could harm our operations;

•	if our assets are insufficient to meet the collateral requirements of our lenders, we might be compelled to liquidate particular assets at inopportune times and at disadvantageous prices;

•	if we are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability; and

•	compliance with REIT requirements might cause us to forego otherwise attractive opportunities.

Post IPO Acquisition
      On November 15, 2004, we acquired 15 full service and 26 satellite retail mortgage banking offices located in the Northeast and Mid-Atlantic states from Guaranty Residential Lending, Inc. We acquired an existing pipeline of approximately $300 million in locked and unlocked mortgage applications in conjunction with the branch acquisition. The mortgage pipeline and other assets (primarily furniture, fixtures and computer hardware and software) had a purchase price of approximately $550,000 and $760,000, respectively. In addition, we will pay a $250,000 contingency premium to the seller provided that the former loan officers of the seller become employed by us and originate, close and fund $2 billion in mortgage loans during the twelve month period after the closing date of the transaction. We also assumed selected monthly lease obligations of approximately $142,000 and hired approximately 275 new loan origination and support personnel. As a result of this acquisition, our annual mortgage originations are expected to approximately double.
Recent Developments
      On February 25, 2005, we completed our first loan securitization of approximately $419 million of high-credit quality, first-lien, adjustable rate mortgages and hybrid adjustable rate mortgages, which we collectively refer to as “ARM” loans, through New York Mortgage Trust 2005-1. The securitization resulted in the creation of approximately $417 million in mortgage-backed securities. This structured finance transaction will reduce borrowing costs and improve liquidity of the investment portfolio. This transaction will be accounted for as a secured borrowing.
      On March 15, 2005, we closed a private offering of $25 million of trust preferred securities to Taberna Preferred Funding I, Ltd., a pooled investment vehicle. The securities were issued by NYM Preferred Trust I and are fully guaranteed by us with respect to distributions and amounts payable upon liquidation, redemption or repayment. These securities have a floating interest rate resetting quarterly equal to three-month LIBOR plus 375 basis points. We have entered into an interest rate cap instrument that limits the annual interest rate payable to 7.5%. The securities mature on March 15, 2035 and may be called at par by us any time after March 15, 2010.
Overview of First Quarter and Prior Year Performance
      For the three months ended March 31, 2005, we reported a net loss of approximately $38,000, as compared to net income of $118,000 for the same period of 2004. Our revenues were driven largely from loan originations during the period. The decline in net income is attributed to a decrease in gain on sale revenues as a result of decreased gain on sale margins in 2005, the execution of our core business strategy to retain selected originated loans in our portfolio (thus foregoing the gain on sale premiums we would have otherwise received when such loans are sold to third parties), and increased expenses incurred for and subsequent to the acquisition of multiple retail loan origination locations during 2004 and infrastructure enhancements to accommodate increased loan origination capacity. For the three months ended March 31, 2005, we originated $672.5 million in residential mortgage loans as compared to $283.5 million for the same period of 2004. The increase in our loan origination levels for the three months ended March 31, 2005 as compared to the same period of 2004 is the result of the addition of sales personnel and branch offices primarily in new and underserved markets. Total employees increased to 810 at March 31, 2005 from 447 at March 31, 2004. Included in the total number of employees, the number of loan officers dedicated to originating loans increased to 348 at March 31, 2005 from 250 at March 31, 2004. Full service loan origination locations increased to 31 offices and 32 satellite loan origination locations at March 31, 2005 from an aggregate of 24 locations at March 31, 2004.
      For the year ended December 31, 2004, we reported net income of approximately $4.9 million, or $0.27 per diluted share, as compared to net income of $13.7 million for the year ended 2003. Our revenues were driven largely from loan originations during the year. The decline in net income is attributed to a decrease in gain on sale revenues as a result of decreased gain on sale margins in 2004, the execution of our core business strategy to retain selected originated loans in portfolio (thus foregoing the gain on sale premiums we would have otherwise received when such loans are sold to third parties), and increased expenses incurred for and subsequent to the acquisition of multiple retail loan origination branches during 2004 and infrastructure enhancements to accommodate increased loan origination capacity. For the year ended December 31, 2004, we originated $1.8 billion in residential mortgage loans as compared to $1.6 billion for the same period of 2003. The increase in our loan origination levels for the year ended December 31, 2004 as compared to the year ended December 31, 2003 is the result of the addition of sales personnel and branch offices primarily in new and underserved markets. Total employees increased to 782 at December 31, 2004 from 335 at December 31, 2003. Included in the total number of employees, the number of loan officers dedicated to originating loans increased to 344 at December 31, 2004 from 142 at December 31, 2003. Full service loan origination locations increased to 31 offices and 32 satellite loan origination locations at December 31, 2004 from 15 locations at December 31, 2003.
Summary of Operations and Key Performance Measurements
      Subsequent to our IPO, our net income is largely dependent on self-originated and purchased investments in residential mortgage loans and securities, which we sometimes refer to here as our portfolio management segment. Our portfolio management activities generate revenues from the return on our mortgage securities and spread income from our mortgage loan portfolio. Our net income is also dependent upon our mortgage lending operations and originations, which include the mortgage loan sales, or mortgage banking, and mortgage brokering activities on residential mortgages sold or brokered to third parties. We sometimes refer to our mortgage lending operations and originations as our mortgage lending segment. Our mortgage banking activities generate revenues in the form of gains on sales of mortgage loans to third parties and ancillary fee income and interest income from borrowers. Our mortgage brokering operations generate brokering fee revenues from third party buyers.

      A breakdown of our loan originations for the three months ended March 31, 2005 follows:

		Aggregate
		Principal	Percentage	Weighted
	Number	Balance	of Total	Average	Average
Description	of Loans	($ in millions)	Principal	Coupon	Loan Size

Purchase mortgages	1,812	$380.9	56.6%	6.02%	$210,230
Refinancings	1,296	291.6	43.4%	5.71%	225,002

Total	3,108	$672.5	100.0%	5.88%	$216,390

Adjustable rate or hybrid	1,372	$364.7	54.2%	5.60%	$265,851
Fixed rate	1,736	307.8	45.8%	6.22%	177,299

Total	3,108	$672.5	100.0%	5.88%	$216,390

Bankered	2,642	$563.1	83.7%	5.93%	$213,659
Brokered	466	109.4	16.3%	5.63%	231,873

Total	3,108	$672.5	100.0%	5.88%	$216,390

      The key performance measures for our origination activities are:

•	dollar volume of mortgage loans originated;

•	relative cost of the loans originated;

•	characteristics of the loans, including but not limited to the coupon and credit quality of the loan, which will indicate their expected yield; and

•	return on our mortgage asset investments and the related management of interest rate risk.
      The key performance measures for our portfolio management activities are:

•	net interest spread on the portfolio;

•	characteristics of the investments and the underlying pool of mortgage loans including but not limited to credit quality, coupon and prepayment rates; and

•	return on our mortgage asset investments and the related management of interest rate risk.
      Management’s discussion and analysis of financial condition and results of operations, along with other portions of this report, are designed to provide information regarding our performance and these key performance measures.
Known Material Trends and Commentary
      The U.S. residential mortgage market has experienced considerable growth during the past ten years, with total outstanding U.S. mortgage debt growing from approximately $3.2 trillion at the end of 1993 to approximately $7.3 trillion as of December 31, 2003, according to The Bond Market Association and the Federal Reserve. The April 14, 2005 Mortgage Finance Forecast of the Mortgage Bankers Association (“MBAA”), estimated that lenders originated approximately $2.65 trillion in 2004. In the April forecast, the MBAA projects mortgage loan volumes will fall to $2.50 trillion in 2005 and $2.19 trillion in 2006, respectively, primarily attributable to an expected continued decline in the volume of refinancing of existing loans. The April forecast also projects that mortgage loan volume to home purchasers will be $1.48 trillion in 2004 and will increase to $1.53 trillion in 2005 and will decrease to $1.50 trillion in 2006. We believe that our concentration on purchase mortgage loan originations will cause our loan origination volume to be less susceptible to the expected industry-wide decline in origination volume that has resulted from rising interest rates.
      For the three months ended March 31, 2005, NYMC’s purchase loan originations represented 56.6% of NYMC’s total residential mortgage loan originations as measured by principal balance, as compared to an industry-wide percentage of 54.1% for one-to-four family mortgage loans as estimated in the April 14, 2005 Mortgage Finance Forecast of the MBAA. For the year ended December 31, 2004, NYMC’s purchase loan originations represented 59.0% of NYMC’s total residential mortgage loan originations as measured by principal balance, as compared to an industry-wide percentage of 55.7% for one-to-four family mortgage loans as estimated in the April 14, 2005 Mortgage Finance Forecast of the MBAA. We believe that the market for mortgage loans for home purchases is less susceptible than the refinance market to downturns during periods of increasing interest rates, because borrowers seeking to purchase a home do not generally base their decision to purchase on changes in interest rates alone, while borrowers that refinance their mortgage loans often make their decision as a direct result of changes in interest rates. Consequently, while our referral-based marketing strategy may cause our overall loan origination volume during periods of declining interest rates to lag our competitors who rely on mass marketing and advertising and who therefore capture a greater percentage of loan refinance applications during those periods, we believe this strategy enables us to sustain stronger home purchase loan origination volumes than those same competitors during periods of flat to rising interest rates. In addition, we believe that our referral-based business results in relatively higher gross margins and lower advertising costs and loan generation expenses than most other mortgage companies whose business is not referral-based.
      We depend on the capital markets to finance the mortgage loans we originate. In the short-term, we finance our mortgage loans using “warehouse” lines of credit and “aggregation” lines provided by commercial and investment banks. As we execute our business plan of securitizing self-originated mortgage loans, we will issue bonds from our loan securitizations and will own such bonds although we may sell the bonds to large, institutional investors at some point in the future. These bonds and some of our mortgage loans may be financed with repurchase agreements with well capitalized commercial and investment banks. Commercial and investment banks have provided significant liquidity to finance our operations through these various financing facilities. While management cannot predict the future liquidity environment, we are currently unaware of any material reason to prevent continued liquidity support in the capital markets for our business. See “Liquidity and Capital Resources” below for further discussion of liquidity risks and resources available to us.
      Within the past year, the mortgage REIT industry has seen a significant increase in capital raising in the public markets. Additionally, there have been several new entrants, including ourselves, to the mortgage REIT business and other mortgage lender conversions (or proposed conversions) to REIT status. While many of these entrants focus on sub-prime and nonconforming mortgage lending, there are also entrants which will compete with our focus on the high-quality and prime mortgage marketplace. This increased activity may impact the pricing and underwriting guidelines within the high-quality and prime marketplace. We have not changed our guidelines or pricing in response to this activity nor do we have any plans to make such changes at this time.
      State and local governing bodies are focused on certain practices engaged in by certain participants in the mortgage lending business relating to fees borrowers incur in obtaining a mortgage loan — generally termed “predatory lending” within the mortgage industry. In several instances, states or local governing bodies have imposed strict laws on lenders to curb such practices. To date, these laws have had an insignificant impact on our business. We have capped fee structures consistent with those adopted by federal mortgage agencies and have implemented rigid processes to ensure that our lending practices are not predatory in nature.
Description of Businesses

Mortgage Lending
      Our mortgage lending operations are significant to our financial results as they produce the loans that ultimately will collateralize the mortgage securities that we will hold in our portfolio. We primarily originate prime, first lien residential mortgage loans and, to a lesser extent second-lien mortgage loans, home equity lines of credit, and bridge loans. We originate all types of mortgage loan products including adjustable-rate mortgages, or ARMs, which may have an initial fixed rate period, and fixed-rate mortgages. Since the completion of our IPO, we have begun to retain and aggregate our self-originated, high-credit quality ARM loans with shorter reset periods in order to pool them into mortgage securities. The fixed rate loans we originate and any ARM loans not meeting our investment criteria continue to be sold to third parties. For the three months ended March 31, 2005 and 2004, we originated $426.8 million and $199.4 million in mortgage loans for sale to third parties, respectively. We recognized gains on sales of mortgage loans totaling $4.3 million and $3.5 million for the three months ended March 31, 2005 and 2004, respectively. For the years ended December 31, 2004 and 2003, we originated $1.4 billion and $1.2 billion in mortgage loans for sale to third parties, respectively. We recognized gains on sales of mortgage loans totaling $20.8 million and $23.0 million for the years ended December 31, 2004 and 2003, respectively.
      Subsequent to our IPO in June 2004, we began to retain high quality, adjustable-rate mortgage loans that we originate in our investment portfolio. For the three months ended March 31, 2005, we originated and retained $136.4 million of these loans. As of March 31, 2005, only one loan in our portfolio was more than 30 days delinquent.
      We also broker loans to third party mortgage lenders for which we receive a broker fee. For the three months ended March 31, 2005 and 2004, we originated $109.4 million and $84.1 million in brokered loans, respectively. We recognized net brokering income totaling approximately $481,000 and $899,000 during the three months ended March 31, 2005 and 2004, respectively. For the years ended December 31, 2004 and 2003, we originated $410.1 million and $365.5 million in brokered loans, respectively. We recognized net brokering income totaling $1.6 million and $2.9 million during the years ended December 31, 2004 and 2003, respectively.
      Our wholly-owned subsidiary, NYMC, originates all of the mortgage loans we retain, sell or broker. On mortgages to be sold, we underwrite, process and fund the mortgages originated by NYMC.
      A significant risk to our mortgage lending operations is liquidity risk — the risk that we will not have financing facilities and cash available to fund and hold loans prior to their sale or securitization. We maintain lending facilities with large banking and investment institutions to reduce this risk. On a short-term basis, we finance mortgage loans using warehouse lines of credit and repurchase agreements. Details regarding available financing arrangements and amounts outstanding under those arrangements are included in “— Liquidity and Capital Resources” below.

Mortgage Portfolio Management
      Prior to the completion of our IPO on June 29, 2004, our operations were limited to the mortgage operations described in the preceding section. Beginning in July 2004, we began to implement our business plan of investing in high-credit quality, adjustable-rate mortgage-related securities and residential loans. Our mortgage portfolio, consisting primarily of residential mortgage-backed securities and mortgage loans held for investment currently generates a substantial portion of our earnings. In managing our investment in a mortgage portfolio, we:

•	invest in assets generated primarily from our self-origination of high-quality, single-family, residential mortgage loans;

•	invest in mortgage-backed securities originated by others, including ARM securities and collateralized mortgage obligations, or “CMO Floaters”;

•	operate as a long-term portfolio investor;

•	finance our portfolio by entering into repurchase agreements and as we aggregate mortgage loans for investment, entering into securitization transactions from time to time; and

•	generate earnings from the return on our mortgage securities and spread income from our mortgage loan portfolio.
      A significant risk to our operations, relating to our portfolio management, is the risk that interest rates on our assets will not adjust at the same times or amounts that rates on our liabilities adjust. Even though we retain and invest in ARMs, many of the hybrid ARM loans in our portfolio have fixed rates of interest for a period of time ranging from two to five years. Our funding costs are generally not constant or fixed. Therefore, we use derivative instruments (interest rate swaps and interest rate caps) to mitigate, but not eliminate, the risk of our cost of funding increasing or decreasing at a faster rate than the interest on the loans (both those on the balance sheet and those that serve as collateral for mortgage securities).
      As of March 31, 2005 our mortgage securities portfolio consisted of 100% AAA- rated or FannieMae or Freddie Mac-guaranteed (“FNMA/FHLMC”) mortgage securities. This allows the company to obtain excellent financing rates as well as enhanced liquidity. The loans held for securitization consisted of high-credit quality prime adjustable rate mortgages with initial reset periods not greater than 5 years. Our loan portfolio has had no credit losses to date. Our portfolio strategy for ARM loan originations is to acquire only high-credit quality ARM loans for our securitization process thereby limiting any future potential losses.
      Various characteristics of our investment securities and mortgage loan portfolio as of March 31, 2005 are presented below in “Our Company — Description of Businesses — Mortgage Portfolio Management.”
Significance of Estimates and Critical Accounting Policies
      We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America, (“GAAP”), many of which require the use of estimates, judgments and assumptions that affect reported amounts. These estimates are based, in part, on our judgment and assumptions regarding various economic conditions that we believe are reasonable based on facts and circumstances existing at the time of reporting. The results of these estimates affect reported amounts of assets, liabilities and accumulated other comprehensive income at the date of the consolidated financial statements and the reported amounts of income, expenses and other comprehensive income during the periods presented. The following summarizes the components of our consolidated financial statements where understanding accounting policies is critical to understanding and evaluating our reported financial results, especially given the significant estimates used in applying the policies. Changes in the estimates and assumptions could have a material effect on these financial statements. Management has discussed the development and selection of these critical accounting estimates with the audit committee of our Board of Directors and the audit committee has reviewed our disclosure.
      Beginning with the completion of our acquisition of NYMC and closing of our IPO on June 29, 2004, we commenced a change in the way we conduct business. We have continued to originate all types of residential mortgage loans and will continue to sell or broker such production to third parties. However, we also began to retain selected self-originated, shorter-term, high-credit quality ARM loan production in our investment portfolio for subsequent securitization. We also have invested in investment-grade, shorter-term ARM securities.
      Investment Securities Available for Sale. Our investments in agency and “AAA” — rated adjustable-rate residential mortgage-backed securities are classified as available for sale securities. Available for sale securities are reported at fair value with unrealized gains and losses reported in other comprehensive income (“OCI”). Gains and losses recorded on the sale of investment securities available for sale are based on the specific identification method and included in gain on sale of securities. Purchase premiums or discounts on investment securities are accreted or amortized to interest income over the estimated life of the investment securities using the interest method. Investment securities may be subject to interest rate, credit and/or prepayment risk.
      The fair values of our residential mortgage-backed securities are generally based on market prices provided by five to seven dealers who make markets in these financial instruments. If the fair value of a security is not reasonably available from a dealer, management estimates the fair value based on characteristics of the security that we receive from the issuer and on available market information.
      In March 2004, the EITF reached a consensus on Issue No 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. When the fair value of an available for sale security is less than amortized cost, management considers whether there is an other-than-temporary impairment in the value of the security (e.g., whether the security will be sold prior to the recovery of fair value). If, in management’s judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and the unrealized loss is transferred from accumulated other comprehensive income as an immediate reduction of current earnings (i.e., as if the loss had been realized in the period of impairment). Even though no credit concerns exist with respect to an available for sale security, an other-than-temporary impairment may be evident if management determines that we do not have the intent and ability to hold an investment until a forecasted recovery of the value of the investment.
      Mortgage Loans Held for Sale. Mortgage loans held for sale represent mortgage loans originated and held pending sale to interim and permanent investors. The mortgage loans are carried at the lower of cost or market value. Market value is determined by examining outstanding commitments from investors or current investor yield requirements, calculated on the aggregate loan basis, less an estimate of the costs to close the loan, less the deferral of fees and points received, plus the deferral of direct origination costs. Gains or losses on sales are recognized at the time title transfers to the investor which is typically concurrent with the transfer of the loan files and related documentation and are based upon the difference between the sales proceeds from the final investor and the adjusted book value of the loan sold.
      Mortgage Loans Held in the Securitization Trust — Mortgage loans held in the securitization trust are loans the Company has securitized into sequentially rated classes, currently the Company has retained a 100% interest in the securitized loans. Mortgage loans held in the securitization trust are recorded at amortized cost.
      Transfers of Assets. A transfer of mortgage loans or mortgage securities in which we surrender control over the financial assets is accounted for as a sale. Gains and losses on the assets transferred are recognized based on the carrying amount of the financial assets involved in the transfer, allocated between the assets transferred and the retained interests, if any, based on their relative fair value at the date of transfer. To determine fair value, we estimate fair value based on the present value of future expected cash flows using management’s best estimate of the key assumptions, including credit losses, prepayment speeds, forward yield curves, and discount rates commensurate with the risks involved. When we retain control over transferred mortgage loans or mortgage securities (such as under a repurchase agreement), the transaction is accounted for as a secured borrowing.
      The following is a description of the methods we have historically used to transfer assets, including the related accounting treatment under each method.

•	Whole Loan Sales. Whole loan sales represent loans sold on a servicing released basis wherein the servicing rights with respect to the loans are transferred to the purchaser concurrently with the sale of the loan. Gains and losses on whole loan sales are recognized in the period the sale occurs and we have determined that the criteria for sale treatment has been achieved primarily by the surrender of control over the assets transferred. We generally have an obligation to repurchase whole loans sold in circumstances in which the borrower fails to make one of the first three payments. Additionally, we are also generally required to repay all or a portion of the premium we receive on the sale of whole loans in the event that the loan prepays in its entirety within a period of one year after origination.

•	Loans and Securities Sold Under Repurchase Agreements. Repurchase agreements represent legal sales of loans or mortgage securities and an agreement to repurchase the loans or mortgage securities at a later date. Repurchase agreements are accounted for as secured borrowings because we have not surrendered control of the transferred assets.
      Mortgage Loans Held for Investment. We retain in our portfolio substantially all of the adjustable-rate mortgage loans that we originate and that meet our investment criteria and portfolio requirements. We service loans that we originate and retain in our portfolio through a subservicer. Servicing is the function primarily consisting of collecting monthly payments from mortgage borrowers, and disbursing those funds to the appropriate loan investors.
      We may also include in our portfolio loans acquired in bulk pools from other originators and securities dealers. Mortgage loans held for investment are recorded net of deferred loan origination fees and associated direct costs and are stated at amortized cost. Mortgage loan origination fees and associated direct mortgage loan origination costs on mortgage loans held-in-portfolio are deferred and amortized over the life of the loan as an adjustment to yield using the level yield method. This amortization includes the effect of projected prepayments; such prepayment projections involve significant management judgments.
      Interest is recognized as revenue when earned according to the terms of the mortgage loans and when, in the opinion of management, it is collectible. The accrual of interest on loans is discontinued when, in management’s opinion, the interest is not collectible in the normal course of business, but in no case beyond when payment on a loan becomes 90 days delinquent. Interest collected on loans for which accrual has been discontinued is recognized as income upon receipt.
      We establish an allowance for loan losses based on our estimate of credit losses inherent in our investment portfolio of residential loans held for investment. Our portfolio mortgage loans held for investment are collectively evaluated for impairment as the loans are homogeneous in nature. The allowance is based upon the assessment of management of various factors affecting our mortgage loan portfolio, including current economic conditions, the makeup of the portfolio based on credit grade, loan-to-value ratios, delinquency status, historical credit losses, purchased mortgage insurance and other factors deemed to warrant consideration. The allowance is maintained through ongoing provisions charged to operating income and is reduced by loans that are charged off. Determining the allowance for loan losses is subjective in nature due to the estimation required and the potential for imprecision.
      Accounting for Transfers and Servicing of Financial Assets. We may regularly securitize mortgage loans by transferring mortgage loans to independent trusts which issue securities to investors. These securities are collateralized by the mortgage loans transferred into these independent trusts. We will generally retain interests in all or some of the securities issued by the trusts. Certain of the securitization agreements may require us to repurchase loans that are found to have legal deficiencies, subsequent to the date of transfer. The accounting treatment for transfers of assets upon securitization depends on whether or not we have surrendered control over the transferred assets. We will service, through a subservicer, loans that we originate and retain in our portfolio.
      As we retain a portfolio of loans for securitization, we will comply with the provisions of Statement of Financial Accounting Standards No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS No. 140, related to each securitization. Depending on the structure of the securitization, it will either be treated as a sale or secured financing for financial statement purposes. We anticipate that our securitizations will be treated as secured financings under SFAS No. 140. Our strategy of retaining on our balance sheet certain mortgage loans held for investment and included in our securitization pools will reduce the number of loans NYMC sells and, therefore, our total gains on sales of mortgage loans for financial accounting purposes will be lower than NYMC has historically recognized.
      Derivative Financial Instruments. We generally hedge only the risk related to changes in the benchmark interest rate used in the variable rate index, usually a London Interbank Offered Rate, known as LIBOR, or a U.S. Treasury rate.
      In order to reduce these risks, we enter into interest rate swap agreements whereby we receive floating rate payments in exchange for fixed rate payments, effectively converting the borrowing to a fixed rate. We also enter into interest rate cap agreements whereby, in exchange for a fee, we are reimbursed for interest paid in excess of a certain capped rate.
      To qualify for cash flow hedge accounting, interest rate swaps and caps must meet certain criteria, including:

(1) that the items being hedged expose us to interest rate risk, and

(2) that the interest rate swaps or caps are highly effective in reducing our exposure to interest rate risk.
      Correlation and effectiveness of the interest rate swaps and caps are periodically assessed based upon a comparison of the relative changes in the fair values or cash flows of the interest rate swaps and caps and the items being hedged.

      For derivative instruments that are designated and qualify as a cash flow hedge (meaning hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss, and net payments received or made, on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change.
      With respect to interest rate swaps and caps that have not been designated as hedges, any net payments under, or fluctuations in the fair value of, these swaps and caps will be recorded to current income.
      Derivative financial instruments contain credit risk to the extent that the institutional counterparties may be unable to meet the terms of the agreements. We minimize this risk by using multiple counterparties and limiting our counterparties to major financial institutions with good credit ratings. In addition, we regularly monitor the potential risk of loss with any one party resulting from this type of credit risk. Accordingly, we do not expect any material losses as a result of default by other parties.
      We enter into derivative transactions solely for risk management purposes. The decision of whether or not a given transaction (or portion thereof) is hedged is made on a case-by-case basis, based on the risks involved and other factors as determined by senior management, including the financial impact on income and asset valuation and the restrictions imposed on REIT hedging activities by the Internal Revenue Code, among others. In determining whether to hedge a risk, we may consider whether other assets, liabilities, firm commitments and anticipated transactions already offset or reduce the risk. All transactions undertaken as a hedge are entered into with a view towards minimizing the potential for economic losses that could be incurred by us. Generally, all derivatives entered into are intended to qualify as hedges in accordance with GAAP, unless specifically precluded under SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. To this end, terms of the hedges are matched closely to the terms of hedged items.
      We have also developed risk management programs and processes designed to manage market risk associated with normal mortgage banking and mortgage-backed securities investment activities.
      In the normal course of our mortgage loan origination business, we enter into contractual interest rate lock commitments, or IRLCs, to extend credit to finance residential mortgages. These commitments, which contain fixed expiration dates, become effective when eligible borrowers lock-in a specified interest rate within time frames established by our origination, credit and underwriting practices. Interest rate risk arises if interest rates change between the time of the lock-in of the rate by the borrower and the sale of the loan. The IRLCs are considered undesignated or free-standing derivatives. Accordingly, IRLCs are recorded at fair value with changes in fair value recorded to current earnings. Mark to market adjustments on IRLCs are recorded from the inception of the interest rate lock through the date the underlying loan is funded. The fair value of the IRLCs is determined by an estimate of the ultimate gain on sale of the loans net of estimated net costs to originate the loan. Beginning in the second quarter of 2004, the fair value of IRLCs are valued in accordance with SEC Staff Accounting Bulletin 105 which requires the exclusion of servicing rights cash flows prior to mortgage loans sold with servicing retained. We currently sell all of our mortgage loans servicing released.
      To mitigate the effect of the interest rate risk inherent in issuing an IRLC from the lock-in date to the funding date of a loan, we generally enter into forward sale loan contracts, or FSLCs. Since the FSLCs are committed prior to mortgage loan funding and thus there is no owned asset to hedge, the FSLCs in place prior to the funding of a loan are undesignated derivatives under SFAS No. 133 and are marked to market with changes in fair value recorded to current earnings.
      We use other derivative instruments, including treasury, agency or mortgage-backed securities and forward sale contracts, which are also classified as free-standing, undesignated derivatives and thus are recorded at fair value with the changes in fair value recorded to current earnings.
      Once a loan has been funded, our risk management objective for our mortgage loans held for sale is to protect earnings from an unexpected charge due to a decline in value of such mortgage loans. Our strategy is to engage in a risk management program involving the designation of FSLCs (the same FSLCs entered into at the time of the IRLC) to hedge most of our mortgage loans held for sale. Provided that the FSLCs have been designated as qualifying hedges for the funded loans and the notional amount of the forward delivery contracts, along with the underlying rate and critical terms of the contracts, are equivalent to the unpaid principal amount of the mortgage loans being hedged, the forward delivery contracts effectively fix the forward sales price and thereby offset interest rate and price risk to us. We evaluate this relationship quarterly and classify and account for FSLCs which are deemed effective as cash flow hedges.
      We employ a number of risk management monitoring procedures that are designed to ensure that the designated hedging relationships are demonstrating, and are expected to continue to demonstrate, a high level of effectiveness. Hedge accounting is discontinued on a prospective basis if it is determined that the hedging relationship is no longer highly effective or expected to be highly effective in offsetting changes in fair value of the hedged item. Additionally, we may elect to de-designate a hedge relationship during an interim period and re-designate upon the rebalancing of a hedge profile and the corresponding hedge relationship. When hedge accounting is discontinued, we continue to carry the derivative instruments on our balance sheet at fair value with changes in their value recorded to current earnings.
      Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. As previously described herein, we plan to regularly securitize our mortgage loans and retain beneficial interests created. In addition, we may purchase such beneficial interests from third parties. For certain of our purchased and retained beneficial interests in securitized financial assets we will follow the guidance in Financial Accounting Standards Board Emerging Issues Task Force Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets,” or EITF 99-20. Accordingly, on a quarterly basis, when significant changes in estimated cash flows generated from the securitized asset’s underlying collateral from the cash flows previously estimated occur due to actual prepayment and credit loss experience, we will calculate revised yields based on the current amortized cost of the investment (including any other-than-temporary impairments recognized to date) and the revised cash flows. The revised yields are then applied prospectively to recognize interest income.
      Additionally, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, and the present value of the revised cash flows using the current expected yield is less than the present value of the previously estimated remaining cash flows (adjusted for cash receipts during the intervening period), an other-than- temporary impairment is deemed to have occurred. Accordingly, the security is written down to the fair value with the resulting change being included in income, and a new cost basis established. In both instances, the original discount or premium is written off when the new cost basis is established. After taking into account the effect of the impairment charge, income is recognized under EITF 99-20, as applicable, using the market yield for the security used in establishing the write-down. These estimates involve significant management judgment.
Financial Highlights for the Three Months Ended March 31, 2005

•	Completed our first loan securitization of approximately $419 million in residential mortgage loans;

•	Issued $25 million of trust preferred securities;

•	Total assets increased to $1.9 billion as of March 31, 2005 from $1.6 billion as of December 31, 2004; and

•	Aided in part by the SIB and GRL acquisitions, approximately 137.2% growth in loan originations of $672.5 million for the three months ended March 31, 2005 as compared to $283.5 million for the three months ended March 31, 2004, and relative to an overall industry decline of 4.9% for the quarter as projected by the MBAA in its April 2005 report.
Financial Highlights for the Year Ended December 31, 2004

•	IPO of 15 million shares at $9.00 per share raising approximate net proceeds of $122 million;

•	Substantial portion of IPO proceeds invested in approximately $1.2 billion in AAA-rated and/or Fannie Mae and Freddie Mac guaranteed residential mortgage-backed securities;

•	Total assets increased to $1.6 billion as of December 31, 2004 from $110.1 million as of December 31, 2003;

•	Acquisition of mortgage banking business of Guaranteed Residential Lending, Inc., or GRL, which is expected to double annual mortgage originations; and

•	Aided in part by the SIB and GRL acquisitions, approximately 15.3% growth in loan originations of $1.85 billion for the year ended December 31, 2004 as compared to $1.60 billion for the year ended December 31, 2003 and relative to an overall industry decline of 30.4% for 2004 as projected by the MBAA in its April 2005 report.
Results of Operations and Financial Condition
      Our results of operations for our mortgage portfolio management segment during a given period typically reflect the net interest spread earned on our investment portfolio of residential mortgage loans and mortgage-backed securities. The net interest spread is impacted by factors such as our cost of financing, the interest rate our investments are earning and our interest hedging strategies. Furthermore, the cost of originating loans held in our portfolio, the amount of premium or discount paid on purchased portfolio investments and the prepayment rates on portfolio investments will impact the net interest spread as such factors will be amortized over the expected term of such investments.
      Our results of operations for our mortgage lending segment during a given period typically reflect the total volume of loans originated and closed by us during that period. The volume of closed loan originations generated by us in any period is impacted by a variety of factors. These factors include:

•	The demand for new mortgage loans. Reduced demand for mortgage loans causes closed loan origination volume to decline. Demand for new mortgage loans is directly impacted by current interest rate trends and other economic conditions. Rising interest rates tend to reduce demand for new mortgage loans, particularly demand for loan refinancings, and falling interest rates tend to increase demand for new mortgage loans, particularly loan refinancings.

•	Loan refinancing and home purchase trends. As discussed above, the volume of loan refinancings tends to increase following declines in interest rates and to decrease when interest rates rise. The volume of home purchases is also affected by interest rates, although to a lesser extent than refinancing volume. Home purchase trends are also affected by other economic changes such as inflation, improvements in the stock market, unemployment rates and other similar factors.

•	Seasonality. Historically, according to the MBAA, loan originations during late November, December, January and February of each year are typically lower than during other months in the year due, in part, to inclement weather, fewer business days (due to holidays and the short month of February), and the fact that home buyers tend to purchase homes during the warmer months of the year. As a result, loan volumes tend to be lower in the first and fourth quarters of a year than in the second and third quarters.

•	Occasional spikes in volume resulting from isolated events. Mortgage lenders may experience spikes in loan origination volume from time to time due to non-recurring events or transactions. For example, we were able to complete an unusually large and non-recurring mass closing of 347 condominium unit mortgage loans for which we negotiated a bulk end-loan commitment for condominium buyers in the Ruppert Homes Project in the first quarter of 2003.
      The mortgage banking industry witnessed record levels of closed loan originations beginning in mid-2002 and continuing throughout 2003, due primarily to the availability of historically low interest rates during that period. These historically low interest rates caused existing home owners to refinance their mortgages at record levels and induced many first-time home buyers to purchase homes and many existing home owners to purchase new homes. We, like most industry participants, enjoyed a record increase in our volume of closed loan originations during that period. During the first quarter of 2004, the Federal Reserve Bank of the United States signaled that moderate increases in interest rates were likely to occur during and after the second quarter of 2004 and followed up its first increase in interest rates in four years with measured, continued increases to-date. This reduced the volume and pace of refinance activity from the peak levels experienced by the industry in 2003.
      The September 17, 2004 Mortgage Finance Forecast of the MBAA indicated that closed loan originations in the industry for 2003 totaled $3.81 trillion. In its April 14, 2005 Mortgage Finance Forecast, the MBAA forecast that closed loan originations in the industry declined to approximately $2.65 trillion in 2004 and will decline to $2.50 trillion in 2005. These forecasts predict a decline in refinancings during 2004 and in subsequent years modest increases in purchase originations. Although our origination volumes to date have continued to trend upward, due in part to the SIB and GRL acquisitions, these projected industry declines in the overall volume of closed loan originations may have a negative effect on our loan origination volume and net income. We believe that our concentration on purchase loan originations has caused our loan origination volume to be less susceptible to the industry-wide decline in origination volume.
      The volume and cost of our loan origination is critical to our financial results. The loans we originate generate gains as they are sold to third parties. Loans we retain for securitization serve as collateral for our mortgage securities. We do not recognize gain on sale income on loans originated by us and retained in our investment portfolio as they are recorded at cost and will generate revenues through their maturity and ultimate repayment. As the cost basis of a retained loan is typically lower than loans purchased from third parties or already placed in a securitization, we would expect an incremental yield increase on these loans relative to their purchased counterparts.
      The cost of our origination is also critical to our financial results as it is a significant factor in the gains we recognize. The following table summarizes our loan production for the quarter ended March 31, 2005 and for each quarter of fiscal years 2004 and 2003.

Loan Origination Summary(1)

		Aggregate	Average	Weighted Average
	Number	Principal	Principal
	of Loans	Balance	Balance	LTV(2)	FICO

	(Dollars in millions)
2005:
First Quarter
ARM	1,313	$355.3	$270,603	73%	708
Fixed-rate	1,274	247.8	194,541	71%	719

Subtotal — non-FHA	2,587	$603.1	$233,145	72%	712
FHA	521	69.4	133,191	92%	637

Total	3,108	$672.5	$216,390	74%	705

Purchase mortgages	1717	$365.8	$213,081	76%	723
Refinancings	870	237.3	272,743	66%	696

Subtotal — non-FHA	2,587	$603.1	$233,145	72%	712
FHA	521	69.4	133,191	92%	637

Total	3,108	$672.5	$216,390	74%	705

		Aggregate	Average	Weighted Average
	Number	Principal	Principal
	of Loans	Balance	Balance	LTV(2)	FICO

	(Dollars in millions)
2004:
Fourth Quarter
ARM	1,094	$330.1	$301,765	71%	714
Fixed-rate	956	206.8	216,266	72%	714

Subtotal — non-FHA	2,050	$536.9	$261,893	72%	714
FHA	749	95.7	127,868	92%	623

Total	2,799	$632.6	$226,029	75%	700

Purchase mortgages	1,426	$353.3	$247,722	75%	724
Refinancings	624	183.6	294,278	64%	694

Subtotal — non-FHA	2,050	$536.9	$261,893	72%	714
FHA	749	95.7	127,868	92%	623

Total	2,799	$632.6	$226,029	75%	700

Third Quarter
ARM	692	$208.9	$301,875	71%	718
Fixed-rate	639	145.7	228,034	71%	714

Subtotal — non-FHA	1,331	$354.6	$266,425	71%	716
FHA	481	60.8	126,445	92%	610

Total	1,812	$415.4	$229,267	74%	701

Purchase mortgages	1,019	$265.9	$260,933	73%	725
Refinancings	312	88.7	284,360	63%	691

Subtotal — non-FHA	1,331	$354.6	$266,425	71%	716
FHA	481	60.8	126,445	92%	610

Total	1,812	$415.4	$229,267	74%	701

Second Quarter
ARM	781	$253.4	$324,450	70%	722
Fixed-rate	797	167.2	209,781	71%	720

Subtotal — non-FHA	1,578	$420.6	$266,534	70%	721
FHA	793	93.4	117,751	92%	655

Total	2,371	$514.0	$216,772	74%	709

Purchase mortgages	1,021	$262.7	$257,283	75%	728
Refinancings	557	157.9	283,492	62%	711

Subtotal — non-FHA	1,578	$420.6	$117,751	70%	721
FHA	793	93.4	117,751	92%	655

Total	2,371	$514.0	$216,772	74%	709

		Aggregate	Average	Weighted Average
	Number	Principal	Principal
	of Loans	Balance	Balance	LTV(2)	FICO

	(Dollars in millions)
First Quarter
ARM	458	$145.5	$317,667	70%	703
Fixed-rate	613	138.0	225,057	71%	704

Total	1,071	$283.5	$264,661	71%	703

Purchase mortgages	650	$169.3	$260,469	75%	711
Refinancings	421	114.2	271,132	64%	692

Total	1,071	$283.5	$264,661	71%	703

2003:
Fourth Quarter
ARM	502	$181.1	$360,691	69%	708
Fixed-rate	705	158.7	225,127	70%	707

Total	1,207	$339.8	$281,509	70%	707

Purchase mortgages	749	$203.2	$271,209	75%	712
Refinancings	458	136.6	298,353	61%	699

Total	1,207	$339.8	$281,509	70%	707

Third Quarter
ARM	585	$224.1	$383,018	68%	714
Fixed-rate	1,062	262.2	246,880	67%	707

Total	1,647	$486.3	$295,235	67%	711

Purchase mortgages	772	$218.2	$282,537	75%	717
Refinancings	875	268.1	306,439	60%	706

Total	1,647	$486.3	$295,235	67%	711

Second Quarter
ARM	452	$158.1	$349,624	66%	691
Fixed-rate	1,051	254.8	242,478	67%	713

Total	1,503	$412.9	$274,700	67%	705

Purchase mortgages	647	$173.7	$268,487	74%	691
Refinancings	856	239.2	279,397	61%	715

Total	1,503	$412.9	$274,700	67%	705

First Quarter
ARM	399	$144.1	$361,230	70%	719
Fixed-rate	948	217.3	229,203	71%	707

Total	1,347	$361.4	$268,311	70%	712

Purchase mortgages	845	$208.5	$246,756	78%	722
Refinancings	502	152.9	304,590	60%	699

Total	1,347	$361.4	$268,311	70%	712

(1)	Beginning near the end of the first quarter of 2004, our volume of FHA loans increased. Generally, FHA loans have lower average balances and FICO scores which are reflected in the statistics above. All FHA loans are currently and will be in the future sold or brokered to third parties.

(2)	Loan-to-value calculations are on first-lien mortgage loans only.

Cash and Cash Equivalents
      We had unrestricted cash and cash equivalents of $6.9 million, $7.6 million and $4.0 million at March 31, 2005, December 31, 2004 and December 31, 2003, respectively. The increase from 2003 results from our larger operating platform as a result of our IPO and the timing of our mortgage loan closings and receipt of interest and principal payments on our securities and loan investment portfolio.

Investment Securities Available for Sale
      The following table summarizes our residential mortgage-backed securities owned at March 31, 2005, classified by type of issuer and by ratings categories:

				Portfolio
Category	Par Value	Coupon	Carrying Value	Mix	Yield

FNMA or FHLMC ARMs	$546,833,685	4.24%	$548,943,790	49%	4.04%
“AAA”- rated	408,474,733	4.68%	408,569,557	37%	4.39%
CMO floaters	154,295,367	3.88%	155,476,448	14%	3.95%

Total	$1,109,603,785	4.35%	$1,112,989,795	100%	4.16%

      The following table summarizes our residential mortgage-backed securities owned at December 31, 2004, classified by type of issuer and by ratings categories:

				Portfolio
Category	Par Value	Coupon	Carrying Value	Mix	Yield

FNMA or FHLMC ARMs	$591,372,079	4.24%	$598,289,982	50%	3.84%
“AAA”- rated	537,105,436	4.39%	540,896,815	45%	4.07%
CMO floaters	65,577,825	3.35%	65,557,917	5%	3.56%

Total	$1,194,055,340	4.26%	$1,204,744,714	100%	3.93%

Mortgage Loans Held for Sale
      Loans we have originated, but have not yet sold or securitized, are classified as “held-for-sale”. We had mortgage loans held for sale of approximately $99.6 million and $85.4 million at March 31, 2005 and December 31, 2004, respectively. Mortgage loans held for sale represent mortgage loans originated and held pending sale to interim and permanent investors and are carried at the lower of cost or market value. We use warehouse lines of credit to finance our held-for-sale loans. As such, the fluctuations in mortgage loans — held-for-sale and short-term borrowings between January 1, 2004 and March 31, 2005 are dependent on loans we have originated during the period as well as loans we have sold outright.

Mortgage Loans Held for Investment
      Loans we have originated and that meet our investment criteria are transferred into our investment portfolio and are classified as “held-for-investment”. We had mortgage loans held for investment of approximately $68.5 million and $190.2 million at March 31, 2005 and December 31, 2004, respectively. Mortgage loans held for investment represent mortgage loans originated and aggregated in portfolio and which are intended to be securitized. As such, the fluctuations in mortgage loans held for investment are dependent on the amount of such loans that are securitized during the quarter that become classified as “mortgage loans held in the securitization trust.”

Mortgage Loans Held in the Securitization Trust
      When we securitize loans we have originated or purchased that meet our investment criteria and the securitization is structured as a secured borrowing for accounting purposes, such loans used as underlying collateral for the securitization are classified as mortgage loans held in the securitization trust. We had loans collateralizing debt obligations of approximately $417.4 million at March 31, 2005. We retained all of the resultant securities and have financed these securities with repurchase agreements.

Due from Loan Purchasers and Escrow Deposits — Pending Loan Closing
      We had amounts due from loan purchasers totaling approximately $91.3 million and $79.9 million at March 31, 2005 and December 31, 2004, respectively. We had escrow deposits pending loan closing of approximately $22.4 million and $16.2 million as of March 31, 2005 and December 31, 2004, respectively. Amounts due from loan purchasers are a receivable for the principal and premium due to us for loans that have been shipped but for which payment has not yet been received at period end. Escrow deposits pending loan closing are advance cash fundings by us to escrow agents to be used to close loans within the next one to three business days.

Prepaid and Other Assets
      Prepaid and other assets totaled approximately $8.1 million and $4.4 million as of March 31, 2005 and December 31, 2004, respectively. Other assets at March 31, 2005 (unaudited) consist primarily of a deferred tax benefit of $4.3 million and, at March 31, 2005 and December 31, 2004, also consist of loans held by us which are pending remedial action (such as updating loan documentation) or which do not currently meet third-party investor criteria.

Financing Arrangements, Mortgage Loans Held for Sale/for Investment
      We had debt outstanding on our financing facilities of approximately $271.7 million and $359.2 million as of March 31, 2005 and December 31, 2004, respectively, the proceeds of which finance our mortgage loans held for sale. The current weighted average borrowing rate on these financing facilities is 3.30%. We use warehouse lines of credit to finance our held-for-sale loans. As such, the fluctuations in mortgage loans held-for-sale and short-term borrowings between January 1, 2004 and March 31, 2005 are dependent on loans we have originated during the period as well as loans we have sold outright.

Financing Arrangements, Portfolio Investments
      We have arrangements to enter into repurchase agreements with 21 different financial institutions having a total line capacity of approximately $4.8 billion. As of March 31, 2005 and December 31, 2004, there were approximately $1.4 billion and $1.1 billion, respectively, of repurchase agreements. Our repurchase agreements typically have terms of less than one-year.

Stockholders’ Equity
      Stockholders’ equity at March 31, 2005 was approximately $114.7 million and included $1.0 million of unrealized loss on available for sale securities and cash flow hedges presented as accumulated other comprehensive income. Stockholders’ equity at December 31, 2004 was approximately $119.5 million and included $256,000 of unrealized gain on available for sale securities and cash flow hedges presented as accumulated other comprehensive income.

Comparison of the Three Months Ended March 31, 2005 to the Three Months Ended March 31, 2004.

Net Income
      For the three months ended March 31, 2005, we had a net loss of approximately $38,000 compared with net income of $118,000 for the comparable period of 2004.

      Our primary sources of revenue were gain on sale of mortgage loans, fees from borrowers, fees earned on brokered loans, interest earned on portfolio investments and interest earned on mortgage loans held for sale during the interim period from funding a loan to a borrower and the ultimate sale of the loan to a third party. For the three months ended March 31, 2005, total revenues increased approximately 241.4% to $23.9 million from $7.0 million for the same period in 2004, due in part to the SIB and GRL acquisitions.
      Interest income from our portfolio investment activities contributed approximately $14.5 million to total revenues for the three months ended March 31, 2005. Interest income from our portfolio investment activities began subsequent to our IPO in June 2004 and thus was not a revenue source for the three months ended March 31, 2004.
      Loan originations for the three months ended March 31, 2005 increased to approximately $672.5 million from $283.5 million for the same period of 2004. As a result, for our mortgage origination operations segment for the three month period ended March 31, 2005, total revenues increased approximately 28.6% to $9.0 million from $7.0 million for the same period in 2004. The increase in loan origination volume and related revenues is due, in part, to new branches we assumed from SIB Mortgage Corp., or SIB, in mid-March of 2004 and the assumption of branches from GRL in mid-November 2004.
      For the three months ended March 31, 2005, total pre-tax operating expenses increased approximately 292.6% to $26.7 million from $6.8 million for the same period in 2004. Interest expenses were higher for the first three months of 2005, relative to the first three months of 2004 as a result of the commencement of our portfolio investment strategy and the financing, through repurchase arrangements, and the hedging of $1.6 billion in mortgage-backed securities and mortgage loans held in our portfolio. Overall general and administrative expenses were higher for the first three months of 2005, relative to the first three months of 2004, primarily from increased occupancy and personnel costs associated with new branch offices and satellite locations and increased personnel costs associated with an expansion of NYMC’s information technology, accounting, operations and marketing departments in connection with these new branches and locations. In addition, during the three months ended March 31, 2005, a non-cash charge of approximately $1.4 million in compensation expense was recorded primarily for the prior issuance of performance shares and accrued bonuses issued in connection with our hiring and retainment of former GRL branch employees. As a result of our acquisition of the GRL branches in mid-November 2004, we incurred upfront expenses, with little offsetting revenues, through the mid-point of the first quarter due to lag time in closing the new originations associated with the assumption of these branches.
      Aided in part by our acquisition of the SIB and GRL branches, our closed loan originations for the three months ended March 31, 2005 totaled 3,108 loans, a 190.2% increase over the 1,071 loans that NYMC closed during the comparable period of 2004. The average size of a loan originated during the first three months of 2005 was $216,000, an 18.5% decline from the average of $265,000 during the same period of 2004. The increase in the number of loan originations during the three month period ended March 31, 2005 was due to increased loan origination personnel and branch offices, including those personnel and branch offices acquired in the SIB and GRL transactions, as compared to the same period of 2004. This decrease in average loan balance is attributable primarily to the low average loan balance originated by one of the acquired SIB branches which does a relatively high volume of low balance FHA streamline refinance loans. In addition, with our increased geographic diversity as a result of the SIB and GRL branch acquisitions we are originating more loans outside of New York City.
      We do not expect to benefit from historically low interest rates in 2005. We expect to mitigate the predicted declines in loan origination volume across the industry during the remainder of 2005 by increasing the percentage of market share we capture. We plan to accomplish this increase in market share by increasing our loan origination staff, as we did in 2004 when we hired 447 new employees in connection with our acquisition of SIB and GRL branches. We cannot assure you, however, that an increase in the number of loan origination officers we have will successfully mitigate the decline in loan origination volume that is expected to occur as a result of reduced demand for new loans throughout the industry.

Revenues
      Gain on Sales of Mortgage Loans. During the three months ended March 31, 2005, we had gains on sales of mortgage loans of approximately $4.3 million compared to $3.5 million for the same period of 2004. This 22.9% increase is attributed in part to higher loan originations in 2005 and offset by a decreasing premium spread on loans sold. During the three months ended March 31, 2005, market conditions narrowed the average spread earned on the sale of loans to third-parties narrowed by approximately 23 basis points relative to the prior period.
      Gain on sale revenues for the three months ended March 31, 2005 was also impacted by the execution of our core business strategy: retaining selected adjustable rate mortgages for our investment portfolio. The execution of this strategy, which began in the third quarter of 2004 after our IPO, requires that we forgo the gain on sale premiums (revenues) we would otherwise receive when we sell these loans to third-parties. Instead, the cost basis of these loans, which is far lower than the loan and its associated third-party premium, is retained in our investment portfolio with the inherent value of the loan realized over time. For the three months ended March 31, 2005, we originated and retained $136.4 million of loans in our investment portfolio and estimate that the forgone gain on sale premium, net of the cost basis of these loans when retained in our investment portfolio, was approximately $2.1 million.
      The number of mortgage loans sold, excluding those loans retained in our investment portfolio, during the three months ended March 31, 2005 increased 171.2% to 2,292 loans from 845 mortgage loans sold during the comparable period in 2004 due, in part, to our acquisitions of SIB and GRL. Mortgage loan volume, as measured by aggregate principal balance of mortgage loans sold and excluding those loans retained for investment, increased approximately 114.0% to $426.8 million for the three months ended March 31, 2005 from $199.4 million for the comparable period in 2004. The increase in the number of mortgage loans sold during the three month period ended March 31, 2005 was due to increased loan origination personnel and branch offices as compared to the same period of 2004.
      Interest Income — Mortgage Loans Held for Sale. During the three months ended March 31, 2005, we had interest income on loans that were held for sale of approximately $2.6 million compared with interest income of $1.3 million for the same period of 2004. This increase was due to higher average daily balances on loans held for sale during the period and an increasing average yield due to higher prevailing interest rates in 2005 relative to 2004. For the three months ended March 31, 2005, the average interest rate for mortgage loans sold increased approximately 49 basis points to 6.25% from 5.76% for the comparable period in 2004. This increase was consistent with the increases in interest rates initiated by the Federal Reserve, but was not reflective of the total interest rate increases initiated by the Federal Reserve as we have seen the interest rate curve flatten during the intervening period.
      Interest Income — Investment Securities and Loans. The following table highlights the components of net interest spread and the annualized yield on net interest-earning assets as of the quarter end:
Components of Net Interest Spread and Yield on Net Interest-Earning Assets
(Dollars in millions)

		Historical	Yield on
		Weighted	Interest
	Average Interest	Average	Earning	Cost of	Net Interest
As of the Quarter Ended	Earning Assets	Coupon	Assets	Funds	Spread

Mar. 31, 2005	$1,447.9	4.39%	4.01%	2.86%	1.15%
Dec. 31, 2004	$1,325.7	4.29%	3.84%	2.58%	1.26%
Sept. 31, 2004	$776.5	4.04%	3.86%	2.45%	1.41%
      The yield on net earning assets is computed by dividing net interest income by the average daily balance of interest earning assets during the quarter. The yield reflects the amortization costs of the mortgages as well as short-term investments during the portfolio accumulation period. The cost of funds includes the costs of hedging interest rate risk through interest rate swaps and caps.

      Brokered Loan Fees. During the three months ended March 31, 2005, we had revenues from brokered loans of approximately $2.0 million compared to $2.2 million for the same period in 2004. The number of brokered loans increased approximately 106.2% to 466 loans for the three months ended March 31, 2005 from 226 loans for the comparable period in 2004. The aggregate principal balance of such brokered loans increased by approximately 30.1% to $109.4 million for the three months ended March 31, 2005 from $84.1 million for the comparable period in 2004. The slight decline in brokered loan fees relative to the increases in brokered loan production was a function of lower broker commissions earned due to spread tightening in the industry during 2004.
      Gain on Sale of Securities. During the three month period ended March 31, 2005, we recognized a gain on the sale of approximately $377,000 on the sale of $93.6 million of residential mortgage-backed securities. These securities were sold in order to rebalance our investment portfolio in preparation of our securitization.

Expenses
      Salaries, Commissions and Benefits. During the three months ended March 31, 2005, salaries, commissions and associated payroll costs increased to $7.1 million from $2.7 million for the same period of 2004, an increase of 163.0%. The increase was primarily due to the addition of 363 employees, bringing our total number of employees to 810 at March 31, 2005 from 447 employees at the end of March 31, 2004. New employees include loan officers, support staff (information technology, marketing, processing, underwriting, accounting and closing employees) and additional corporate management hired in connection with our transition to a public REIT.
      Brokered Loan Expenses. During three months ended March 31, 2005, we had costs of brokered loans of approximately $1.5 million as compared to $1.3 million for the same period of 2004, an increase of 15.4%. These costs generally correlate and are variable to the period’s increased brokered loan origination dollar volume. The ratio of brokered loan expense relative to broker loan income is also higher as a result of increased allocated payroll costs for the three months ended March 31, 2005 relative to the same period of 2004.
      Interest Expense — Mortgage Loans Held for Sale. During the three months ended March 31, 2005, we had interest expense on the warehouse financing lines for our mortgage loans held for sale of approximately $1.8 million compared with interest expense of $609,000 for the same period of 2004, an increase of 195.6%. The average daily outstanding balance of financing facilities for the three months ended March 31, 2005 was $242.3 million at an average interest rate of 3.30% as compared to an average daily outstanding balance of $93.3 million at an average rate of 1.47% for the comparable period in 2004. Our financing facilities are indexed at LIBOR.
      Interest Expense — Investment Securities and Loans. During the three months ended March 31, 2005, we had interest expense on our repurchase facilities that finance our residential mortgage-backed securities portfolio of approximately $9.8 million. Because we executed our business strategy of procuring an initial portfolio of such securities commencing with the third quarter of 2004 we had no such interest expense during the three months ended March 31, 2004.
      Occupancy and Equipment Expense. During the three months ended March 31, 2005, we had occupancy and equipment expense of approximately $2.1 million compared to $662,000 for the same period of 2004, an increase of 217.2%. This increase was partially due to a non-cash charge-off of approximately $796,000 related to our sub-let of our old headquarters on Park Avenue. After consideration of various alternatives we decided to discontinue our remaining use of these premises in March 2005. The sub-lease terms are below our current contractual obligation for the premises and the full difference was expensed during the three months ended March 31, 2005. In addition, the increase reflects the expansion of new origination offices and satellite locations to 63 as of March 31, 2005 from 24 as of March 31, 2004.
      Marketing and Promotion Expense. During the three months ended March 31, 2005, we had marketing and promotion expense of $1.4 million compared to $484,000 for the same period of 2004, an increase of 189.3%. This increase was primarily due to increased marketing and promotion expenses incurred to promote newly-opened loan origination offices and related newly-hired loan origination personnel, particularly related to our acquisition of the GRL branches in mid-November 2004.
      Data Processing and Communications Expense. During the three months ended March 31, 2005, we had data processing and communications expense of $518,000 compared to $168,000 for the same period of 2004, an increase of 208.3%. This increase was primarily due to increased personnel and expenses related to the acquisition of the GRL branches in mid-November 2004 and the recent upgrades/purchases of software licenses, communications portals and other technology expenses. In addition, during the third quarter of 2004, we began to incur additional costs related to new loan operating system software, and have been continually upgrading our support systems and ancillary software and licenses to accommodate the full implementation of the new system by the end of 2005.
      Office Supplies and Expense. During the three months ended March 31, 2005, we had data office supplies and expense of $573,000 compared to $218,000 for the same period of 2004, an increase of 162.8%. This increase was primarily a result of the increase in personnel and new origination offices and satellite locations, as well as the supplies needed to accommodate the bulk hiring of new employees formerly with GRL as well as other incremental employees hired during the period.
      Professional Fees Expense. During the three months ended March 31, 2005, we had professional fees expense of $744,000 compared to $253,000 for the same period of 2004, an increase of 194.1%. This increase was primarily due to increases in employment placement fees and increases in dues, licenses and permits in states where NYMC has a new presence and the use of regulatory counsel to assist in the structuring and licensing of our various affiliates in certain states.
      Other Expenses. During the three months ended March 31, 2005, we had other expenses of approximately $377,000 compared to $160,000 for the same period of 2004 an increase of 135.6% generally related to overall corporate growth.

Comparison of the Year Ended December 31, 2004 to the Year Ended December 31, 2003

Net Income
      For the year ended December 31, 2004, we had net income of approximately $4.9 million compared with net income of $13.7 million for 2003.
      Our primary sources of revenue were gain on sale of mortgage loans, fees from borrowers, fees earned on brokered loans, interest earned on portfolio investments and interest earned on mortgage loans held for sale during the interim period from funding a loan to a borrower and the ultimate sale of the loan to a third party. For the year ended December 31, 2004, total revenues increased approximately 49.7% to $56.0 million from $37.4 million for 2003.
      Interest income from our portfolio investment activities contributed approximately $20.4 million to total revenues for the year ended December 31, 2004. The third quarter of 2004 was the first quarter in which we began the execution of our portfolio investment strategy.
      Loan originations for the year ended December 31, 2004 increased to approximately $1.85 billion from $1.60 billion for 2003. The closing of a non-recurring mass closing of 347 condominium mortgage loans for the Ruppert Homes Project in the first quarter of 2003 favorably skewed the results of our gain on sale revenue in the first half of 2003 relative to the first half of 2004. In addition, some of the new branches we assumed from SIB Mortgage Corp., or SIB, in mid-March of 2004 do not charge closing costs on FHA mortgages, which reduces the fee revenue we typically would earn had these loans been other than FHA mortgage loans. During December 2004, loan originations increased due to our acquisition of GRL branches and their employees and a related loan origination pipeline of approximately $300 million.
      For the year ended December 31, 2004, total operating expenses before taxes increased approximately 121.6% to $52.3 million from $23.6 million for 2003. Interest expenses were higher for the year ended December 31, 2004, relative to the prior year as a result of the commencement of our portfolio investment strategy and the financing, through repurchase arrangements, and the hedging, of the $1.2 billion in mortgage securities held in our portfolio. Overall general and administrative expenses were higher for the year ended December 31, 2004, relative to the prior year, primarily from increased occupancy costs associated with NYMC’s relocation to a new corporate headquarters, increased personnel costs associated with an expansion of NYMC’s information technology, accounting, operations and marketing departments in connection with our IPO, and a non-cash charge of approximately $2.0 million in compensation expense for restricted shares of our common stock issued in connection with our IPO and the issuance of performance shares to GRL employees for retention and incentive compensation for meeting certain production benchmarks as a result of our acquisition of 15 GRL branches in November 2004. In addition, we had increased personnel, occupancy and promotional expenses relating to the acquisition of 23 loan origination branches from GRL and our hiring of an additional 134 employees in March 2004 and 275 employees in November 2004 from GRL — for which we incurred expenses with little offsetting revenues due to lag time in closing the new originations associated with the acquisition of these branches and employees. In addition, during the third quarter of 2004, we began to incur additional expenses in order to improve and grow our operational infrastructure (increased data processing and software costs for new systems and analytical software for the mortgage securities business as well as higher general and administrative expenses) to accommodate our increased production capacity. The GRL transaction alone is expected to approximately double our current origination volume during 2005.
      Aided in part by our acquisition of the SIB and GRL branches, our closed loan originations for the year ended December 31, 2004 totaled 8,053 loans, a 41.2% increase over the 5,704 loans that NYMC closed during 2003. As measured by principal balance, total closed loan originations for the year ended December 31, 2004 increased approximately 15.6% to $1.85 billion from $1.60 billion during 2003, reflecting a decrease in the average balance of loans originated to approximately $229,000 in 2004 from $281,000 in 2003. The increase in loan originations during the year ended December 31, 2004 is due to increased loan origination personnel and branch offices, including those personnel and branch offices acquired in the SIB and GRL transactions, as compared to 2003. The decrease in average loan balance is attributable primarily to the low average loan balance originated by one of the acquired SIB branches which does a relatively high volume of low balance FHA streamline refinance loans as compared to the historic loan production of NYMC in 2003.

Revenues
      Gain on Sales of Mortgage Loans. During the year ended December 31, 2004, we had gains on sales of mortgage loans of approximately $20.8 million compared to $23.0 million for 2003. The 9.6% decrease in the gains on sales of mortgage loans for the year ended December 31, 2004 as compared to 2003 is attributed, in part, to a tightening of approximately 40 basis points on gain on sale spreads during 2004 relative to 2003, higher margins on loans originated for the Ruppert Homes Project in 2003 (as a result of a predictable closing date and a mass closing, we were able to sell these loans primarily in “mandatory” or bulk sales which provides for a higher premium relative to “best effort” or flow sales) and lower fee revenue from an increase in FHA mortgage loan production for which we incur closing costs rather than the borrower (since our assumption of the SIB branches in March 2004, approximately 15% of our total loan originations per month are FHA loans). The decrease in gain on sale revenues was also impacted by the initial execution of our core business strategy following our IPO in June 2004: retaining selected adjustable rate mortgages for our investment portfolio. The execution of this strategy requires that we forgo the gain on sale premiums (revenues) we would otherwise receive when we sell these loans to third-parties. Instead, the cost basis of these loans, which is far lower than the loan and its associated third-party premium, is retained in our investment portfolio with the inherent value of the loan realized over time.
      The number of mortgage loans sold during the year ended December 31, 2004 increased 44.3% to 6,881 loans from 4,770 mortgage loans sold during 2003. Mortgage loan volume, as measured by aggregate principal balance of mortgage loans sold, increased approximately 17.1% to $1.4 billion for the year ended December 31, 2004 from $1.2 billion for the comparable period in 2003. The increase in the number of mortgage loans sold during the year ended December 31, 2004 was due to increased loan origination personnel and branch offices as compared to 2003. The slighter increase in the mortgage loan volume as measured by principal balance was due to higher FHA loan volumes which have an average balance of approximately

$125,000 as compared to the average balance of approximately $209,000 for all other loans sold during the year ended December 31, 2004.
      Interest Income — Mortgage Loans Held for Sale. During the year ended December 31, 2004, we had interest income on loans that were held for sale of approximately $6.9 million compared with interest income of $7.6 million for 2003. This decrease was due to a lower weighted average of days that loans were held prior to sale to third parties offset by a slightly higher average yield due to higher prevailing interest rates relative to 2003. For the year ended December 31, 2004, the average number of days a loan was held prior to sale to a third party was 30 days as compared to 34 days for 2003. For the year ended December 31, 2004, the average interest rate for mortgage loans sold increased to 5.76% from 5.73% for 2003.
      Interest Income — Investment Securities and Loans. The following table highlights the components of net interest spread and the annualized yield on net interest-earning assets as of each applicable quarter end since we began our portfolio investment activities:
Components of Net Interest Spread and Yield on Net Interest-Earning Assets

		Historical	Yield on
		Weighted	Interest
	Average Interest	Average	Earning	Cost of	Net Interest
As of the Quarter Ended	Earning Assets	Coupon	Assets	Funds	Spread

	(Dollar amounts in millions)
September 30, 2004	$776.5	4.04%	3.86%	2.45%	1.41%
December 31, 2004	$1,325.7	4.29%	3.84%	2.58%	1.26%
      As of December 31, 2004 the current yield our the investment portfolio, including mortgage securities and loans held for investment is approximately 3.93%; the related cost of funds including hedges totaled 2.73% resulting in a current net spread of 1.20%.
      Brokered Loan Fees. During the year ended December 31, 2004, we had revenues from brokered loans of approximately $6.9 million compared to $6.7 million for 2003. The number of brokered loans increased approximately 25.5% to 1,171 loans for the year ended December 31, 2004 from 934 loans for 2003. The aggregate principal balance of such brokered loans increased by approximately 12.2% to $410.1 million for the year ended December 31, 2004 from $365.5 million in 2003. The slight increase in brokered loan fees relative to the increase in brokered loan production was a function of lower broker commissions earned due to spread tightening in the industry during 2004.
      Gain on Sale of Securities. During the year ended December 31, 2004, we realized gains on the sale of marketable securities of $774,000 as compared to no loss or gain on the sale of marketable securities during 2003. Of this amount, a net gain of $607,000 was realized in the second quarter due to the disposition of marketable securities in anticipation of our IPO so as to avoid owning a legacy portfolio of securities which (i) did not meet our new investment guidelines, (ii) were equity securities, (iii) could not be appropriately hedged or (iv) did not generate qualified REIT income.

Expenses
      Salaries, Commissions and Benefits. During the year ended December 31, 2004, salaries, commissions and associated payroll costs increased to $17.1 million from $9.2 million for 2003, an increase of 85.9%. The increase was primarily due to the addition of an increase of 447 employees bringing our total employees to 782 employees at the end of December 31, 2004 from 335 employees at the end of December 31, 2003. New employees include loan officers, support staff (information technology, marketing, processing, underwriting and closing employees) and additional corporate management hired in connection with our transition to a public company. In addition, for the year ended December 31, 2004, we recognized approximately $2.0 million in non-cash compensation expense related to restricted stock grants to our executive officers in connection with our IPO and performance shares and options granted to new GRL employees for retention and incentive compensation for meeting certain future loan origination production benchmarks.

      Brokered Loan Expenses. During the year ended December 31, 2004, we had costs of brokered loans of approximately $5.3 million as compared to $3.7 million for 2003, an increase of 43.2%. The increase was due to increased brokered loan origination volume and the increased cost during 2004 of brokered loan originations, particularly payroll related costs.
      Interest Expense — Mortgage Loans Held for Sale. During the year ended December 31, 2004, we had interest expense on the warehouse financing lines for our mortgage loans held for sale of approximately $3.5 million compared with interest expense of $3.3 million for 2003, an increase of 6.1%. The average daily outstanding balance of financing facilities for the year ended December 31, 2004 was $136.3 million at an average interest rate of 2.65% as compared to an average daily outstanding balance of $116.6 million at an average rate of 2.54% for 2003. Our financing facilities are indexed at LIBOR. The slightly higher average in 2004 was primarily attributable to a higher relative change in the LIBOR index to 2.29% at December 31, 2004 from 1.17% at December 31, 2003 and was mitigated by the lower spread over the index rate negotiated on new and renewed facilities during 2004 relative to 2003. We had no such interest expense in 2003.
      Interest Expense — Investment Securities and Loans. During the year ended December 31, 2004 we had interest expense on our repurchase facilities that finance our residential mortgage backed securities portfolio including net interest expense from hedging of approximately $12.5 million. We had no such interest expense in 2003.
      Occupancy and Equipment Expense. During the year ended December 31, 2004, we had occupancy and equipment expense of approximately $3.5 million compared to $2.0 million for 2003, an increase of 75.0%. The increase reflects the expansion of new offices to 34 full service origination offices and 32 satellite locations (66 locations in total) as of December 31, 2004 from a total of 15 locations as of December 31, 2003 and the significant expansion and relocation of NYMC’s principal offices in New York City in July 2003 and the recent relocation and expansion of our Astoria, Queens office in June 2004.
      Marketing and Promotion Expense. During the year ended December 31, 2004, we had marketing and promotion expense of $3.2 million compared to $1.0 million for the same period of 2003, an increase of 220.0%. This increase was primarily due to increased marketing and promotion expenses incurred to promote newly-opened loan origination offices and related newly-hired loan origination personnel. In addition, in connection with our acquisition of the SIB and GRL branches, we undertook a significant direct mail campaign to market our loan products in 2004.
      Data Processing and Communications Expense. During the year ended December 31, 2004, we had data processing and communications expense of $1.6 million compared to $608,000 for 2003, an increase of 163.2%. This increase was primarily due to increased personnel and expenses related to the opening of new loan origination offices. In addition, since June 30, 2003, NYMC entered into leases for its new principal office phone system and high speed office printers. During the second and third quarter of 2004, we incurred additional costs related to analytical and market research software and systems in order to accommodate our mortgage securities business and to upgrade our current loan accounting software. In addition, during the third quarter of 2004, we began to incur additional costs related to new loan operating system software.
      Office Supplies and Expense. During the year ended December 31, 2004, we had office supplies and expenses of $1.5 million compared to $803,000 for the same period of 2003, an increase of 86.8%. This increase was primarily a result of the increase in personnel and new origination offices, as well as the supplies needed to accommodate the bulk hiring of 134 and 275 new employees formerly with SIB and GRL, respectively, as well as other incremental employees hired during 2004.
      Professional Fees Expense. During the year ended December 31, 2004, we had professional fees expense of $2.0 million compared to $959,000 for 2003, an increase of 108.6%. This increase was primarily due to increases in dues, licenses and permits in states where NYMC has a new presence and the use of regulatory counsel to assist in the structuring and licensing of our various affiliates in certain states in conjunction with our IPO.

      Travel and Entertainment Expense. During the year ended December 31, 2004, we had travel and entertainment expense of $612,000 compared to $666,000 for 2003, a decrease of 8.1%. The decrease was primarily due to new expense guidelines and less travel for conventions and other activities.
      Depreciation and Amortization Expense. During the year ended December 31, 2004, we had depreciation and amortization expense of $690,000 compared to $412,000 for 2003, an increase of 67.5%. This increase was primarily due to opening of new origination offices and increased investments in computer networks and systems.

Comparison of the Year Ended December 31, 2003 to the Year Ended December 31, 2002

Net Income
      Net income increased approximately 260.5% to $13.7 million for the year ended December 31, 2003 from $3.8 million for 2002. The increase in net income in 2003 was primarily the result of increased loan origination production resulting in increased loan sales volume and net interest income. Two primary factors contributed to this increase in loan origination production: a successful effort by NYMC to increase significantly its loan origination staff and low prevailing interest rates, which resulted in an increase in refinance mortgage loan volume. Total revenue increased 106.5% with a corresponding 65.0% increase in total expenses during the year ended December 31, 2003, as compared to 2002, indicating loan origination efficiencies at higher production volumes. Total loan origination volume for the year ended December 31, 2003 increased 76.0% to 5,704 loans from 3,241 for 2002. Total loan origination volume, as measured by principal balance, increased approximately 82.4% to $1.6 billion for the year ended December 31, 2003 from $877.2 million for 2002.

Revenues
      Gain on Sales of Mortgage Loans. Net gain on sales of mortgage loans increased approximately 132.3% to $23.0 million for the year ended December 31, 2003 from $9.9 million for 2002. Gross gain on sale of mortgage loans increased approximately 116.1% to $29.6 million for the year ended December 31, 2003 from $13.7 million for 2002. These increases in net and gross gain on sales of mortgage loans are due to increased sales volume of loans for the year ended December 31, 2003 and due to the fact that increased mortgage loan origination volume enabled NYMC to begin selling pools of loans, typically resulting in NYMC receiving higher prices than it historically received selling loans on a whole loan or flow basis.
      The number of mortgage loans sold during the year ended December 31, 2003 increased 83.5% to 4,770 loans from 2,600 mortgage loans sold during 2002. Mortgage loan volume, as measured by aggregate principal balance of mortgage loans sold, increased approximately 89.5% to $1.2 billion for the year ended December 31, 2003 from $633.2 million for 2002.
      Interest Income. Interest income increased approximately 153.3% to $7.6 million for the year ended December 31, 2003 from $3.0 million in 2002. This increase is due to increased originations of loans held for sale and thus an increased volume of earning assets and is partially offset by a declining average yield due to lower prevailing interest rates in the year ended December 31, 2003.
      The aggregate principal balance of loans sold increased approximately 89.5% to $1.2 billion for the year ended December 31, 2003 from $633.2 million in 2002. Additionally, NYMC’s loan pool sale strategy resulted in NYMC holding loans longer on its credit facilities. The average holding period of mortgage loans sold (the period from the closing of the loan to the sale to a third party) increased to 34 days in the year ended December 31, 2003 from 31 days in 2002. The combination of increased principal balances and holding periods allowed for higher interest revenue during the year ended December 31, 2003 and is offset in part by a decrease in the average interest rate for the mortgage loans sold by approximately 75 basis points to 5.73% in 2003 from 6.48% in 2002.
      Revenue from Brokered Loans. Revenue from brokered loans increased approximately 28.8% to $6.7 million for the year ended December 31, 2003 from $5.2 million in 2002 as a result of increased origination volume for loans brokered for other institutions. The number of brokered loans increased approximately 45.7% to 934 loans for the year ended December 31, 2003 from 641 loans in 2002. The aggregate principal balance of such brokered loans increased approximately 49.8% to $365.5 million for the year ended December 31, 2003 from $244.0 million in 2002. The percentage of brokered loans to total originations closed during the year end December 31, 2003 decreased to 16.4% from 19.8% in 2002. This was due to NYMC’s efforts to migrate more of its business from mortgage brokering to mortgage banking, which typically has been significantly more profitable.

Expenses
      Total Expenses. Total expenses increased approximately 65.0% to $23.6 million for the year ended December 31, 2003 from $14.3 million in 2002. This increase is primarily due to the increase in salaries, commissions and associated payroll costs, much of which is a variable cost (commissions) and directly related to the increase in loan originations. Occupancy and other general and administrative expenses also increased due to higher loan origination volume and an increase in the number of branch locations.
      Salaries, Commissions and Benefits. Salaries, commissions and associated payroll costs increased approximately 58.6% to $9.2 million for the year ended December 31, 2003 from $5.8 million in 2002. The increase was primarily due to an increase in commissions paid, which is a variable expense, and directly correlated to increased loan origination volume, as well as increases in support staff (processing, underwriting and closing employees) necessary to support the increased origination volume. Total employees increased to 335 on December 31, 2003 from 184 on December 31, 2002.
      Cost of Brokered Loans. Cost of brokered loans increased approximately 23.3% to $3.7 million for the year ended December 31, 2003 from $3.0 million in 2002. This increase in cost correlates to the increase in origination volume of brokered loans and the revenues earned from brokered loans.
      Interest Expense. Interest expense increased approximately 94.1% to $3.3 million for the year ended December 31, 2003 from $1.7 million in 2002. This increase is due to increased originations of loans held for sale and the period of time NYMC elected to hold such loans prior to their sale and thus an increase in financing costs, which is partially offset by lower prevailing interest rates in the year ended December 31, 2003. The average monthly outstanding balance of financing facilities during the year ended December 31, 2003 was $116.6 million at an average interest rate of 2.54% as compared to an average monthly outstanding balance of $48.8 million at an average rate of 3.17% in 2002.
      Occupancy and Equipment Expense. Occupancy and equipment expense increased approximately 100.0% to $2.0 million for the year ended December 31, 2003 from $1.0 million in 2002. The increase reflects the expansion of new origination offices to 15 on December 31, 2003 from 13 on December 31, 2002 and the significant expansion and relocation of NYMC’s principal offices in New York City in July 2003.
      Marketing and Promotion Expense. Marketing and promotion expense increased approximately 104.9% to $1.0 million for the year ended December 31, 2003 from $488,000 in 2002. This increase was primarily due to increased marketing and promotion expenses incurred to promote newly-opened loan origination offices and related newly-hired loan origination personnel.
      Data Processing and Communication Expense. Data processing and communication expense increased approximately 66.1% to $608,000 for the year ended December 31, 2003 from $366,000 in 2002. This increase was primarily due to increased loan volume and expenses related to the opening of new origination offices. In addition, during the year ended December 31, 2003, NYMC entered into leases for its new principal office phone system and high speed office printers.
      Office Supplies and Expense. Office supplies and expense increased approximately 59.0% to $803,000 for the year ended December 31, 2003 from $505,000 in 2002. This increase was primarily a result of the increase in personnel and new origination offices, as well as the supplies needed to service increased loan volume during the period.
      Professional Fees Expense. Professional fees expense increased approximately 88.0% to $959,000 for the year ended December 31, 2003 from $510,000 in 2002. This increase was primarily due to increases in dues, licenses and permits and placement search fees for increased personnel levels and the opening of new loan origination offices. In addition, NYMC incurred certain non-recurring professional fees (consulting, technology, architectural) for its relocation of its principal offices.
      Travel and Entertainment Expense. Travel and entertainment expense increased 58.6% to $666,000 for the year ended December 31, 2003 from $420,000 in 2002. This increase was primarily due to increased meals and travel expense due to increased personnel levels and the opening of new origination offices.
      Depreciation and Amortization Expense. Depreciation and amortization expense increased approximately 52.0% to $412,000 for the year ended December 31, 2003 from $271,000 in 2002. This increase was primarily due to opening of new origination offices and increased investments in computer networks and systems.
Off-Balance Sheet Arrangements
      Since inception, we have not maintained any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide funding to any such entities. Accordingly, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.
Liquidity and Capital Resources
      Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain investments, pay dividends to our stockholders and other general business needs. We recognize the need to have funds available for our operating businesses and our investment in mortgage loans until the settlement or sale of mortgages with us or with other investors. It is our policy to have adequate liquidity at all times to cover normal cyclical swings in funding availability and mortgage demand and to allow us to meet abnormal and unexpected funding requirements. We plan to meet liquidity through normal operations with the goal of avoiding unplanned sales of assets or emergency borrowing of funds.
      We believe our existing cash balances and funds available under our credit facilities and cash flows from operations will be sufficient for our liquidity requirements for at least the next 12 months. Unused borrowing capacity will vary as the market values of our securities vary. Our investments and assets will also generate liquidity on an ongoing basis through mortgage principal and interest payments, pre-payments and net earnings held prior to payment of dividends. Should our liquidity needs ever exceed these on-going or immediate sources of liquidity discussed above, we believe that our securities could be sold to raise additional cash in most circumstances. We do, however, expect to expand our mortgage origination operations and may have to arrange for additional sources of capital through the issuance of debt or equity or additional bank borrowings to fund that expansion. We currently have no commitments for any additional financings, and we cannot ensure that we will be able to obtain any additional financing at the times required and on terms and conditions acceptable to us.
      To finance our investment portfolio, we generally seek to borrow between eight and 12 times the amount of our equity. Our leverage ratio, defined as total financing facilities, less subordinated debentures outstanding, divided by total stockholders’ equity, plus subordinated debentures outstanding at March 31, 2005 was 12.1. We, and the providers of our finance facilities, generally view our subordinated debentures as a form of equity.
      Since our IPO, we have purchased approximately $1.2 billion in mortgage-backed securities. These securities were financed with a combination of IPO proceeds and repurchase agreements. As of March 31, 2005, we had approximately $1.4 billion in outstanding repurchase agreements.
      We have arrangements to enter into repurchase agreements, a form of collateralized short-term borrowing, with 21 different financial institutions and, as of March 31, 2005, had borrowed money from seven of these firms. These agreements are secured by our mortgage-backed securities and bear interest rates that have historically moved in close relationship to LIBOR.
      Under these repurchase agreements the financial institutions lend money versus the market value of our mortgage-backed securities portfolio, and, accordingly, an increase in interest rates can have a negative impact on the valuation of these securities, resulting in a potential margin call from the financial institution. We monitor the market valuation fluctuation as well as other liquidity needs to ensure there is adequate collateral available to meet any additional margin calls or liquidity requirements.
      We enter into interest rate swap agreements to extend the maturity of the repurchase agreements as a mechanism to reduce the interest rate risk of the securities portfolio. As of March 31, 2005, we had $735 million in interest rate swaps outstanding with five different financial institutions. The weighted average maturity of the swaps is 577 days as of March 31, 2005. The impact of the interest swaps extends the maturity of the repurchase agreements to one year.
      To originate a mortgage loan, we may draw against a $200 million repurchase facility with Credit Suisse First Boston Mortgage Capital, LLC, or CSFB, and a $150 million warehouse facility led by HSBC Bank USA, or HSBC. These facilities are secured by the mortgage loans owned by us and by certain of our other assets. Advances drawn under these facilities bear interest at rates that vary depending on the type of mortgage loans securing the advances. These facilities are subject to sub-limits, advance rates and terms that vary depending on the type of mortgage loans securing these financings and the ratio of our liabilities to our tangible net worth. As of March 31, 2005, the aggregate outstanding balance under these facilities was $174.0 million and the aggregate maximum amount available was $176.0 million. These agreements are not committed facilities and may be terminated at any time at the discretion of the counterparties.
      In addition to these facilities, we entered into a $250 million master loan and security agreement with Greenwich Capital. Under this agreement, Greenwich Capital provides financing to us for the origination or acquisition of certain mortgage loans, which then will be sold to third parties or contributed for future securitization to one or more trusts or other entities sponsored by us or an affiliate. We will repay advances under this credit facility with a portion of the proceeds from the sale of all mortgage-backed securities issued by the trust or other entity, along with a portion of the proceeds resulting from permitted whole loan sales. Advances under this facility bear interest at a floating rate initially equal to LIBOR plus 0.75%. Advances under this facility are subject to lender approval of the mortgage loans intended for origination or acquisition, advance rates and the then ratio of our liabilities to our tangible net worth. This facility is not a committed facility and may be terminated at any time at the discretion of Greenwich Capital. As of March 31, 2005 the outstanding balance of this facility was approximately $97.7 million with the maximum amount available for additional borrowings of $152.3 million.
      The documents governing these facilities contain a number of compensating balance requirements and restrictive financial and other covenants that, among other things, require us to maintain a maximum ratio of total liabilities to tangible net worth, of 20 to 1 in the case of the CSFB facility, 15 to 1 in the case of the HSBC facility and 20 to 1 in the case of the Greenwich Capital facility, as well as to comply with applicable regulatory and investor requirements. These facilities also contain various covenants pertaining to, among other things, the maintenance of certain periodic income thresholds and working capital. As of March 31, 2005, NYMC was not in compliance with the net income covenant on the CSFB and Greenwich Capital facilities and the net worth covenant on the HSBC facility. Waivers from the lenders with respect to these covenant violations have been obtained.
      The agreements also contain covenants limiting the ability of our subsidiaries to:

•	transfer or sell assets;

•	create liens on the collateral; or

•	incur additional indebtedness, without obtaining the prior consent of the lenders, which consent may not be unreasonably withheld.

      These limits may in turn restrict our ability to pay cash or stock dividends on our stock. In addition, under our warehouse facilities, we cannot continue to finance a mortgage loan that we hold through the warehouse facility if:

•	the loan is rejected as “unsatisfactory for purchase” by the ultimate investor and has exceeded its permissible warehouse period which varies by facility;

•	we fail to deliver the applicable note, mortgage or other documents evidencing the loan within the requisite time period;

•	the underlying property that secures the loan has sustained a casualty loss in excess of 5% of its appraised value; or

•	the loan ceases to be an eligible loan (as determined pursuant to the warehouse facility agreement).
      We expect that these credit facilities will be sufficient to meet our capital and financing needs during the next twelve months. The balances of these facilities fluctuate based on the timing of our loan closings (at which point we may draw upon the facilities) and the near-term subsequent sale of these loans to third parties or the alternative financing thereof through repurchase agreements or, in the future, securitizations for mortgage loans we intend to retain (at which point these facilities are paid down). The current availability under these facilities and our current and projected levels of loan origination volume are consistent with our historic ability to manage our pipeline of mortgage loans, the subsequent sale thereof and the related pay down of the facilities.
      As of March 31, 2005, our aggregate warehouse and repurchase facility borrowings under these facilities were $271.7 million and $1.4 billion, respectively, at an average rate of approximately 3.30%.
      Our financing arrangements are short-term facilities secured by the underlying investment in residential mortgage loans, the value of which may move inversely with changes in interest rates. A decline in the market value of our investments in the future may limit our ability to borrow under these facilities or result in lenders requiring additional collateral or initiating margin calls under our repurchase agreements. As a result, we could be required to sell some of our investments under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the amortized costs of such investments, we will incur losses.
      Our ability to originate loans depends in large part on our ability to sell the mortgage loans we originate at cost or for a premium in the secondary market so that we may generate cash proceeds to repay borrowings under our warehouse facilities and our repurchase agreement. The value of our loans depends on a number of factors, including:

•	interest rates on our loans compared to market interest rates;

•	the borrower credit risk classification;

•	loan-to-value ratios, loan terms, underwriting and documentation; and

•	general economic conditions.
      We make certain representations and warranties, and are subject to various affirmative and negative financial and other covenants, under the agreements covering the sale of our mortgage loans regarding, among other things, the loans’ compliance with laws and regulations, their conformity with the ultimate investors’ underwriting standards and the accuracy of information. In the event of a breach of these representations, warranties or covenants or in the event of an early payment default, we may be required to repurchase the loans and indemnify the loan purchaser for damages caused by that breach. We have implemented strict procedures to ensure quality control and conformity to underwriting standards and minimize the risk of being required to repurchase loans. We have been required to repurchase loans we have sold from time to time; however, these repurchases have not had a material impact on our results of operations.
      We intend to make distributions to our stockholders to comply with the various requirements to maintain our REIT status and to minimize or avoid corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short-term basis to meet the REIT distribution requirements and to avoid corporate income tax and the nondeductible excise tax.
      Certain of our assets may generate substantial mismatches between REIT taxable income and available cash. These assets could include mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable income in advance of the receipt of cash. As a result, our REIT taxable income may exceed our cash available for distribution and the requirement to distribute a substantial portion of our net taxable income could cause us to:

•	sell assets in adverse market conditions;

•	borrow on unfavorable terms; or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with the REIT distribution requirements.
Inflation
      For the periods presented herein, inflation has been relatively low and we believe that inflation has not had a material effect on our results of operations. The impact of inflation is primarily reflected in the increased costs of our operations. Virtually all our assets and liabilities are financial in nature. Our consolidated financial statements and corresponding notes thereto have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. As a result, interest rates and other factors influence our performance far more than inflation. Inflation affects our operations primarily through its effect on interest rates, since interest rates typically increase during periods of high inflation and decrease during periods of low inflation. During periods of increasing interest rates, demand for mortgages and a borrower’s ability to qualify for mortgage financing in a purchase transaction may be adversely affected. During periods of decreasing interest rates, borrowers may prepay their mortgages, which in turn may adversely affect our yield and subsequently the value of our portfolio of mortgage assets.
Contractual Obligations
      We had the following contractual obligations (excluding derivative financial instruments) at March 31, 2005:

		Less Than	1 to 3	4 to 5	After 5
	Total	1 Year	Years	Years	Years

Repurchase agreements	$1,423,641,000	$1,423,641,000	—	—	—
Warehouse facilities	271,664,999	271,664,999	—	—	—
Operating leases	17,473,990	4,150,604	$6,699,940	$4,745,446	$1,878,000
Employment agreements(1)	9,521,900	2,209,200	7,312,700	—	—

(1) Represents base cash compensation of executive officers.
New Accounting Pronouncements
      In March 2004, the EITF reached a consensus on Issue No 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This Issue provides clarification with respect to the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, (including individual securities and investments in mutual funds), and investments accounted for under the cost method. The guidance for evaluating whether an investment is other-than-temporarily impaired in EITF 03-1, except for paragraphs 10-20, must be applied in other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004. This Issue did not have a material impact on our consolidated financial statements.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
      Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates, commodity prices and equity prices. Because we are invested solely in U.S.-dollar denominated instruments, primarily residential mortgage instruments, and our borrowings are also domestic and U.S. dollar denominated, we are not subject to foreign currency exchange, or commodity and equity price risk; the primary market risk that we are exposed to is interest rate risk and its related ancillary risks. Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. All of our market risk sensitive assets, liabilities and related derivative positions are for non-trading purposes only.
      Management recognizes the following primary risks associated with our business and the industry in which we conduct business:

•	Interest rate and market (fair value) risk

•	Credit spread risk

•	Liquidity and funding risk

•	Prepayment risk

•	Credit risk

Interest Rate Risk
      Our primary interest rate exposure relates to the portfolio of adjustable-rate mortgage loans and mortgage-backed securities we acquire, as well as our variable-rate borrowings and related interest rate swaps and caps. Interest rate risk is defined as the sensitivity of our current and future earnings to interest rate volatility, variability of spread relationships, the difference in re-pricing intervals between our assets and liabilities and the effect that interest rates may have on our cash flows, especially the speed at which prepayments occur on our residential mortgage related assets.
      Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on interest earning assets and our interest expense incurred in connection with our interest bearing debt and liabilities. Changes in interest rates can also affect, among other things, our ability to originate and acquire loans and securities, the value of our loans, mortgage pools and mortgage-backed securities, and our ability to realize gains from the resale and settlement of such originated loans.

      In our investment portfolio, our primary market risk is interest rate risk. We attempt to manage interest rate risk by adjusting portfolio compositions, liability maturities and utilizing interest rate derivatives including interest rate swaps and caps. Our goal is to maximize the earnings potential of the portfolio while maintaining long term stable portfolio valuations.
      We utilize a model based risk analysis system to assist in projecting portfolio performances over a scenario of the interest rates. The model incorporates shifts in interest rates, changes in prepayments and other factors impacting the valuations of our financial securities, including mortgage-backed securities, repurchase agreements, interest rate swaps and interest rate caps.
      Based on the results of this model, as of March 31, 2005, an instantaneous shift of 100 basis points in interest rates would result in an approximate decrease in the net interest spread by 8-10 basis points as compared to our base line projections over the next year.
      The following tables set forth information about financial instruments:

	March 31, 2005

	Notional	Carrying	Estimated
	Amount	Amount	Fair Value

Investment securities available for sale	$1,109,603,785	$1,112,989,795	$1,112,989,795
Mortgage loans held for investment	68,011,188	68,462,832	68,401,520
Mortgage loans held in the securitization trust	413,396,100	417,383,398	415,698,386
Mortgage loans held for sale	99,350,664	99,554,363	100,028,276
Commitments and contingencies:
Interest rate lock commitments	245,419,888	(838,928)	(838,928)
Forward loan sales contracts	114,350,398	567,125	567,125
Interest rate swaps	735,000,000	8,596,927	8,596,927
Interest rate caps	684,451,791	1,632,751	1,632,751

	December 31, 2004

	Notional	Carrying	Estimated
	Amount	Amount	Fair Value

Investment securities available for sale	$1,194,055,340	$1,204,744,714	$1,204,744,714
Mortgage loans held for investment	188,858,607	190,153,103	190,608,241
Mortgage loans held for sale	85,105,027	85,384,927	86,097,867
Commitments and contingencies:
Interest rate lock commitments	156,110,472	37,867	37,867
Forward loan sales contracts	97,080,482	(164,816)	(164,816)
Interest rate swaps	670,000,000	3,228,457	3,228,457
Interest rate caps	250,000,000	411,248	411,248
      The impact of changing interest rates may be mitigated by portfolio prepayment activity that we closely monitor and the portfolio funding strategies we employ. First, our adjustable rate borrowings may react to changes in interest rates before our adjustable rate assets because the weighted average future repricing dates on the related borrowings may have shorter time periods than that of the adjustable rate assets. Second, interest rates on adjustable rate assets may be limited to a “periodic cap” or an increase of typically 1% or 2% per adjustment period, while our borrowings do not have comparable limitations. Third, our adjustable rate assets typically lag changes in the applicable interest rate indices by 45 days, due to the notice period provided to adjustable rate borrowers when the interest rates on their loans are scheduled to change.
      In a period of declining interest rates or nominal differences between long-term and short-term interest rates, the rate of prepayment on our mortgage assets may increase. Increased prepayments would cause us to amortize any premiums paid for our mortgage assets faster, thus resulting in a reduced net yield on our mortgage assets. Additionally, to the extent proceeds of prepayments cannot be reinvested at a rate of interest at least equal to the rate previously earned on such mortgage assets, our earnings may be adversely affected.
      Conversely, if interest rates rise or if the difference between long-term and short-term interest rates increase, the rate of prepayment on our mortgage assets may decrease. Decreased prepayments would cause us to amortize the premiums paid for our ARM assets over a longer time period, thus resulting in an increased net yield on our mortgage assets. Therefore, in rising interest rate environments where prepayments are declining, not only would the interest rate on the ARM assets portfolio increase to re-establish a spread over the higher interest rates, but the yield also would rise due to slower prepayments. The combined effect could significantly mitigate other negative effects that rising short-term interest rates might have on earnings.
      Interest rates can also affect our net return on hybrid adjustable rate (“hybrid ARM”) securities and loans net of the cost of financing hybrid ARMs. We continually monitor and estimate the duration of our hybrid ARMs and have a policy to hedge the financing of the hybrid ARMs such that the net duration of the hybrid ARMs, our borrowed funds related to such assets, and related hedging instruments are less than one year. During a declining interest rate environment, the prepayment of hybrid ARMs may accelerate (as borrowers may opt to refinance at a lower rate) causing the amount of fixed-rate financing to increase relative to the amount of hybrid ARMs, possibly resulting in a decline in our net return on hybrid ARMs as replacement hybrid ARMs may have a lower yield than those being prepaid. Conversely, during an increasing interest rate environment, hybrid ARMs may prepay slower than expected, requiring us to finance a higher amount of hybrid ARMs than originally forecast and at a time when interest rates may be higher, resulting in a decline in our net return on hybrid ARMs. Our exposure to changes in the prepayment speed of hybrid ARMs is mitigated by regular monitoring of the outstanding balance of hybrid ARMs and adjusting the amounts anticipated to be outstanding in future periods and, on a regular basis, making adjustments to the amount of our fixed-rate borrowing obligations for future periods.
      Interest rate changes can also affect the availability and pricing of adjustable rate assets, which affects our origination activity and investment opportunities. During a rising interest rate environment, there may be less total loan origination activity, particularly for refinancings. At the same time, a rising interest rate environment may result in a larger percentage of adjustable rate products being originated, mitigating the impact of lower overall loan origination activity. In addition, our focus on purchase mortgages as opposed to refinancings also mitigates the volatility of our origination volume as refinancing volume is typically a function of lower interest rates, whereas, purchase mortgage volume has historically remained relatively static during interest rate cycles. Conversely, during a declining interest rate environment total loan origination activity may rise with many of the borrowers desiring fixed-rate mortgage products. Although adjustable rate product origination as a percentage of total loan origination may decline during these periods, the increased loan origination and refinancing volume in the industry may produce sufficient investment opportunities. Additionally, a flat yield curve may be an adverse environment for adjustable rate products because the incentive for a borrower to choose an adjustable rate product over a longer term fixed-rate mortgage loan is minimized and, conversely, in a steep yield curve environment, adjustable rate products may enjoy an above average advantage over longer term fixed-rate mortgage loans, increasing our investment opportunities.
      As the rate environment changes, the impact on origination volume and the type of loan product that is favored is mitigated, in part, by our ability to operate in our two business segments. In periods where adjustable rate product is favored, our mortgage portfolio management segment, which invests in such mortgage loans, will benefit from a larger selection of loan product for its portfolio and the inherent lower cost basis and resultant wider net margin. Our mortgage lending segment, regardless of whether adjustable rate or fixed rate product is favored, will continue to originate such loans and will continue to sell to third parties all fixed rate product; as a result, in periods where fixed rate product is favored, our origination segment may see increased revenues as such fixed product is sold to third parties.
      Interest rate changes may also impact our net book value as our securities, certain mortgage loans and related hedge derivatives are marked-to-market each quarter. Generally, as interest rates increase, the value of our fixed income investments, such as mortgage loans and mortgage-backed securities, decreases and as interest rates decrease, the value of such investments will increase. We seek to hedge to some degree changes in value attributable to changes in interest rates by entering into interest rate swaps and other derivative instruments. In general, we would expect that, over time, decreases in value of our portfolio attributable to interest rate changes will be offset to some degree by increases in value of our interest rate swaps, and vice versa. However, the relationship between spreads on securities and spreads on swaps may vary from time to time, resulting in a net aggregate book value increase or decline. However, unless there is a material impairment in value that would result in a payment not being received on a security or loan, changes in the book value of our portfolio will not directly affect our recurring earnings or our ability to make a distribution to our stockholders.
      In order to minimize the negative impacts of changes in interest rates on earnings and capital, we closely monitor our asset and liability mix and utilize interest rate swaps and caps, subject to the limitations imposed by the REIT qualification tests.
      Movements in interest rates can pose a major risk to us in either a rising or declining interest rate environment. We depend on substantial borrowings to conduct our business. These borrowings are all made at variable interest rate terms that will increase as short term interest rates rise. Additionally, when interest rates rise, mortgage loans held for sale and any applications in process with interest rate lock commitments, or IRLCs, decrease in value. To preserve the value of such loans or applications in process with IRLCs, we may enter into forward sale loan contracts, or FSLCs, to be settled at future dates with fixed prices.
      When interest rates decline, loan applicants may withdraw their open applications on which we have issued an IRLC. In those instances, we may be required to purchase loans at current market prices to fulfill existing FSLCs, thereby incurring losses upon sale. We monitor our mortgage loan pipeline closely and on occasion may choose to renegotiate locked loan terms with a borrower to prevent withdrawal of open applications and mitigate the associated losses.
      In the event that we do not deliver the FSLCs or exercise our option contracts, the instruments can be settled on a net basis. Net settlement entails paying or receiving cash based upon the change in market value of the existing instrument. All FSLCs and option contracts to buy securities are to be contractually settled within six months of the balance sheet date. FSLCs and options contracts for individual loans generally must be settled within 60 days.
      Our hedging transactions using derivative instruments also involve certain additional risks such as counterparty credit risk, the enforceability of hedging contracts and the risk that unanticipated and significant changes in interest rates will cause a significant loss of basis in the contract. The counterparties to our derivative arrangements are major financial institutions and securities dealers that are well capitalized with high credit ratings and with which we may also have other financial relationships. While we do not anticipate nonperformance by any counterparty, we are exposed to potential credit losses in the event the counterparty fails to perform. Our exposure to credit risk in the event of default by a counterparty is the difference between the value of the contract and the current market price. There can be no assurance that we will be able to adequately protect against the forgoing risks and will ultimately realize an economic benefit that exceeds the related expenses incurred in connection with engaging in such hedging strategies.
      While we have not experienced any significant credit losses, in the event of a significant rising interest rate environment and/or economic downturn, mortgage and loan defaults may increase and result in credit losses that would adversely affect our liquidity and operating results.

Credit Spread Exposure
      The mortgage-backed securities we will own are also subject to spread risk. The majority of these securities are adjustable-rate securities that are valued based on a market credit spread to U.S. Treasury security yields. In other words, their value is dependent on the yield demanded on such securities by the market based on their credit relative to U.S. Treasury securities. Excessive supply of such securities combined with reduced demand will generally cause the market to require a higher yield on such securities, resulting in the use of a higher or wider spread over the benchmark rate (usually the applicable U.S. Treasury security yield) to value such securities. Under such conditions, the value of our securities portfolio would tend to decline. Conversely, if the spread used to value such securities were to decrease or tighten, the value of our securities portfolio would tend to increase. Such changes in the market value of our portfolio may affect our net equity, net income or cash flow directly through their impact on unrealized gains or losses on available-for-sale securities, and therefore our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow and access capital.
      Furthermore, shifts in the U.S. Treasury yield curve, which represents the market’s expectations of future interest rates, would also affect the yield required on our securities and therefore their value. These shifts, or a change in spreads, would have a similar effect on our portfolio, financial position and results of operations.

Market (Fair Value) Risk
      For certain of the financial instruments that we own, fair values will not be readily available since there are no active trading markets for these instruments as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated for these investments using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. Minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values. These estimates and assumptions are indicative of the interest rate environments as of March 31, 2005 and do not take into consideration the effects of subsequent interest rate fluctuations.
      We note that the values of our investments in mortgage-backed securities, and in derivative instruments, primarily interest rate hedges on our debt, will be sensitive to changes in market interest rates, interest rate spreads, credit spreads and other market factors. The value of these investments can vary and has varied materially from period to period. Historically, the values of our mortgage loan portfolio have tended to vary inversely with those of its derivative instruments.
      The following describes the methods and assumptions we use in estimating fair values of our financial instruments:

Fair value estimates are made as of a specific point in time based on estimates using present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience and other factors.

Changes in assumptions could significantly affect these estimates and the resulting fair values. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the fair values used by us should not be compared to those of other companies.

The fair values of the Company’s residential mortgage-backed securities are generally based on market prices provided by five to seven dealers who make markets in these financial instruments. If the fair value of a security is not reasonably available from a dealer, management estimates the fair value based on characteristics of the security that the Company receives from the issuer and on available market information.

The fair value of loans held for investment are determined by the loan pricing sheet which is based on internal management pricing and third party competitors in similar products and markets.

The fair value of commitments to fund with agreed upon rates are estimated using the fees and rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current market interest rates and the existing committed rates.

The fair value of commitments to deliver mortgages is estimated using current market prices for dealer or investor commitments relative to our existing positions.
      The market risk management discussion and the amounts estimated from the analysis that follows are forward-looking statements that assume that certain market conditions occur. Actual results may differ materially from these projected results due to changes in our ARM portfolio and borrowings mix and due to developments in the domestic and global financial and real estate markets. Developments in the financial markets include the likelihood of changing interest rates and the relationship of various interest rates and their impact on our ARM portfolio yield, cost of funds and cash flows. The analytical methods that we use to assess and mitigate these market risks should not be considered projections of future events or operating performance.
      As a financial institution that has only invested in U.S.-dollar denominated instruments, primarily residential mortgage instruments, and has only borrowed money in the domestic market, we are not subject to foreign currency exchange or commodity price risk. Rather, our market risk exposure is largely due to interest rate risk. Interest rate risk impacts our interest income, interest expense and the market value on a large portion of our assets and liabilities. The management of interest rate risk attempts to maximize earnings and to preserve capital by minimizing the negative impacts of changing market rates, asset and liability mix, and prepayment activity.
      The table below presents the sensitivity of the market value of our portfolio using a discounted cash flow simulation model. Application of this method results in an estimation of the percentage change in the market value of our assets, liabilities and hedging instruments per 100 basis point (“bp”) shift in interest rates expressed in years — a measure commonly referred to as duration. Positive portfolio duration indicates that the market value of the total portfolio will decline if interest rates rise and increase if interest rates decline. The closer duration is to zero, the less interest rate changes are expected to affect earnings. Included in the table is a “Base Case” duration calculation for an interest rate scenario that assumes future rates are those implied by the yield curve as of March 31, 2005. The other two scenarios assume interest rates are instantaneously 100 and 200 bps higher that those implied by market rates as of March 31, 2005.
      The use of hedging instruments is a critical part of our interest rate risk management strategies, and the effects of these hedging instruments on the market value of the portfolio are reflected in the model’s output. This analysis also takes into consideration the value of options embedded in our mortgage assets including constraints on the repricing of the interest rate of ARM assets resulting from periodic and lifetime cap features, as well as prepayment options. Assets and liabilities that are not interest rate-sensitive such as cash, payment receivables, prepaid expenses, payables and accrued expenses are excluded. The duration calculated from this model is a key measure of the effectiveness of our interest rate risk management strategies.
      Changes in assumptions including, but not limited to, volatility, mortgage and financing spreads, prepayment behavior, defaults, as well as the timing and level of interest rate changes will affect the results of the model. Therefore, actual results are likely to vary from modeled results.
Net Portfolio Duration
March 31, 2005

Basis Point Increase

	Base		+100		+200

Mortgage Portfolio	1.12 year	s	1.69 year	s	1.94 year	s
Borrowings (including hedges)	.59		.59		.59
Net Duration	.53 years		1.10 year	s	1.35 year	s
      It should be noted that the model is used as a tool to identify potential risk in a changing interest rate environment but does not include any changes in portfolio composition, financing strategies, market spreads or changes in overall market liquidity.

      Based on the assumptions used, the model output suggests a very low degree of portfolio price change given increases in interest rates, which implies that our cash flow and earning characteristics should be relatively stable for comparable changes in interest rates.
      Although market value sensitivity analysis is widely accepted in identifying interest rate risk, it does not take into consideration changes that may occur such as, but not limited to, changes in investment and financing strategies, changes in market spreads, and changes in business volumes. Accordingly, we make extensive use of an earnings simulation model to further analyze our level of interest rate risk.
      There are a number of key assumptions in our earnings simulation model. These key assumptions include changes in market conditions that affect interest rates, the pricing of ARM products, the availability of ARM products, and the availability and the cost of financing for ARM products. Other key assumptions made in using the simulation model include prepayment speeds and management’s investment, financing and hedging strategies, and the issuance of new equity. We typically run the simulation model under a variety of hypothetical business scenarios that may include different interest rate scenarios, different investment strategies, different prepayment possibilities and other scenarios that provide us with a range of possible earnings outcomes in order to assess potential interest rate risk. The assumptions used represent our estimate of the likely effect of changes in interest rates and do not necessarily reflect actual results. The earnings simulation model takes into account periodic and lifetime caps embedded in our ARM assets in determining the earnings at risk.

Liquidity and Funding Risk
      Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain investments, pay dividends to our stockholders and other general business needs. We recognize the need to have funds available for our operating businesses and our investment in mortgage loans until the settlement or sale of mortgages with us or with other investors. It is our policy to have adequate liquidity at all times to cover normal cyclical swings in funding availability and mortgage demand and to allow us to meet abnormal and unexpected funding requirements. We plan to meet liquidity through normal operations with the goal of avoiding unplanned sales of assets or emergency borrowing of funds.
      Our mortgage lending operations require significant cash to fund loan originations. Our warehouse lending arrangements, including repurchase agreements, support the mortgage lending operation. Generally, our warehouse mortgage lenders allow us to borrow between 98% and 100% of the outstanding principal. Funding for the difference — generally 2% of the principal — must come from other cash inflows. Our operating cash inflows are predominately from cash flow from mortgage securities, principal and interest on mortgage loans, third party sales of originated loans that do not fit our portfolio investment criteria, and fee income from loan originations. Other than access to our financing facilities, proceeds from equity offerings have been used to support operations.
      Loans financed with warehouse, aggregation and repurchase credit facilities are subject to changing market valuations and margin calls. The market value of our loans is dependent on a variety of economic conditions, including interest rates (and borrower demand) and end investor desire and capacity. There is no certainty that market values will remain constant. To the extent the value of the loans declines significantly, we would be required to repay portions of the amounts we have borrowed. The derivative financial instruments we use also subject us to “margin call” risk based on their market values. Under our interest rate swaps, we pay a fixed rate to the counterparties while they pay us a floating rate. When floating rates are low, on a net basis we pay the counterparty and visa-versa. In a declining interest rate environment, we would be subject to additional exposure for cash margin calls. However, the asset side of the balance sheet should increase in value in a further declining interest rate scenario. Most of our interest rate swap agreements provide for a bi-lateral posting of margin, the effect being that on either side of the valuation for such swaps, the counterparty can call/post margin. Unlike typical unilateral posting of margin only in the direction of the swap counterparty, this provides us with additional flexibility in meeting our liquidity requirements as we can call margin on our counterparty as swap values increase.

      Incoming cash on our mortgage loans and securities is a principal source of cash. The volume of cash depends on, among other things, interest rates. The volume and quality of such incoming cash flows can be impacted by severe and immediate changes in interest rates. If rates increase dramatically, our short-term funding costs will increase quickly. While many of our loans are hybrid ARMs, they typically will not reset as quickly as our funding costs creating a reduction in incoming cash flow. Our derivative financial instruments are used to mitigate the effect of interest rate volatility.
      We manage liquidity to ensure that we have the continuing ability to maintain cash flows that are adequate to fund operations and meet commitments on a timely and cost-effective basis. Our principal sources of liquidity are the repurchase agreement market, the issuance of CDOs, whole loan financing facilities as well as principal and interest payments from ARM assets. We believe that our liquidity level is in excess of that necessary to satisfy our operating requirements and we expect to continue to use diverse funding sources to maintain our financial flexibility.

Prepayment Risk
      When borrowers repay the principal on their mortgage loans before maturity or faster than their scheduled amortization, the effect is to shorten the period over which interest is earned, and therefore, reduce the cash flow and yield on our ARM assets. Furthermore, prepayment speeds exceeding or lower than our reasonable estimates for similar assets, impact the effectiveness of any hedges we have in place to mitigate financing and/or fair value risk. Generally, when market interest rates decline, borrowers have a tendency to refinance their mortgages. The higher the interest rate a borrower currently has on his or her mortgage the more incentive he or she has to refinance the mortgage when rates decline. Additionally, when a borrower has a low loan-to-value ratio, he or she is more likely to do a “cash-out” refinance. Each of these factors increases the chance for higher prepayment speeds during the term of the loan.
      We generally do not originate loans that provide for a prepayment penalty if the loan is fully or partially paid off prior to scheduled maturity. We mitigate prepayment risk by constantly evaluating our ARM portfolio at a range of reasonable market prepayment speeds observed at the time for assets with a similar structure, quality and characteristics. Furthermore, we stress-test the portfolio as to prepayment speeds and interest rate risk in order to develop an effective hedging strategy.
      For the quarter ended March 31, 2005, our mortgage assets paid down at an approximate average annualized Constant Paydown Rate (“CPR”) of 22%, compared to 24% for the quarter ended December 31, 2004. The constant prepayment rate averaged approximately 20% during the first six months of operations ended December 31, 2004. When prepayment experience increases, we have to amortize our premiums over a shorter time period, resulting in a reduced yield to maturity on our ARM assets. Conversely, if actual prepayment experience decreases, we would amortize the premium over a longer time period, resulting in a higher yield to maturity. We monitor our prepayment experience on a monthly basis and adjust the amortization of the net premium, as appropriate.

Credit Risk
      Credit risk is the risk that we will not fully collect the principal we have invested in mortgage loans or securities. As previously noted, we are predominantly a high-credit quality loan originator and our underwriting guidelines are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan, and the adequacy of the collateral securing the loan.
      We mitigate credit risk by directly underwriting our own loan originations and re-underwriting any loans originated through our correspondent networks. With regard to the purchased mortgage security portfolio, we rely on the guaranties of FannieMae, Freddie Mac or the AAA/ Aaa rating established by the rating agencies.
      With regard to loan originations, factors such as FICO score, LTV, debt-to-income ratio, and other borrower and collateral factors are evaluated. Credit enhancement features, such as mortgage insurance may also be factored into the credit decision. In some instances, when the borrower exhibits strong compensating factors, exceptions to the underwriting guidelines may be approved.

      Our loan originations are concentrated in geographic markets that are generally supply constrained. We believe that these markets have less exposure to sudden declines in housing values than those markets which have an oversupply of housing. In addition, in the supply constrained housing markets we focus on, housing values tend to be high and, generally, underwriting standards for higher value homes require lower LTVs and thus more owner equity further mitigating credit risk. Finally, the higher housing value/mortgage loan financing markets allow for more cost efficient origination volume in terms of dollars and units. For our mortgage securities that are purchased, we rely on the Fannie Mae or Freddie Mac and AAA-rating of the securities supplemented with additional due diligence.

OUR COMPANY
Overview
      We are a fully integrated, self-advised residential mortgage banking company that originates, acquires and retains, sells and securitizes mortgage assets. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, upon filing our federal income tax return for that year. We earn net interest income from residential mortgage-backed securities and adjustable-rate mortgage loans originated primarily through our wholly-owned subsidiary, NYMC. Our residential mortgage investments are comprised of adjustable rate loans, adjustable rate securities and, to a lesser extent, floating rate collateralized mortgage obligations. The adjustable rate loans and securities, which we sometimes collectively refer to as “ARM” in this prospectus, are comprised of traditional ARM securities and loans, which have interest rates that reset in a year or less and “hybrid” ARM securities and loans, which have a fixed interest rate for an initial period of two to five years before converting to ARMs whose rate will reset for their remaining terms to maturity. ARM securities represent interests in pools of whole ARM loans. The ARM securities are rated by at least one of two nationally recognized statistical rating agencies, Standard and Poor’s, Inc. or Moody’s Investors Service, Inc., collectively referred to in this prospectus as the “rating agencies”, or issued and guaranteed by Freddie Mac or Fannie Mae. The floating rate collateralized mortgage obligations are mortgage securities backed by a pool of FannieMae or Freddie Mac fixed rate mortgage loans which have interest rates that adjust monthly. We also invest in mortgage-backed securities from time to time on a leverage basis. Our portfolio of mortgage loans and mortgage securities was approximately $1.6 billion as of March 31, 2005.
      We originated $1.85 billion for the year ended December 31, 2005 and $672.5 million for the quarter ended March 31, 2005. Generally, we intend to continue to sell the fixed-rate loans, and ARM loans that do not meet our investment criteria or portfolio requirements, that we originate to third parties, and to retain in our portfolio and finance a majority of the ARM mortgage loans that we originate. Our portfolio loans are held at the REIT level or by NYMF, our wholly-owned subsidiary. We rely on our own underwriting criteria with respect to the mortgage loans we intend to retain in our portfolio and rely on the underwriting criteria of the institutions to which we sell our loans with respect to the loans we intend to sell. We believe that proper underwriting for the loans in our portfolio is critical to managing the credit risk inherent in our portfolio. We believe that there is substantial benefit to directly performing our own underwriting of loans in our portfolio as compared to a purchased securities portfolio. Our focus on underwriting has resulted in an extremely stable portfolio where only one loan, as of March 31, 2005, was more than 30 days delinquent.
      We believe that our ability to use primarily mortgage loans that we originate as the basis for our portfolio will enable us to build a portfolio that generates a higher return than the returns realized by mortgage investors that do not have their own origination capabilities, because mortgage investors that do not have their own origination capabilities must purchase their mortgage loans from third parties at costs higher than NYMC’s cost of originating the mortgage loans that we retain. While we continue to originate and build our portfolio of ARM loans, we also intend to continue to purchase from third parties on a leveraged basis residential mortgage-backed securities issued and guaranteed by Fannie Mae or Freddie Mac or rated investment grade by a rating agency. Over time, we expect that these securities will be replaced by ARM loans that we originate, although, from time to time, we may continue to purchase securities from third parties. While we have not established and do not expect to establish a limit on the amount of leverage we may incur, our leverage ratio, defined as total financing facilities less subordinated debentures outstanding divided by total stockholders’ equity plus subordinated debentures at March 31, 2005 was 12.1 times.
      Historically, we have financed our mortgage originations on a short-term basis through a variety of warehouse lines of credit and repurchase facilities. We intend to continue to use warehouse lines of credit and repurchase facilities to fund NYMC’s originations, and we will finance our portfolio of mortgage loans with a combination of equity capital, repurchase facilities and securitizations. From time to time as we aggregate a large enough portfolio comprised mainly of retained mortgage loans, we securitize these mortgage loans. We anticipate that the securitization transactions through which we finance the adjustable-rate and hybrid mortgage loans that we retain will be structured as financings for both tax and financial accounting purposes.

Therefore, we do not expect to generate a gain or loss on sales from these activities, and, following the securitizations, the loans will remain on our consolidated balance sheet as assets with the securitization debt listed as a liability. On February 25, 2005, we completed our first loan securitization of approximately $419 million of high-credit quality, first-lien, ARM loans through New York Mortgage Trust 2005-1.
      We intend to elect to be taxed as a REIT under the Internal Revenue Code. As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we currently distribute to our stockholders, but the taxable income generated by NYMC, our taxable REIT subsidiary, which will include fee income on all loans we originate and gains and net interest income on all loans we sell, will be subject to regular corporate income tax.
      Currently, NYMC’s core market is the tri-state area of New York, New Jersey and Connecticut, one of the most densely populated regions in the United States, which represented approximately 54.6% of our loan originations, as measured by principal balance, for the quarter ended March 31, 2005. To a lesser extent, NYMC is presently doing business in a number of other states across the United States, including Massachusetts, California, Florida and Pennsylvania. NYMC is presently licensed or authorized to do business in a total of 40 states and the District of Columbia, and license applications are pending in several other states.
Our History
      We were formed as a Maryland corporation in September 2003. In January 2004, we capitalized NYMF as our wholly-owned subsidiary. In June 2004, we sold 15 million shares of our common stock in an initial public offering at a price to the public of $9.00 per share, raising net proceeds of approximately $122 million after deducting the underwriters’ discount and other offering expenses. We used substantially all of the net proceeds from our IPO to purchase, on a leveraged basis, approximately $1.2 billion of residential mortgage-backed securities. Concurrent with our IPO, we acquired 100% of the equity interests of NYMC by issuing to Messrs. Schnall and Fierro, its owners, 2,750,000 shares of common stock. Subsequent to our IPO and the contribution of NYMC, we have 18,114,445 shares of common stock issued and 17,797,375 shares outstanding at December 31, 2004. Prior to our IPO, we and NYMF did not have recurring business operations.
      Prior to the time we acquired NYMC, NYMC’s business strategy was to sell or broker all of the loans it originated to third parties and the largest component of NYMC’s net income was generated by the gain on sale of such loans. For accounting purposes and reporting purposes, our acquisition of NYMC was accounted for as a reverse merger and the related transfer of loans originated by NYMC to us was accounted for as a transfer of assets between entities under common control. Accordingly, we have recorded assets and liabilities transferred from NYMC at their carrying amounts in the accounts of NYMC at the date of transfer. Our consolidated financial statements include our accounts subsequent to the IPO and also include the accounts of NYMC and NYMF prior to the IPO. As a result, our historical financial results reflect the financial operations of this prior business strategy of selling virtually all of the loans originated by NYMC to third parties. Furthermore, to the degree we retain for investment selected ARM loans that we originate, these loans are recorded at cost and no gain on sale, as would otherwise be recognized if sold to a third party, is recorded. Our post-IPO business strategy of investing in ARM assets and the securitization of loans that we originate will result in net interest income generated by such a portfolio as being the largest component of our net income. As a result, our pre-IPO operations and financial results are not necessarily comparable with our current and future operations and results.
Our Industry
      Generally, the residential mortgage industry is segmented by the size of the mortgage loans and credit characteristics of the borrowers. Mortgage loans that conform to the guidelines of entities such as Fannie Mae, Freddie Mac or Ginnie Mae, for both size and credit characteristics, are often referred to as “conforming” mortgage loans. All other mortgage loans are often referred to as non-conforming loans either because the size of the loan exceeds the guideline limit or the credit profiles of the borrowers do not meet the guideline requirements. Our strategy focuses on adjustable- and fixed-rate and hybrid first-lien mortgage loans to borrowers with strong credit profiles, which we refer to as prime mortgage loans. We believe the adjustable-rate and hybrid segment of the prime residential mortgage loan industry and our ability to originate such loans provides us the opportunity to build a portfolio of our own well-originated and well-serviced prime adjustable-rate and hybrid loans with the goal of generating higher risk-adjusted returns on investment than would be available from a portfolio based either on purchased loans or on fixed-rate or non-prime loans. We believe that our experience as a mortgage loan originator with a comprehensive and sophisticated process for credit evaluation, risk-based pricing and loss mitigation will, over time, provide us with a significant advantage over other portfolio investors who do not have comparable origination capabilities.
      We believe fundamental changes are occurring in the U.S. mortgage industry, resulting in the shifting of investment capital and mortgage assets out of traditional lending and savings institutions and into new forms of mortgage banking and mortgage investment firms, including those that qualify as REITs under the Internal Revenue Code. We believe that, while traditional mortgage investment companies, such as banks, thrifts and insurance companies, generally have greater diversification in their investments than we have as a REIT, they provide less attractive investment structures for investing in mortgage assets because of the costs associated with regulation, infrastructure and corporate level taxation. As a REIT, we are generally able to pass through our REIT earnings to our stockholders without incurring entity-level federal income tax, thereby allowing us to make relatively larger distributions than institutions with similar investments because they are subject to federal income tax on their earnings.
      Additionally, with the development of highly competitive national mortgage markets, which we believe is partly due to expansion of Fannie Mae, Freddie Mac and Ginnie Mae, local and regional mortgage originators have lost market share to more efficient mortgage originators who compete nationally. The growth of the secondary mortgage market, including new securitization techniques, has also resulted in financing structures that can be utilized efficiently to fund leveraged mortgage portfolios and better manage interest rate risk.
Our Business Strategy
      Our goal is to maximize the long-term sustainable difference between the yield on our investments and the cost of financing those assets. We intend to execute our strategy by:

•	continuing to focus on originating prime residential mortgage loans through NYMC that we believe can be used to grow our portfolio or sold at a profit;

•	expanding our retail mortgage banking business through hiring additional loan officers, the opening of new retail branch offices in new markets and selectively pursuing strategic acquisitions in the mortgage banking industry;

•	leveraging our portfolio to increase its size with the intent to enhance our returns while at the same time managing the increased risk of loss associated with this leverage; and

•	utilizing hedging strategies that we consider appropriate to minimize exposure to interest rate changes.
Our Competitive Advantages
      We believe we enjoy several key competitive advantages that will enable us to implement our business strategy. These competitive advantages include:

•	our ability to use mortgage loans that we originate as the basis for our portfolio, which we believe will enable us to build a portfolio that generates a higher return than the returns realized by other mortgage investors that do not have their own origination capabilities;

•	our extensive network of referral sources that generates recurring purchase loan originations;

•	our ability to offer a broader range of mortgage loan products than most of our competitors, including fixed-rate, adjustable-rate and hybrid mortgage loans with varying total terms, which allows us to meet the needs of a wider variety of customers as compared to those of our competitors that do not offer as many loan products;

•	access to real time data and trends in the residential mortgage business from NYMC, our mortgage loan originator, that we believe will enable us to better manage our origination strategy and investment decisions and risks with respect to our portfolio; and

•	a management team that includes experienced mortgage bankers, professionals with experience investing in and managing portfolios of residential mortgage loans and residential mortgage-backed securities and other professionals.

Operating Policies, Strategies and Business Segments
      The Company operates two segments:

•	Mortgage Portfolio Management — long-term investment in high-quality, adjustable-rate mortgage loans and residential mortgage-backed securities; and

•	Mortgage Lending — mortgage loan originations as conducted by NYMC.
      Our mortgage portfolio management operations primarily invest in adjustable-rate agency and “AAA” — rated residential mortgage-backed securities and high-quality mortgages that are originated by our mortgage operations or that may be acquired from third parties. Our equity capital and borrowed funds are used to invest in residential mortgage-backed securities and loans held for subsequent securitization, thereby producing net interest income.
      The mortgage lending segment originates residential mortgage loans through our taxable REIT subsidiary, NYMC. Loans are originated through NYMC’s retail and internet branches as well as from independent mortgage brokers and generate gain on sale revenue when the loans are sold to third parties or revenue from brokered loans when the loans are brokered to third parties.

Mortgage Portfolio Management
      Prior to the completion of our IPO on June 29, 2004, our operations were limited to the mortgage operations described in the following section, “Mortgage Lending”. Beginning in July 2004, we began to implement our business plan of investing in high-credit quality, adjustable-rate mortgage loan securities. Our portfolio management strategy is to originate and acquire ARM assets to hold in our portfolio, fund them using equity capital and borrowings and to generate net interest income from the difference, or spread, between the yield on these assets and our cost of financing.

•	Proceeds from large amounts of equity capital are immediately invested in acquired ARM securities in order to generate returns on the equity investment.

•	Acquired ARM securities are replaced with high-quality, higher-yielding, lower cost ARM loans self-originated through NYMC retail channels and possibly supplemented by NYMC’s correspondent network.

•	Our mortgage portfolio management operates with a long-term investment outlook.

•	Short-term financing of ARM loans to be securitized is provided by secured warehouse and aggregation lines.

•	Ultimate financing for ARM loans is provided by issuing asset-backed bonds for higher liquidity and more cost efficient financing provided by repurchase financing facilities.
      We believe that there is a cost advantage obtained from self-originating loans and holding such loans in securitized form in the REIT:

•	through self-origination, we avoid the intermediation costs associated with purchasing mortgage assets in the capital markets; and

•	the net interest income generated in the REIT generally will not be subject to tax, whereas, had we sold our loans in the capital markets through our TRS, we would have been subject to tax on the gain on sale of loans.
      This strategy and the use of borrowings to produce the mortgage-backed securities we hold will produce an attractive return for our stockholders relative to a purchased securities portfolio. This attractive return is accomplished by a combination of the recognition of the incremental lower cost to originate such loans and/or the ability to better afford appropriate interest rate hedging strategies in order to provide a similar return to a purchased securities portfolio but with a lower risk profile.
      We seek to have a portfolio consisting of high-credit quality mortgage-backed securities and loans. We believe that retaining high-credit quality assets in our portfolio helps us mitigate risks associated with market disruptions. Our investment guidelines define the following classifications for securities we own:

•	Category I investments are mortgage-backed securities that are either rated within one of the two highest rating categories by at least one of the rating agencies, or have their repayment guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae.

•	Category II investments are mortgage-backed securities with an investment grade rating of BBB/ Baa or better by at least one of the rating agencies.

•	Category III investments are mortgage-backed securities that have no rating from, or are rated below investment grade by at least one of the rating agencies.
      We retain on our balance sheet a majority of the residential first lien adjustable-rate and hybrid mortgage loans originated by NYMC that we believe have a low risk of default and resulting loss and are of the following types:

•	1 month adjustable-rate (various total terms);

•	6 month adjustable-rate (various total terms);

•	1 year adjustable-rate (various total terms);

•	2 year fixed-rate, adjustable-rate hybrid (various total terms);

•	3 year fixed-rate, adjustable-rate hybrid (various total terms); and

•	5 year fixed-rate, adjustable-rate hybrid (various total terms).
      The investment policy adopted by our board of directors provides, among other things, that:

•	no investment shall be made which would cause us to fail to qualify as a REIT;

•	no investment shall be made which would cause us to be regulated as an investment company;

•	at least 70% of our assets will be Category I investments or loans that back or will back such investments; and

•	no more than 7.5% of our assets will be Category III investments.
      Our board of directors may amend or waive compliance with this investment policy at any time without the consent of our stockholders.
      We seek to avoid many of the risks typically associated with companies that purchase mortgage-backed securities in the capital markets.

•	For our self-originated loan portfolio, we perform our own underwriting rather than rely on the underwriting of others.

•	We attempt to closely match the duration of our assets with the duration of our liabilities and we strive to maintain a net duration, or duration gap, of one year or less on our ARM portfolio, related borrowings and hedging instruments.

•	We structure our liabilities to mitigate potential negative effects of changes in the relationship between short- and longer-term interest rates.

•	We may purchase or structure credit enhancements to mitigate potential losses from borrower defaults.

•	Substantially all of our securities are backed by ARM loans. Because we are focused on holding ARM loans rather than fixed-rate loans, we believe we will be less adversely affected by early repayments due to falling interest rates or a reduction in our net interest income due to rising interest rates.
      Our board of directors has also established an investment and leverage committee for the purpose of approving certain investment transactions and the incurrence of indebtedness that is comprised of our co-chief executive Officers, our President and Chief Investment Officer, our Chief Financial Officer and our Chief Operating Officer. The committee has the authority to approve, without the need of further approval of our board of directors, the following transactions from time to time, any of which may be entered into by us or any of our subsidiaries:

•	the purchase and sale of Fannie Mae, Freddie Mac or Ginnie Mae and private label mortgage-backed securities, subject to the limitations described above;

•	securitizations of our mortgage loan portfolio;

•	the purchase and sale of Fannie Mae, Freddie Mac or Ginnie Mae debt;

•	the purchase and sale of U.S. Treasury securities;

•	the purchase and sale of overnight investments;

•	the purchase and sale of money market funds;

•	hedging arrangements using:

•	interest rate swaps and Eurodollar contracts;

•	caps, floors and collars;

•	financial futures; and

•	options on any of the above; and

•	the incurrence of indebtedness using:

•	repurchase agreements;

•	bank loans, up to an aggregate of $100 million; and

•	term repurchase agreements
      Initially, the loans held for investment are funded through warehouse facilities and repurchase agreements. We ultimately finance the loans that we retain in our portfolio through securitization transactions. Upon securitization, we expect that a vast majority of the resulting mortgage-backed securities will become eligible for inclusion in Category I.
      The only subordinate classes of mortgage-backed securities that we will hold (Category III investments) are subordinate classes that result from securitizations of the mortgage loans in our portfolio. We do not seek to acquire subordinated mortgage-backed securities as investments but instead acquire them only in connection with our mortgage loan securitizations or in order to help us meet our asset tests as a REIT.
      We generally maintain an overall debt-to-equity ratio ranging from 8:1 to 12:1 on the financing of our ARM investments. Our liabilities are primarily term repurchase agreements with maturities ranging from one to twelve months. A significant risk to our operations, relating to our portfolio management, is the risk that interest rates on our assets will not adjust at the same times or amounts that rates on our liabilities adjust. Even though we retain and invest in ARMs, many of the hybrid ARM loans in our portfolio have fixed rates of interest for a period of time ranging from two to five years. Our funding costs are generally not constant or fixed. As a result, we use interest rate swaps to extend the duration of our liabilities to attempt to match the duration of our assets and we use term repurchase agreements with laddered maturities to reduce the risk of a disruption in the repurchase market. Since we hold primarily ARM securities rated AAA and agency securities guaranteed by Fannie Mae or Freddie Mac, we believe we are less susceptible to a disruption in the repurchase market as these types of securities have typically been eligible for repurchase market financing even when repurchase financing was not available for other classes of mortgage assets or asset backed bonds.

Mortgage Lending
      The origination of mortgage loans through our mortgage lending operations is significant to our financial results in that it:

•	originates the high quality mortgage loans that we retain and ultimately collateralize as mortgage securities that we hold in our portfolio;

•	allows us to be competitive by offering a broad range of residential mortgage loan products; and

•	generates gain on sale income at the TRS with the ability to sell to third parties any fixed-rate and ARM loans that are not eligible for retention and investment in our portfolio.
      Furthermore, we believe our ability to originate ARM loans for securitization benefits us by providing:

•	the ability to originate ARM assets at lower cost, so that the amount of premium (net cost over par) to be amortized will be reduced in the event of prepayment;

•	generally higher yielding investments as our cost basis is lower; providing the ability to generate a higher return to shareholders and/or the ability to absorb the cost of additional interest rate hedges and thus reduce the inherent interest rate risk in our portfolio;

•	greater control over the quality and types of ARM loans in our portfolio as we directly perform our own underwriting of such loans and can encourage our loan officers to focus on certain types of ARM products.
      Our correspondent network provides additional sources of ARM loans.
      Through NYMC, our loan origination business originates primarily first mortgages on one-to-four family dwellings through the Company’s retail loan production offices and is supplemented by our wholesale division and internet channel (MortgageLine.com).
      We believe that the substantial growth of NYMC’s mortgage banking business since its inception has resulted from its commitment to providing exemplary service to its customers and its concentration on retail, referral-based, mortgage banking to borrowers with strong credit profiles. Based on our past experience and our knowledge of the mortgage industry, we believe that referrals from realtors, attorneys, accountants and other professionals and business from repeat customers tend to generate a higher percentage of purchase mortgage loan applications than refinance applications as compared to the loan applications generated by advertising and other mass marketing efforts. For the quarter ended March 31, 2005, our purchase loan originations represented 56.6% of NYMC’s total residential mortgage loan originations as measured by principal balance, as compared to an industry-wide percentage of 54.1% for one-to-four family mortgage loans, according to the April 14, 2005 report of the Mortgage Bankers Association of America, or MBAA.
      In addition, we believe that the market for mortgage loans for home purchases is less susceptible than the refinance market to downturns during periods of increasing interest rates, because borrowers seeking to purchase a home do not generally base their decision to purchase on changes in interest rates alone, while borrowers that refinance their mortgage loans often make their decision as a direct result of changes in interest rates. Consequently, while our referral-based marketing strategy may cause our overall loan origination volume during periods of declining interest rates to lag our competitors who rely on mass marketing and advertising and who therefore capture a greater percentage of loan refinance applications during those periods, we believe our strategy will enable us to sustain stronger home purchase loan origination volumes than those same competitors during periods of flat to rising interest rates. In addition, we believe that our referral-based business results in relatively higher gross margins and lower advertising costs and loan generation expenses than most other mortgage companies whose business is not referral-based.
MORTGAGE LOAN ORIGINATION SUMMARY
For the three months ended March 31, 2005

	Number
	of Loans	Dollar Value	% of Total

Payment Stream
Fixed Rate
FHA/ VA	462	$59,947,149	8.91%
Conventional Conforming	1,178	192,998,826	28.70%
Conventional Jumbo	96	54,845,900	8.16%

Total Fixed Rate	1,736	$307,791,875	45.77%

ARMs
FHA/VA	59	$9,445,507	1.40%
Conventional	1,313	355,302,234	52.83%

Total ARMs	1,372	364,747,741	54.23%

Annual Total	3,108	$672,539,616	100.00%

Loan Purpose
Conventional	2,587	$603,146,960	89.68%
FHA/VA	521	69,392,656	10.32%

Total	3,108	$672,539,616	100.00%

Documentation Type
Full Doc	2,021	$420,778,645	62.57%
Reduced Doc	207	67,974,238	10.10%
Stated/Stated	156	39,464,030	5.87%
No Doc	164	32,958,688	4.90%
No Ratio	88	16,070,329	2.39%
Other	472	95,293,686	14.17%

Total	3,108	$672,539,616	100.00%

MORTGAGE LOAN ORIGINATION SUMMARY
For the fiscal year ended December 31, 2004

	Number
	of Loans	Dollar Value	% of Total

Payment Stream
Fixed Rate
FHA/VA	1,830	$226,932,582	12.30%
Conventional Conforming	2,628	459,081,075	24.88%
Conventional Jumbo	345	192,735,635	10.44%

Total Fixed Rate	4,803	$878,749,292	47.62%

	Number
	of Loans	Dollar Value	% of Total

ARMs
FHA/VA	231	$30,377,303	1.65%
Conventional	3,019	936,378,188	50.73%

Total ARMs	3,250	966,755,491	52.38%

Annual Total	8,053	$1,845,504,783	100.00%

Loan Purpose
Conventional	5,992	$1,588,194,898	86.06%
FHA/VA	2,061	257,309,885	13.94%

Total	8,053	$1,845,504,783	100.00%

Documentation Type
Full Doc	5,438	$1,257,080,181	68.12%
Reduced Doc	621	170,501,077	9.24%
Stated/ Stated	428	117,244,311	6.35%
No Doc	449	91,193,970	4.94%
No Ratio	287	69,858,488	3.79%
Other	830	139,626,756	7.56%

Total	8,053	$1,845,504,783	100.00%

Retail Loan Origination
      Our loan origination strategy is predominantly retail, referral-based, mortgage banking. Our loan officers rely primarily on the various relationships they have established with their clientele, realtors, attorneys and others who routinely interact with those who may need mortgage financing. Retail loan origination allows us to provide a variety of attractive and innovative mortgage products at competitive rates. Unlike many banks and financial institutions which focus solely on loan products to retain in their portfolios, we offer a wide range of products — products that we can retain in portfolio and products that we will sell to third parties if such loans do not meet our investment parameters.
      Because we are predominantly referral-based, our cost of sourcing potential retail clients is less than an organization that relies heavily on concentrated broadcast, print or internet media advertising. In order to remain compliant with the Real Estate Settlement Procedures Act (“RESPA”), we do not pay referral fees or enter into above market co-branding, co-marketing or shared facilities relationships. By eliminating intermediaries between the borrower and us, we can both originate high-credit quality mortgage loans for retention in our portfolio at attractive yields or offer loans that may be sold to third parties, while at the same time offering our customers a variety of mortgage products at competitive rates and fees.
      We originate mortgage loans through our wholly-owned TRS, NYMC. As of March 31, 2005, NYMC was authorized to originate loans in 40 states and the District of Columbia.

Wholesale Loan Origination
      Our wholesale lending strategy has historically been a small component of our loan origination operations. We have a network of non-affiliated wholesale loan brokers and mortgage lenders who submit loans to us. We maintain relationships with these wholesale brokers and, as with retail loan originations, will underwrite, process, and fund wholesale loans through our centralized facilities and processing systems. In order to further diversify our origination network, in March 2005, we began to expand our wholesale loan origination capacity.

Correspondent Lending
      Through our correspondent lending channels, we may acquire mortgage loans from approved correspondent lenders. We review our correspondents for the soundness of their in-house mortgage lending procedures and their ability to fulfill their representations and warranties to us. Generally, loans acquired from correspondents are originated to our approved specifications including our internally developed loan products, credit and property guidelines, and underwriting criteria. In addition, correspondents may sell their own loan products to us that are originated according to the correspondents’ product specifications and underwriting guidelines that we have approved and accepted.
      To verify product quality and compliance with our underwriting and investment guidelines, we perform a full review of all of the loans generated by the correspondent prior to the purchase thereof. A full underwriting review of each loan file, including all credit and appraisal information, is performed as well as documentation sufficiency and compliance. Similar to loans originated through our retail and wholesale channels, these loans are also subjected to our quality control reviews.

Underwriting
      Historically, NYMC’s underwriting philosophy has been to underwrite loans according to the guidelines established by the available purchasers of its loans. However, now that our strategy includes retaining select ARM loans for our investment portfolio, we believe that proper underwriting for such loans is critical to managing the credit risk inherent in a loan portfolio. While difficult to quantify, we believe that there is substantial qualitative benefit to directly performing our own underwriting of loans in portfolio as compared to a purchased securities portfolio. Our focus on underwriting has resulted in an extremely stable portfolio where only one loan, as of March 31, 2005, was more than 30 days delinquent.
      Typically, mortgage underwriting guidelines provide a framework for determining whether a proposed mortgage loan to a potential borrower will be approved. The key points in this framework are the borrower’s credit scores and other indicia of the borrower’s ability and willingness to repay the loan, such as the borrower’s employment and income, the amount of the borrower’s equity in and the value of the borrower’s property securing the loan, the borrower’s debt to income and other debt ratios, the loan to value (“LTV”) of the loan, the amount of funds available to the borrower for closing and the borrower’s post-closing liquidity.
      We continue to follow the underwriting guidelines established by available purchasers with respect to the loans we intend to sell. Furthermore, for mortgage loans we intend to retain, we follow a specific underwriting methodology based on the following philosophy — first evaluate the borrower’s ability and willingness to repay the loan, and then evaluate the value of the property securing the loan. We seek only to retain mortgage loans that we believe have low risk of default and resultant loss. As underwriting basically seeks to predict future borrower payment patterns and ability based on the borrower’s history and current financial information and the lender’s ability to be made whole in the future through foreclosure in the event a default does occur, no assurance can be made that every loan originated or purchased will perform as anticipated.
      The key aspects of our underwriting guidelines are as follows:
      Borrower — In evaluating the borrower’s ability and willingness to repay a loan, we review and analyze the following aspects of the borrower: credit score, income and its source, employment history, debt levels in revolving, installment and other mortgage loans, credit history and use of credit in the past, and finally the ability and/or willingness to provide verification for the above. Credit scores, credit history, use of credit in the past and information as to debt levels can be typically obtained from a third party credit report through a credit repository. Those sources are used in all cases, as available. In certain cases, borrowers have little or no credit history that can be tracked by one of the primary credit repositories. In these cases, the reason for the lack of history is considered and taken into account. In our experience, more than 95% of prospective borrowers have accessible credit histories.
      Property — In evaluating a potential property to be used as collateral for a mortgage loan, we consider all of the following aspects of the property: the loan balance versus the property value, or LTV, the property type, how the property will be occupied (a primary residence, second home or investment property), if the property’s apparent value is supported by recent sales of similar properties in the same or a nearby area, any unique characteristics of the property and our confidence in the above data and their sources.
      Other Considerations — Other considerations that impact our decision regarding a borrower’s loan application include the borrower’s purpose in requesting the loan (purchase of a home as opposed to cashing equity out of the home through a refinancing for example), the loan type (adjustable-rate, including adjustment periods and loan life rate caps, or fixed-rate), and any items unique to a loan that we believe could affect credit performance.
      In addition, we work with nationally recognized providers of appraisal, credit, and title insurance. We oversee the activities of these service providers through on-site visits, report monitoring, customer service surveys, post-closing quality control, and periodic direct participation and conversations with our customers. A significant amount of our settlement services are performed by in-house professionals. We have an extensive quality control review process that is contracted with a third party in order to verify that selected loans were properly underwritten, executed and documented. All loans retained in portfolio and a selection of other loans sold to third parties also are quality control reviewed internally as well.

Our Loan Origination Financing Strategy
      We finance our loan originations utilizing warehouse and repurchase agreements as well as other similar financing arrangements. The agreements are each renewable annually, but are not committed, meaning that the counterparties to the agreements may withdraw access to the credit facilities at any time.
      Warehouse Facilities — Non-depository mortgage lenders, such as NYMC, typically rely on credit facilities for capital needed to fund new mortgage loans. These facilities are typically lines of credit from other financial institutions that the mortgage banker can draw from in order to fund new mortgage loans. These facilities are referred to as warehouse lines or warehouse facilities.
      Warehouse lines are typically collateralized loans made to mortgage bankers that in turn pledge the resulting loans to the warehouse lender. Third-party mortgage custodians, usually large banks, typically hold the mortgage loans, including the notes, mortgages and other important loan documentation, for the benefit of the mortgage lender who is deemed to own the loan and, if there is a default under the warehouse line, for the benefit of the warehouse lender.
      We currently have a $150 million syndicated line of credit with HSBC Bank USA and a $250 million warehouse facility with Greenwich Capital Financial Products, Inc.
      Master Repurchase Agreement — Mortgage bankers use repurchase agreements to finance the mortgage loans they originate. Under those agreements, the mortgage banker sells a mortgage loan to a counterparty and agrees to repurchase the loan from the counterparty at a price equal to the original sale price plus an interest factor.
      We currently have a master repurchase agreement, also referred to as a repurchase agreement, with Credit Suisse First Boston Mortgage Capital, LLC, pursuant to which we may enter into up to $200 million in aggregate loan repurchase arrangements. We currently utilize this master repurchase agreement essentially like a warehouse line to finance mortgage loans originations.

Loan Servicing
      Loan servicing is the administration function of a mortgage loan whereby an entity collects monthly payments from a mortgage borrower and disburses those funds to the appropriate parties. The servicer has to account for all payments, maintain balances in certain accounts for each loan, maintain escrow accounts for real estate taxes and insurance, remit the correct amount of principal and interest monthly to the holder of the loan and handle foreclosures as required.
      Loans that we originate that are retained by us for our portfolio have their servicing handled by Cenlar Federal Savings Bank, or Cenlar, a wholesale bank specializing in mortgage sub-servicing nationwide. Under this arrangement, Cenlar acts as an intermediary between us and the borrower. It collects payments from borrowers, handles accounting and remittance of the payments, handles escrow accounts and does certain tax reporting. As our retained loans are securitized, Cenlar continues to service those loans and reports to the securities trustee or master servicer, as appropriate.
      For a loan originated and sold to third parties, the servicing rights are sold upon the sale of the loan. We may choose to own, for periods usually no more than 90 days, certain loans designated as held for sale to third parties in order to increase earnings. In these cases, we believe there is a large enough spread between the mortgage loan interest rate and the interest rate paid on the applicable warehouse line to make any additional risk in carrying those loans on our balance sheet worthwhile. In these cases, and during the interim period between the time we fund (and subsequently own) a loan and sell the loan to a third party, we service loans through Cenlar as well.
      Loan servicing provided by Cenlar is provided on a private label basis, meaning that Cenlar employees will identify themselves as being our representatives and correspondence regarding loans is on our letterhead. The benefit to us of this arrangement is that we pay for loan services as we use them, without a significant investment in personnel, systems and equipment. In addition, since Cenlar sub-services on our behalf and reports directly to us, we are quickly made aware of any customer wishing for an early payoff of their loan through refinancing or sale of their home. As a result, we can quickly respond to customer needs and make immediate efforts reestablishing customer contact in order to capture the potential payoff of a customer’s loan with another loan product (potential refinancing, modification or new purchase mortgage) that suits their needs.
Description of Businesses

Mortgage Lending
      Our mortgage lending operations are significant to our financial results as they produce the loans that ultimately will collateralize the mortgage securities that we will hold in our portfolio. We primarily originate prime, first lien residential mortgage loans and, to a lesser extent second mortgage loans, home equity lines of credit, and bridge loans. We originate all types of mortgage loan products including adjustable-rate mortgages, or “ARM” loans, which may have an initial fixed rate period, and fixed-rate mortgages. Since the completion of our IPO, we have begun to retain and aggregate our self-originated, high-quality, shorter-term ARM loans in order to pool them into mortgage securities. The fixed rate loans we originate and any ARM loans not meeting our investment criteria continue to be sold to third parties. For the three months ended March 31, 2005 and 2004, we originated $426.8 million and $199.4 million in mortgage loans for sale to third parties, respectively. We recognized gains on sales of mortgage loans totaling $4.3 million and $3.5 million for the three months ended March 31, 2005 and 2004, respectively. For the years ended December 31, 2004 and 2003, we originated $1.4 billion and $1.2 billion in mortgage loans for sale to third parties, respectively. We recognized gains on sales of mortgage loans totaling $20.8 million and $23.0 million for the years ended December 31, 2004 and 2003, respectively.
      We also broker loans to third party mortgage lenders for which we receive a broker fee. For the three months ended March 31, 2005 and 2004, we originated $109.4 million and $84.1 million in brokered loans, respectively. We recognized net brokering income totaling approximately $481,000 and $899,000 during the three months ended March 31, 2005 and 2004, respectively. For the years ended December 31, 2004 and 2003, we originated $410.1 million and $365.5 million in brokered loans, respectively. We recognized net brokering income totaling $1.6 million and $2.9 million during the years ended December 31, 2004 and 2003, respectively.
      Our wholly-owned subsidiary, NYMC, originates all of the mortgage loans we retain, sell or broker. On mortgages to be sold, we underwrite, process and fund the mortgages originated by NYMC.
      A significant risk to our mortgage lending operations is liquidity risk — the risk that we will not have financing facilities and cash available to fund and hold loans prior to their sale or securitization. We maintain lending facilities with large banking and investment institutions to reduce this risk. On a short-term basis, we finance mortgage loans using warehouse lines of credit and repurchase agreements. Details regarding available financing arrangements and amounts outstanding under those arrangements are included in “Liquidity and Capital Resources” below.

Mortgage Portfolio Management
      Prior to the completion of our IPO on June 29, 2004, our operations were limited to the mortgage operations described in the preceding section. Beginning in July 2004, we began to implement our business plan of investing in high-credit quality, adjustable-rate mortgage-related securities and residential loans. Our mortgage portfolio, consisting primarily of residential mortgage-backed securities and mortgages loans held for investment generates a substantial portion of our earnings. In managing our investment in a mortgage portfolio, we:

•	invest in assets generated primarily from our self-origination of high-quality, single-family, residential mortgage loans;

•	invest in mortgage-backed securities originated by others, including ARM securities and CMO floaters;

•	operate as a long-term portfolio investor;

•	finance our portfolio by entering into repurchase agreements and as we aggregate mortgage loans for investment, entering into securitization transactions from time to time; and

•	generate earnings from the return on our mortgage securities and spread income from the mortgage loan portfolio.
      A significant risk to our operations, relating to our portfolio management, is the risk that interest rates on our assets will not adjust at the same times or amounts that rates on our liabilities adjust. Even though we retain and invest in ARMs, many of the hybrid ARM loans in our portfolio have fixed rates of interest for a period of time ranging from two to five years. Our funding costs are generally not constant or fixed. As a result, we use derivative instruments (interest rate swaps and interest rate caps) to mitigate the risk of our cost of funding increasing or decreasing at a faster rate than the interest on the loans (both those on the balance sheet and those that serve as collateral for mortgage securities).
      As of March 31, 2005 our mortgage securities portfolio consisted of 100% AAA — rated or FannieMae or Freddie Mac-guaranteed (“FNMA/FHLMC”) mortgage securities. This allows the company to obtain excellent financing rates as well as enhanced liquidity. The loans held for securitization consisted of high-credit quality prime adjustable rate mortgages with initial reset periods of no greater than 5 years. The loan portfolio has had no credit losses to date. Our portfolio strategy for ARM loan originations is to acquire only high-credit quality ARM loans for our securitization process thereby limiting any future potential losses.

Investment Securities-Available For Sale Characteristics
      The following tables present various characteristics of our investment securities and mortgage loan portfolio as of March 31, 2005.
Characteristics of Our Investment Securities:

			% of
	Carrying Value	Sponsor or Rating	Portfolio

Credit
Agency REMIC CMO Floating Rate	$155,476,448	FNMA/FHLMC	14%
FHLMC Agency ARMs	132,617,778	FHLMC	12%
FNMA Agency ARMs	416,326,012	FNMA	37%
Private Label ARMs	408,569,557	AAA	37%

Total	$1,112,989,795		100%

			Weighted
		% of	Average
	Carrying Value	Portfolio	Coupon

Interest Rate Repricing
<6 Months	$202,374,641	18%	3.93
<36 Months	634,811,548	57%	4.32
<60 Months	275,803,606	25%	4.73

Total	$1,112,989,795	100%	4.35

Characteristics of Our Mortgage Loans Held for Investment and Collateralizing Debt Obligations:

	Average	High	Low

General Loan Characteristics:
Original Loan Balance	$499,589	$3,000,000	$25,000
Coupon Rate	4.75%	7.75%	2.50%
Gross Margin	2.38%	4.38%	1.13%
Lifetime Cap(1)	10.67%	12.75%	9.00%
Original Term (Months)	360	360	359
Remaining Term (Months)	349	360	328

(1)	The lifetime cap is the maximum interest rate an adjustable-rate mortgage is limited to during its entire term.

Percentage

Arm Loan Type
Traditional ARMs(1)	7.2%
2/1 Hybrid ARMs	3.4%
3/1 Hybrid ARMs	61.3%
5/1 Hybrid ARMs	28.1%

Total	100.0%

Percent of ARM loans that are Interest Only	66.4%

(1)	Includes one-year ARM loans and six and one month LIBOR ARM loans

Percentage

Traditional ARMs — Periodic Caps
None	68.8%
1%	28.9%
Over 1%	2.3%

Total	100.0%

Percentage

Hybrid ARMs — Initial Cap
3.00% or less	60.2%
3.01%-4.00%	1.7%
4.01%-5.00%	8.8%
5.01%-6.00%	29.3%

Total	100.0%

Percentage

FICO Scores
650 or less	5.2%
651 to 700	20.0%
701 to 750	35.0%
751 to 800	37.4%
801 and over	2.4%

Total	100.0%

Average FICO Score	729

Percentage

Loan to Value (LTV)
50% or less	8.8%
50.01%-60.00%	10.2%
60.01%-70.00%	22.1%
70.01%-80.00%	58.9%

Total	100.0%

Average LTV	68.9%

Percentage

Property Type
Single Family	58.2%
Condominium	17.2%
Cooperative	6.9%
Planned Unit Development	14.0%
Two to Four Family	3.7%

Total	100.0%

Percentage

Occupancy Status
Primary	89.7%
Secondary	7.3%
Investor	3.0%

Total	100.0%

Percentage

Documentation Type
Full	56.7%
Reduced	20.5%
Stated	20.0%
No Documentation	1.8%
No Ratio	1.0%

Total	100.0%

Percentage

Loan Purpose
Purchase	59.9%
Cash out refinance	21.3%
Rate & term refinance	18.8%

Total	100.0%

Percentage

Geographic Distribution: 5% or more in any one state
CA	30.5%
NY	24.2%
MA	9.5%
NJ	5.3%
Other (less than 5% individually)	30.5%

Total	100.0%

      The following table presents the components of our net interest income from our investment portfolio of mortgage securities and loans for the three months ended March 31, 2005:
Net Interest Income Components

	Amount	Average Balance	Effective Rate

	(Dollars in millions)
Interest Income
Investment securities and loans	$13,852,396
Mortgage loans held in the securitization trust	1,855,925
Amortization of premium	(1,184,668)

Total interest income	$14,523,653	$1,447.9	4.01%
Interest Expense
Repurchase agreements	$7,893,877	$1,217.3	2.59%
Warehouse borrowings	1,144,168	146.3	3.13%
Interest rate swaps and caps	726,127		0.21%

Total interest expense	$9,764,172	$1,363.6	2.86%

Net Interest Income	$4,759,481		1.15%

Our Loan Underwriting Guidelines and Practices
      Historically, NYMC’s underwriting philosophy has been to underwrite loans according to the guidelines established by the available purchasers of its loans. However, now that the Company is retaining select ARM loans for its investment portfolio, we believe that proper underwriting for such loans is critical to managing the credit risk inherent in a loan portfolio. While difficult to quantify, we believe that there is substantial qualitative benefit to directly performing our own underwriting of loans in portfolio as compared to a purchased securities portfolio.
      Typically, mortgage underwriting guidelines provide a framework for determining whether a proposed mortgage loan to a potential borrower will be approved. The key points in this framework are the borrower’s credit scores and other indicia of the borrower’s ability and willingness to repay the loan, such as the borrower’s employment and income, the amount of the borrower’s equity in and the value of the borrower’s property securing the loan, the borrower’s debt to income and other debt ratios, the loan to value (“LTV”) of the loan, the amount of funds available to the borrower for closing and the borrower’s post-closing liquidity.
      We continue to follow the underwriting guidelines established by available purchasers with respect to the loans we intend to sell. Furthermore, for mortgage loans we intend to retain, we follow a specific underwriting methodology based on the following philosophy — first evaluate the borrower’s ability and willingness to repay the loan, and then evaluate the value of the property securing the loan. We seek only to retain mortgage loans that we believe have low risk of default and resultant loss. As underwriting basically seeks to predict future borrower payment patterns and ability based on the borrower’s history and current financial information and the lender’s ability to be made whole in the future through foreclosure in the event a default does occur, no assurance can be made that every loan originated or purchased will perform as anticipated.
      The key aspects of our underwriting guidelines are as follows:

Borrower — In evaluating the borrower’s ability and willingness to repay a loan, we review and analyze the following aspects of the borrower: credit score, income and its source, employment history, debt levels in revolving, installment and other mortgage loans, credit history and use of credit in the past, and finally the ability and/or willingness to provide verification for the above. Credit scores, credit history, use of credit in the past and information as to debt levels can be typically obtained from a third party credit report through a credit repository. Those sources are used in all cases, as available. In certain cases, borrowers have little or no credit history that can be tracked by one of the primary credit repositories. In these cases, the reason for the lack of history is considered and taken into account. In our experience, more than 95% of prospective borrowers have accessible credit histories.

Property — In evaluating a potential property to be used as collateral for a mortgage loan, we consider all of the following aspects of the property: the loan balance versus the property value, or LTV, the property type, how the property will be occupied (a primary residence, second home or investment property), if the property’s apparent value is supported by recent sales of similar properties in the same or a nearby area, any unique characteristics of the property and our confidence in the above data and their sources.

Other Considerations — Other considerations that impact our decision regarding a borrower’s loan application include the borrower’s purpose in requesting the loan (purchase of a home as opposed to cashing equity out of the home through a refinancing for example), the loan type (adjustable-rate, including adjustment periods and loan life rate caps, or fixed-rate), and any items unique to a loan that we believe could affect credit performance.
      In addition, we work with nationally recognized providers of appraisal, credit, and title insurance. We oversee the activities of these service providers through on-site visits, report monitoring, customer service surveys, post-closing quality control, and periodic direct participation and conversations with our customers. A significant amount of our settlement services are performed by in-house professionals. We have an extensive quality control review process that is contracted with a third party in order to verify that selected loans were properly underwritten, executed and documented. All loans retained in portfolio and a selection of other loans sold to third parties also are quality control reviewed internally as well.
Policies with Respect to Certain Activities
      If our board of directors determines that we require additional funding, we may raise such funds through additional equity offerings, debt financings, retention of cash flow, subject to provisions in the Internal Revenue Code concerning taxability of undistributed REIT taxable income, or a combination of these methods.
      In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional authorized common and preferred stock in any manner and on such terms and for such consideration our board of directors deems appropriate, including in exchange for property or other non-cash consideration.

      Debt financings may be in the form of traditional bank borrowings, publicly or privately placed debt instruments, purchase money obligations to the sellers of assets to us, long-term bonds or other publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, or securitizations, including collateralized debt securities, any of which indebtedness may be unsecured or may be secured by mortgage loans or other interests in our assets. Such indebtedness may have recourse to all or any part of our assets or may be limited to a particular asset to which the indebtedness relates.
      We have authority to offer our common stock or other equity or debt securities in exchange for property or other non-cash consideration and to repurchase or otherwise reacquire our shares of common stock or any other securities and may engage in such activities in the future. Similarly, we may offer additional interests that are exchangeable into common stock or, at our option, cash, in exchange for property or other non-cash consideration. We also may make loans to our subsidiaries.
      Subject to our ownership limitations and the gross income and asset tests necessary for REIT qualification, we may invest in other entities engaged in mortgage-related activities or in the securities of other issuers, including for the purpose of exercising control over such entities. We also may engage in the purchase and sale of investments. We do not intend to underwrite the securities of other issuers.
      Our board of directors may change any of these policies without a vote of our stockholders.
Competition
      We face intense competition from finance and mortgage banking companies, other mortgage REITs, internet-based lending companies where entry barriers are relatively low, and, to a growing extent, from traditional bank and thrift lenders that have increased their participation in the mortgage industry. As we seek to expand our loan origination business further and expand our business strategy to continue to build a portfolio of mortgage loans and mortgage-backed securities, we face a significant number of additional competitors, many of whom are well established in the markets we seek to penetrate. Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do.
      We anticipate that the majority of our competition will be in the mortgage lending industry. In addition to mortgage banking companies, internet-based lending companies, traditional banks and thrift lenders, the government sponsored entities Fannie Mae and Freddie Mac are also expanding their participation in the mortgage lending industry. While the government sponsored entities presently do not have the legal authority to originate mortgage loans, they do have the authority to buy loans. If as a result of their purchasing practices, these government sponsored entities experience significantly higher-than-expected losses, the experience could adversely affect overall investor perception of the mortgage lending industry.
      Competition in the industry can take many forms, including lower interest rates and fees, less stringent underwriting standards, convenience in obtaining a loan, customer service, amount and term of a loan and marketing and distribution channels. The need to maintain mortgage loan volume in this competitive environment creates a risk of price and quality competition in the mortgage industry. Price competition could cause us to lower the interest rates that we charge borrowers, which could lower the value of our loans we sell or retain in our portfolio. If our competitors adopt less stringent underwriting standards, we will be pressured to do so as well. If we do not relax underwriting standards in response to our competitors, we may lose market share. If we relax our underwriting standards in response to price competition, we may be exposed to higher credit risk without compensating pricing. Any increase in these pricing and underwriting pressures could reduce the volume of our loan originations and sales and significantly harm our business, financial condition, liquidity and results of operations.
Government Regulation
      We must comply with the laws, rules and regulations, as well as judicial and administrative decisions, of all jurisdictions in which we originate mortgage loans, as well as an extensive body of federal laws, rules and regulations. The volume of new or modified laws, rules and regulations applicable to our business has increased in recent years and individual municipalities have also begun to enact laws, rules and regulations that restrict or otherwise affect loan origination activities, and in some cases loan servicing activities. The laws, rules and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. It may become increasingly difficult to identify comprehensively, to interpret accurately, to program properly our information systems and to effectively train our personnel with respect to all of these laws, rules and regulations, thereby potentially increasing the risks of non-compliance with these laws, rules and regulations.
      Our failure to comply with these laws, rules and regulations can lead to:

•	civil and criminal liability, including potential monetary penalties;

•	loss of state licenses or permits required for continued lending and servicing operations;

•	legal defenses causing delay or otherwise adversely affecting our ability to enforce loans, or giving the borrower the right to rescind or cancel the loan transaction;

•	demands for indemnification or loan repurchases from purchasers of our loans;

•	class action lawsuits; and

•	administrative enforcement actions.
      Some states in which we operate may impose regulatory requirements on our officers and directors and parties holding 10%, and in some cases 5%, of our outstanding shares of common stock. If any officer, director or person holding 10%, and in some cases 5%, or more of our outstanding shares of common stock fails to meet or refuses to comply with a state’s applicable regulatory requirements for mortgage lending, we could lose our authority to conduct business in that state. The loss of our authority to conduct business in a state, for this or any other reason, could have a material adverse effect on our business, financial condition, liquidity and results of operations.
      In recent years, federal and several state and local laws, rules and regulations have been adopted, or are under consideration, that are intended to eliminate certain lending practices, often referred to as “predatory” lending practices, that are considered to be abusive. Many of these laws, rules and regulations restrict commonly accepted lending activities and would impose additional costly and burdensome compliance requirements on us. These laws, rules and regulations impose certain restrictions on loans on which certain points and fees or the annual percentage rate, or APR, meets or exceeds specified thresholds. Some of these restrictions expose a lender to risks of litigation and regulatory sanction regardless of how carefully a loan is underwritten. In addition, an increasing number of these laws, rules and regulations seek to impose liability for violations on the purchasers of mortgage loans, regardless of whether a purchaser knew of or participated in the violation. Accordingly, the third parties that buy our loans or provide financing for our loan originations may not want, and are not contractually required, to buy or finance loans that do not comply with these laws, rules and regulations.
      The continued enactment of these laws, rules and regulations may prevent us from making certain loans and may cause us to reduce the APR or the points and fees we charge on the mortgage loans that we originate. In addition, the difficulty of managing the compliance risks presented by these laws, rules and regulations may decrease the availability of warehouse financing and the overall demand for the purchase of our originated loans. These laws, rules and regulations have increased, and may continue to increase, our cost of doing business as we have been, and may continue to be, required to develop systems and procedures to ensure that we do not violate any aspect of these new requirements.
      In addition, many of these state laws, rules and regulations are not applicable to the mortgage loan operations of national banks, or other financial institutions chartered by the federal government. Therefore, the mortgage loan operations of these institutions are at a competitive advantage to us since they do not have to comply with many of these laws.
      Our goal is to avoid originating loans that meet or exceed the APR or “points and fees” threshold of these laws, rules and regulations except in the relatively small number of states in which the laws, rules and regulations relating to APR and “points and fees” thresholds allow, in our judgment, these loans to be made within our strict legal compliance standards and without undue risk relative to litigation or to the enforcement of the loan according to its terms. If we decide to relax our self-imposed restrictions on originating loans subject to these laws, rules and regulations, we will be subject to greater risks for actual or perceived non-compliance with the laws, rules and regulations, including demands for indemnification or loan repurchases from the parties to whom we broker or sell loans, class action lawsuits, increased defenses to foreclosure of individual loans in default, individual claims for significant monetary damages and administrative enforcement actions. Any of the foregoing could significantly harm our business, cash flow, financial condition, liquidity and results of operations.
      The Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. These rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.
USA PATRIOT Act
      The President of the United States signed the USA PATRIOT Act into law on October 26, 2001. The USA PATRIOT Act establishes a wide variety of new and enhanced ways of combating international terrorism. The provisions that affect national banks and other financial institutions most directly are contained in Title III of the act. In general, Title III amends current law — primarily the Bank Secrecy Act — to provide the Secretary of Treasury and other departments and agencies of the federal government with enhanced authority to identify, deter and punish international money laundering and other crimes.
      Among other things, the USA PATRIOT Act prohibits financial institutions from doing business with foreign “shell” banks and requires increased due diligence for private banking transactions and correspondent accounts for foreign banks. In addition, financial institutions will have to follow new minimum verification of identity standards for all new accounts and will be permitted to share information with law enforcement authorities under circumstances that were not previously permitted. These and other provisions of the USA PATRIOT Act became effective at varying times and the Secretary of Treasury and various federal banking agencies are responsible for issuing regulations to implement the new law. To the extent the USA PATRIOT Act applies to our mortgage banking operations, we may be subject to additional burdens of compliance and potential liability for failure to comply.
Environmental Exposure
      In the course of our business, we may foreclose and take title to residential properties securing our mortgage loans, and if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
Employees
      As of March 31, 2005, we had 810 full-time employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We believe that our compensation and benefits offered to our employees are competitive and that our relations with our employees are good.
Facilities
      Our principal offices are located at 1301 Avenue of the Americas, New York, New York, where we sub-lease approximately 62,600 square feet of space from an unaffiliated party. Additionally, as of March 31, 2005 we lease 31 full service branch office facilities and 32 satellite offices, none of which, individually, represent a material expense to our operations. Our principal New York City office rent expense is material to our operations. If we are forced to vacate any of our facilities due to lease expirations or any other reason, we believe that equally suitable alternative locations are available in all areas where we currently do business.
Legal Proceedings
      Neither NYMC nor we are involved in any material litigation. Because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, we are subject to various legal proceedings in the ordinary course of our business related to foreclosures, bankruptcies, condemnation and quiet title actions, and alleged statutory and regulatory violations. We are also subject to legal proceedings in the ordinary course of business related to employment matters. These proceedings, taken as a whole, have not had a material adverse effect on our business, financial position or our results of operations nor do we expect them to have such an effect in the future.

MANAGEMENT
Directors, Executive Officers and Key Employees
      Our board of directors consists of nine directors. Of these nine directors, we believe Messrs. Bock, Hainey, Norcutt, Pembroke, Sherman and White are considered “independent” in accordance with the requirements of the Securities Exchange Act of 1934, as amended and the New York Stock Exchange. Our directors, executive officers and certain key employees and their ages as of June 7, 2005, and their positions with us, are as follows:

Name	Age	Title

Steven B. Schnall	38	Chairman of the Board and Co-Chief Executive Officer
David A. Akre	47	Director and Co-Chief Executive Officer
Raymond A. Redlingshafer, Jr.	49	Director, President and Chief Investment Officer
David R. Bock	61	Director
Alan L. Hainey	59	Director
Steven G. Norcutt	45	Director
Mary Dwyer Pembroke	47	Director
Jerome F. Sherman	65	Director
Thomas W. White	67	Director
Michael I. Wirth	47	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
Steven R. Mumma	46	Chief Operating Officer and Vice President
Joseph V. Fierro	45	Chief Operating Officer of NYMC
Executive Officers
      Steven B. Schnall is our Chairman and Co-Chief Executive Officer. Prior to co-founding NYMT, Mr. Schnall co-founded NYMC in 1998, where he has served since inception as President and Chief Executive Officer. From 1992 until 1998, Mr. Schnall founded and served as the President of New York Mortgage Corp., one of the predecessors of NYMC. Prior to forming New York Mortgage Corp. in 1992, Mr. Schnall worked for Price Waterhouse, a big eight public accounting firm. Mr. Schnall received a B.S. cum laude in Accounting from the University of Florida.
      David A. Akre is our Co-Chief Executive Officer. Prior to co-founding NYMT, Mr. Akre served as Vice President in Capital Markets at Thornburg Mortgage Corporation, a publicly traded residential mortgage REIT, from 1997 to 2003. From 1995 to 1997, Mr. Akre was a whole loan trader at Principal Asset Markets, a subsidiary of Principal Life, a boutique whole loan broker-dealer located in New Jersey. From 1988 to 1995, Mr. Akre served in a variety of positions, including Vice President, at GE Capital Mortgage Corporation. These positions included responsibility for mortgage pipeline hedging, bidding bulk fixed-rate loan pools, securitization of specific mortgage portfolios for public pension funds, and brokering loans between mortgage insurance clients. From 1985 to 1988, Mr. Akre worked in institutional taxable fixed income sales for Security Pacific Merchant Bank in New York, and prior to that, Mr. Akre worked in mortgage origination for three mortgage banking companies in New York. Mr. Akre received a B.S. in Nautical Science from the United States Merchant Marine Academy.
      Raymond A. Redlingshafer, Jr. is our President and Chief Investment Officer. Prior to co-founding NYMT, Mr. Redlingshafer served as the Managing Director of Pedestal Capital, an internet-based trading platform used by institutional investors and dealers to transact in mortgage-backed securities, from 2000 to 2001. From 1998 to 2000, Mr. Redlingshafer served as Vice President of Mortgage Capital Markets for Salomon Smith Barney in mortgage trading. From 1995 to 1998, Mr. Redlingshafer served as National Director of Securities Marketing for Freddie Mac where he managed a team that marketed Freddie Mac securities to domestic and international fixed income investors. Prior to joining Freddie Mac, Mr. Redlingshafer was with UBS-PaineWebber from 1988 to 1995, where he started the ARMS trading desk and held a variety of mortgage trading positions before being promoted to Mortgage Sales & Product Manager. Mr. Redlingshafer began his career in 1983 with Goldman Sachs & Co. as a whole loan mortgage trader and was one of the original members of Goldman’s mortgage department. Mr. Redlingshafer received a B.S. in Business Administration, as well as a J.D. and an M.B.A., from Creighton University.
      Michael I. Wirth is our Chief Financial Officer. Prior to co-founding New York Mortgage Trust, Mr. Wirth served from 2002 to 2003 as Chief Financial Officer of Newcastle Investment Corp., a publicly traded mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and Chief Financial Officer of the following three publicly traded companies: Charter Municipal Mortgage Acceptance Company, a residential finance company; American Mortgage Acceptance Company, a mortgage REIT; and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. From 1988 to 1997, Mr. Wirth was a Senior Manager with the Real Estate Consulting Practice of Deloitte & Touche where he specialized in real estate capital markets and the financial services industry. From 1986 to 1988, Mr. Wirth was the Chief Financial Officer of Cochran Properties, Inc., a commercial real estate development company based in Atlanta, Georgia. Mr. Wirth was a Senior Accountant with Deloitte Haskins & Sells specializing in real estate and banking from 1983 to 1986. Mr. Wirth received a B.B.A. in Accountancy from Georgia State University and is a member of the American Institute of Certified Public Accountants.
      Steven R. Mumma is our Chief Operating Officer. From 2000 to 2003, Mr. Mumma was a Vice President of Natexis ABM Corp, a wholly-owned subsidiary of Natexis Banques Populaires. From 1997 to 2000, Mr. Mumma served as a Vice President of Mortgage-Backed Securities trading for Credit Agricole. Prior to joining Credit Agricole, from 1988 to 1997, Mr. Mumma was a Vice President of Natexis ABM Corp. Prior to joining Natexis ABM Corp, from 1986 to 1988, Mr. Mumma was a Controller for PaineWebber Real Estate Securities Inc., the mortgage-backed trading subsidiary of PaineWebber Inc. Prior to joining PaineWebber, from 1984 to 1985, Mr. Mumma worked for Citibank in its Capital Markets Group, as well as for Ernst & Young. Mr. Mumma is a Certified Public Accountant, and received a B.B.A. cum laude from Texas A&M University.
      Joseph V. Fierro is NYMC’s Chief Operating Officer. He co-founded NYMC, where he has served as the Chief Operating Officer since 1998. Prior to co-founding NYMC, Mr. Fierro was the founder in 1989 and President of First Security Financial Services, Inc., a wholesale mortgage banker providing niche mortgage products to mortgage brokers nationwide. During this time, Mr. Fierro served on the advisory committees for Shearson-Lehman Mortgage and Household Mortgage Services. Prior to founding First Security Financial Services, from 1984 to 1989, Mr. Fierro was employed as Senior Vice President at Resource Mortgage Banking Ltd., one of the first mortgage banking firms licensed by the State of New York. Mr. Fierro attended Newburgh Free Academy and Mount St. Mary’s College, where he studied Computer Science and Business Management.
Directors
      David R. Bock serves as a member of our board of directors. Mr. Bock is Chief Financial Officer of I-Trax, Inc., a publicly traded (AMEX) healthcare company, a position he has held since 2004. From 1995 to 2004, Mr. Bock was a Managing Partner of Federal City Capital Advisors, a strategic consulting and advisory firm, which is the successor firm to Maitland Ruick and Company, where he has served since 1995. During this period, Mr. Bock also served as Executive Vice President and Chief Financial Officer of Pedestal Inc., an online mortgage-backed securities trading platform, from 2000 until 2002. From 1992 to 1995, Mr. Bock served as a Managing Director at Lehman Brothers. Prior to joining Lehman Brothers, Mr. Bock served as Director, Operations Staff at The World Bank, where he was responsible for integrating policy, strategy and budget across four geographic regions and where he served as a member of the bank’s senior management investment committee. Mr. Bock also served in a number of other management positions at The World Bank from 1974 to 1979 and 1982 to 1989 including Director, Bank Group Financial Policy, Director, Country Debt

Restructuring and Liability Management and Division Chief, Funding Strategy. From 1979 to 1982, Mr. Bock was a partner of Atlantic Resources, a merchant bank focused on energy, agriculture and transportation projects in the Mid-Atlantic region of the U.S. Prior to this, Mr. Bock was an associate at McKinsey & Company. Mr. Bock received a B.A. in Philosophy from the University of Washington and M.Phil. in Economics from Oxford University, where he was a Rhodes Scholar.
      Alan L. Hainey serves as a member of our board of directors. Mr. Hainey is the owner and manager of Carolina Dominion, LLC, a real estate brokerage development and investment firm that he founded in 2004. In 2001, Mr. Hainey incorporated and funded the Merrill L. Hainey Family Foundation, a not-for-profit charitable organization dedicated to academic achievement through scholarships, where he continues to serve as President. From 1996 to 2000, Mr. Hainey operated an independent consulting practice providing advisory and marketing services to clients engaged in insurance, mortgage finance and investment management. From 1990 to 1996, Mr. Hainey served as President and Chief Operating Officer of GE Capital’s mortgage banking businesses and was a member of the GE Capital corporate executive council. From 1983 to 1990, Mr. Hainey served as President of GE Capital Mortgage Securities. Mr. Hainey received a B.A. with honors and a J.D. from the University of Missouri and a Master of Management with distinction from the Kellogg School of Northwestern University.
      Steven G. Norcutt serves as a member of our board of directors. Since May 2001, Mr. Norcutt has served as Executive Vice President and Chief Operating Officer of Centennial Mortgage and Funding, Inc., a residential mortgage banking company based in Minnesota. Mr. Norcutt’s responsibilities at Centennial Mortgage and Funding, Inc., include oversight of firm profitability, diversification of product mix, recruiting, technology, production management, financial management and financial reporting. Prior to joining Centennial Mortgage and Funding, Inc., Mr. Norcutt served as Senior Vice President and Portfolio Manager of Structured Finance for Reliastar Investment Research, Inc. from 1993 through 2001. Mr. Norcutt joined Reliastar Investment Research, Inc. in 1988 as Vice President and Portfolio Manager of Residential Mortgage Loans. Mr. Norcutt received a M.B.A. in Finance from the University of Minnesota and a B.S. in Finance from St. Cloud State University.
      Mary Dwyer Pembroke serves as a member of our board of directors. Ms. Pembroke serves as Director of the Campaign for Special Olympics, a position she has held since 2004. Ms. Pembroke has served as a government relations strategist for the Student Loan Marketing Association from 2003 to 2004 and served as Counsel, Government Relations for BlackBird Technologies from 2001 to 2003. From 2001 to 2002, Ms. Pembroke served as a government relations consultant for Freddie Mac and from 1994 to 2001 Ms. Pembroke served as the Director, Government Relations for Freddie Mac. Prior to her service with Freddie Mac, Ms. Pembroke served as a Manager, International Risk Assessment with FMC Corporation, a Manager, Government Relations and Community Development with Citibank, counsel to the Housing and Urban Affairs Subcommittee of the United States Senate Banking Committee and as a legislative assistant to a United States Congressman. Ms. Pembroke is currently Campaign Director for Special Olympics International. Ms. Pembroke received a B.A. in History, Political Science and French from Marquette University and a J.D. from Marquette University.
      Jerome F. Sherman serves as a member of our board of directors. Dr. Sherman is a recently retired Finance Professor from Creighton University. Since May 1999, Dr. Sherman has worked as a financial consultant to various corporations and as an economic and financial expert in litigation matters. Prior to that time, Dr. Sherman spent 29 years teaching both undergraduate and graduate finance courses at Creighton University and the University of Nebraska-Lincoln. Prior to that time, Dr. Sherman spent five years as a registered representative and owner of a small brokerage firm and five years in the research and corporate finance departments of two regional brokerage firms. Dr. Sherman has served on a variety of corporate and civic boards in Omaha and other locations in the Midwest. Dr. Sherman has served as an economics and financial expert in more than 1,500 legal proceedings during the past thirty years. Dr. Sherman received a B.S. in Mathematics from Regis College, a M.A. in Finance and Economics from Memphis State University and a Ph.D. in Finance from the University of Mississippi.

      Thomas W. White serves as a member of our board of directors. Since 2003, Mr. White has served as Senior Advisor to Beekman Advisors, a strategic financial advisory and investment management firm focused on the affordable housing sector. Since 2001, Mr. White has served as a member of the board of trustees of Charter Mac where he also serves as a member of the board’s investment committee. Mr. White also serves on the board of directors of the Enterprise Social Investment Company, a for-profit subsidiary of the Enterprise Foundation. In 2001, Mr. White retired as a Senior Vice President of Fannie Mae where he has, served in a variety of positions since 1987. From 1986 to 1987, Mr. White served as an investment banker with Bear Stearns, Inc. From 1979 to 1986, Mr. White was the executive vice president of the National Council of State Housing Agencies. Mr. White received a B.A. in History from Wayne State University.

Our Board of Directors
      Our board of directors currently consists of nine directors, six of whom we believe to be independent directors under the standards imposed by the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange.
      Our board of directors is not divided into classes; therefore, our entire board of directors will be elected each year to serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies. Our authorized number of directors may be changed only by resolution of the board of directors.

Board Committees
      Audit Committee. Our audit committee consists of three independent directors, one of whom serves as the chairperson and one of whom serves as the audit committee financial expert as defined in applicable Securities and Exchange Commission and New York Stock Exchange regulations. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. Our audit committee has adopted an audit committee charter that defines the audit committee’s primary duties to include:

•	serving as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting process and related internal contract systems and the performance generally of our internal audit function;

•	overseeing the audit and other services of our outside auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of our outside auditors, who will report directly to the audit committee;

•	providing an open means of communication among our outside auditors, accountants, financial and senior management, our internal audit department, our corporate compliance department and our board of directors;

•	resolving any disagreements between our management and our independent auditors regarding our financial reporting;

•	meeting at least quarterly with our senior executives, internal audit staff and independent auditors; and

•	preparing the audit committee report for inclusion in our annual proxy statements for our annual stockholder meeting.
      Our audit committee charter also mandates that our audit committee approve all audit, audit-related, tax and other services conducted by our independent auditors.
      Compensation Committee. Our compensation committee consists of three independent directors. Our compensation committee has adopted a compensation committee charter that defines the compensation committee’s primary duties to include:

•	establishing guidelines and standards for determining the compensation of our executive officers;

•	evaluating the performance of our senior executives;

•	reviewing our executive compensation policies;

•	recommending to our board of directors compensation levels for our executive officers;

•	administering and implementing our equity incentive plans;

•	determining the number of shares underlying, and the terms of, restricted common stock, and stock options to be granted to our directors, executive officers and other employees pursuant to our equity incentive plans; and

•	preparing a report on executive compensation for inclusion in our annual proxy statement for our annual stockholder meeting.
      Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of three independent directors. Our nominating and corporate governance committee has adopted a nominating and corporate governance committee charter that defines the nominating and corporate governance committee’s primary duties to include:

•	establishing standards for service on our board of directors;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding board size and composition, committee composition and structure and procedures affecting directors; and

•	monitoring our corporate governance principles and practices, our human resource practices and our fulfillment of our obligations of fairness in internal and external matters.
Director Compensation
      Any member of our board of directors who is also our employee does not receive additional compensation for serving on our board of directors. Our non-employee directors receive an annual retainer of $25,000 and a fee of $1,000 for each full board meeting attended in person, a fee of $750 for each committee meeting attended in person and that occurs on a date different from a full board meeting date and a fee of $500 for each full board or committee meeting attended telephonically. In addition, each non-employee director who is a committee chairman receives an annual retainer of $7,500 for the audit committee chairman, $6,000 for the compensation committee chairman and $5,000 for the chairmen of other committees. We also reimburse our directors for their reasonable travel expenses, if any, incurred in connection with their attendance at full board and committee meetings.
      Our non-employee directors are eligible to receive restricted stock and option awards under our stock incentive plan. Each of our non-employee directors received 2,500 shares of our common stock upon completion of our IPO, and have been granted 2,500 shares of restricted for their service on our board of directors in 2005. These restricted stock awards granted in 2005 will vest immediately upon issuance.
Executive Compensation
      The following table sets forth (i) the total annual compensation paid to our co-chief executive officers and our next four most highly compensated executive officers for 2004 (collectively, the “named executive officers”) and (ii) the total compensation paid by NYMC to Mr. Schnall, as Chief Executive Officer and member, and Mr. Fierro, as Chief Operating Officer and member, for the year ended December 31, 2003. We were organized in September 2003, did not conduct any operations prior to our IPO in June 2004 and, accordingly, did not pay any compensation to Messrs. Akre, Redlingshafer, Wirth or Mumma during the year ended December 31, 2003.

		Annual Compensation			Long-Term Compensation

					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	All Other
Name and Position	Year	Salary(1)	Bonus	Compensation	Awards(2)	Options (#)(3)	Compensation(4)

Steven B. Schnall	2004	$390,000	$195,000	—	$713,520	123,550	$19,016
Chairman and Co-CEO	2003	221,250	—	—	—	—	$16,275,447	(5)
David A. Akre	2004	390,000	195,000	—	955,830	—	11,403
Co-CEO
Raymond A. Redlingshafer, Jr.	2004	390,000	195,000	—	955,830	—	2,432
President and CIO
Michael I. Wirth	2004	320,000	160,000	—	744,300	—	12,544
CFO
Steven R. Mumma	2004	212,000	150,000	—	295,970	—	5,944
COO
Joseph V. Fierro	2004	315,000	157,000	—	305,800	52,950	—
COO of NYMC	2003	221,250	—	—	—	—	4,253,025	(6)

(1)	Amounts for 2004 are annualized. The officers only received a pro rated portion of the amounts shown based on the number of days from the closing of our IPO through December 31, 2004.

(2)	Based on an initial public offering price of $9.00 per share.

(3)	These options to purchase shares of our common stock were granted upon completion of our IPO and are fully vested and have an exercise price equal to the initial public offering price of $9.00.

(4)	Under the employment agreements for these individuals, we will reimburse the premiums payable for life insurance policies in the amount of $3.0 million per person (the amount with respect to Mr. Mumma will be $1.5 million) and supplemental long-term disability insurance policies for these individuals during the terms of the agreements. Certain policies for Mr. Fierro and Mr. Redlingshafer are in the process of being determined, but we do not expect the premiums for these policies to exceed $20,000 per person.

(5)	Represents $4,842,897 in cash distributions paid and the issuance of a promissory note in the original principal amount of $12,132,550, which was subsequently reduced to $11,432,550. The note was repaid from the proceeds of our IPO.

(6)	Represents $1,978,673 in cash distributions paid and the issuance of a promissory note in the original principal amount of $2,574,352, which was subsequently reduced to $2,274,352. The note was repaid from the proceeds of our IPO.

Restricted Stock Awards
      Our stock incentive plan allows for the grant of stock awards to our officers, directors, employees and other persons who provide services to us. See “Stock and Benefit Plans — 2005 Stock Incentive Plan” below. We have granted an aggregate of 412,125 stock awards to the executive officers, directors and key employees set forth in the table below upon completion of our IPO, and have granted an additional 15,000 shares to our non-employee directors for their service on our board of directors in March 2005. These stock awards have voting and dividend rights. One-third of the awards shown below to Messrs. Schnall, Akre, Redlingshafer, Wirth, Fierro and Mumma were unrestricted upon the date of grant and two-thirds are subject to forfeiture restrictions that terminate ratably over the three-year period from the date of grant. The awards shown below to our directors are not subject to any forfeiture restrictions:

	Initial Award of
	Restricted	March 2005 Award of
Name	Stock	Restricted Stock

Executive Officers
Steven B. Schnall	71,352	—
David A. Akre	95,583	—
Raymond A. Redlingshafer, Jr.	95,583	—
Michael I. Wirth	74,430	—
Steven R. Mumma	29,597	—
Joseph V. Fierro	30,580	—

Directors
David R. Bock	2,500	2,500
Alan L. Hainey	2,500	2,500
Steven G. Norcutt	2,500	2,500
Mary Dwyer Pembroke	2,500	2,500
Jerome F. Sherman	2,500	2,500
Thomas W. White	2,500	2,500
Option/SAR Grants in Last Fiscal Year
      The following table provides information on options granted to our named executive officers in fiscal year 2004.

Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates
	Securities	Options	Exercise		of Stock Price Appreciation
	Underlying	Granted to	Price		for Option Term
	Options	Employees in	per	Expiration
Name of Grantee	Granted(1)	2004	Share	Date(2)	5%	10%

Steven B. Schnall	123,550	22.2%	$9.00	June 29, 2014	$613,049	$1,509,970
David A. Akre	—	—	—	—	—	—
Raymond A. Redlingshafer, Jr.	—	—	—	—	—	—
Michael I. Wirth	—	—	—	—	—	—
Steven R. Mumma	—	—	—	—	—	—
Joseph V. Fierro	52,950	9.5%	$9.00	June 29, 2014	$262,735	$647,130

(1)	All options became fully vested on June 29, 2004.

(2)	Ten years from date of grant.

Aggregated Option Exercises in 2004 and December 31, 2004 Option Values
      The following table provides information on option exercises in 2004 by the named executive officers, and the value of each such officer’s unexercised options at December 31, 2004.

Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven B. Schnall	—	$—	123,550	—	$271,810	—
David A. Akre	—	—	—	—	—	—
Raymond A.
Redlingshafer, Jr.	—	—	—	—	—	—
Michael I. Wirth	—	—	—	—	—	—
Steven R. Mumma	—	—	—	—	—	—
Joseph V. Fierro	—	—	52,950	—	116,490	—

(1)	Market value of underlying securities on December 31, 2004, less the exercise price. Market value is based on the closing price of our common stock on the NYSE on December 31, 2004 of $11.20 per share.
Employment Agreements
      We have entered into employment agreements with each of the executive officers named in the executive compensation table above. The employment agreements provide for certain stock and option based awards under our 2004 Stock Incentive Plan, which stock incentive plan has been replaced by our recently approved 2005 Stock Incentive Plan. For a list of the initial awards of restricted stock made under the 2004 Stock Incentive Plan to each of these executive officers during the fiscal year 2004, see the section entitled “Restricted Stock Awards” above. The employment agreements also provide that these executive officers are eligible to receive annual cash incentive bonuses under our approved bonus plans.
      These employment agreements will expire on December 31, 2008, unless further extended or sooner terminated. Commencing on January 1, 2005, and on each January 1 thereafter, the term of each of these employment agreements will be automatically extended for one additional calendar year, unless we or the executive provides the other with a notice of non-renewal by no later than the October 31 immediately preceding such January 1. These agreements provided the following annual base salaries for the fiscal year 2005: Steven B. Schnall, $409,500; David A. Akre, $409,500; Raymond A. Redlingshafer, Jr., $409,500; Michael I. Wirth, $336,000; Joseph V. Fierro, $330,750; and Steven R. Mumma, $300,000. Effective each January 1 thereafter each of these base salaries will receive a minimum percentage increase equal to the increase in the Consumer Price Index for the preceding year. These agreements also provide that the executives are eligible to participate in our annual cash incentive bonus plan adopted by our compensation committee for each fiscal year during the term providing for cash bonuses of up to two times the executive’s base salary.
      These agreements provide that the executive officers agree to devote substantially all of their business time to our operations (except as we otherwise agree, including on behalf of any of our subsidiaries); provided however that the executives named above are not precluded from serving as a director or trustee in any other firm or from pursuing real estate investments and other personal investments, as long as those activities do not interfere with the performance of the executive’s duties or violate the non-competition provisions in the agreements. These employment agreements permit us to terminate the executives’ employment with appropriate notice for or without “cause.” “Cause” is generally defined to mean:

•	committing fraud or misappropriating, stealing or embezzling funds or property from us or our affiliates, or attempting to secure personally any profit in connection with any transaction entered into or on our behalf or on behalf of our affiliates;

•	knowingly violating or breaching any material law or regulation to the material detriment of us or our affiliates;

•	conviction of, or the entry of a plea of guilty or nolo contendere to, a felony which in the reasonable opinion of the board of directors brings the executive into disrepute or is likely to cause material harm to our business, customer or suppliers relations, financial condition or prospects;

•	a willful failure by the executive to perform his material duties under the employment agreement that continues for a period of 30 days after written notice to the executive; or

•	the breach of any non-competition, non-disclosure or non-solicitation agreement between the executive and us that causes or is reasonably likely to cause material harm to us.
      In addition, each of the executives named above has the right under his employment agreement to resign for “good reason” in the event of (a) an assignment to the executive of any material duties inconsistent with the executive’s position with us or a substantial adverse alteration in the nature or status of the executive’s responsibilities without the consent of the executive; (b) a material reduction in employee benefits other than a reduction generally applicable to similarly situated executives of our company without the consent of the executive; (c) a failure on our part to comply with any material provision of the employment that is not cured within 30 days after written notice to us; (d) any failure on our part to pay the executive’s base salary or any incentive bonus to which the executive is entitled under our bonus plan that, in either case, is not cured within ten days after written notice to us, or any failure of our compensation committee to approve a bonus plan for any fiscal year; and (e) the relocation of our principal place of business outside of a fifty mile radius of Midtown Manhattan without the consent of the executive. In addition, for Mr. Schnall only, for so long as he beneficially owns at least 1,000,000 shares of our common stock, “good reason” shall also include (i) a failure on the part of our board of directors to nominate Mr. Schnall for re-election to our board of directors, (ii) a failure on the part of our stockholders to re-elect Mr. Schnall as a member of our board of directors or (iii) any removal by our board of directors or stockholders of Mr. Schnall from our board of directors, other than a removal for “cause.”
      Pursuant to their employment agreement, the executives named above receive four weeks of paid vacation annually and various other customary benefits. In addition, we have purchased a term life insurance policy for each of the executives named above, with a death benefit of $3.0 million (except for Mr. Mumma, whose death benefit is $1.5 million), and will also reimburse each of the named executives for the income tax they incur with respect to our payment of the premiums on these policies.
      We have the right to obtain a key man life insurance policy for our benefit on the life of each of our executives.
      The employment agreements referred to above also provide that the named executives are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of such benefit plans as in effect from time to time.
      If the executives’ employment is terminated for “cause” or the executive resigns other than for “good reason,” we will pay the executive his full base salary through to the date of termination and reimburse the executive for all reasonable and customary expenses associated with his employment by us through the date of termination. If however, we terminate the executive without cause (other than for death or disability) or the executive terminates his employment for good reason, we will be obligated to pay (a) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time; (b) a lump sum payment of an amount equal to (i) the sum of the executive’s base salary in effect as of the date of termination plus the executive’s highest annual bonus earned in the last three fiscal years multiplied by (ii) the lesser of (A) three or (B) the number of whole months remaining under the employment agreement divided by 12;

(c) the payment of premiums for group health coverage for 18 months following the date of termination; and (d) other benefits as provided for in such employment agreement.
      In the event we deliver to the executive a notice of non-renewal of his employment agreement, the executive will have the right to resign at any time during the remainder of his employment term and we will be obligated to pay (a) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time; (b) a lump sum payment of an amount equal to the sum of the executive’s base salary in effect as of the date of termination plus the executive’s highest annual bonus earned in the last three fiscal years; (c) the payment of premiums for group health coverage for 18 months following the date of termination; and (d) other benefits as provided for in such employment agreement.
      In addition, in the event of a termination of an executive’s employment by us for any reason other than for cause, or any resignation by an executive following receipt from us of a notice of non-renewal, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination.
      Our obligation to make payments to an executive as described above is conditioned on the executive’s delivery to us of a general release of all claims against us.
      Upon a change in control of us, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination. In general terms, a change of control of us will be deemed to occur:

•	if a person or entity, acting alone or as part of a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, acquires more than 50% of our then outstanding voting securities;

•	if the holders of our outstanding voting securities approve the transfer of all or substantially all of our total assets on a consolidated basis;

•	if the holders of our outstanding voting securities approve a transaction pursuant to which we will undergo a merger, consolidation, or statutory share exchange (unless the holders of our voting shares immediately prior to the transaction have at least 50% of the combined voting power of the securities in the surviving entity resulting from the transaction or its parent);

•	if the holders of our outstanding voting securities approve a plan of complete liquidation or upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets;

•	if a majority of the members of our board of directors votes in favor of a resolution stating that a change in control of us has occurred; or

•	if our continuing directors cease for any reason to constitute a majority of the members of our board of directors.
      During an executive’s employment with us and for a 24 month period after termination of an executive’s employment for any reason (other than a resignation following receipt by the executive of a notice of non-renewal, in which case the period shall be 12 months after termination), each executive under these employment agreements has agreed not to compete with us by working with or investing in (subject to certain limited exceptions) any enterprise engaged in our principal line of business, or a line of business that we plan on entering, in any state where we presently conduct or intend to conduct business. In addition, each executive under these employment agreements has agreed to not solicit, induce or attempt to induce any person who has been employed by us or our affiliates, suppliers, licensees or consultants within six months prior to the date of termination.

Stock and Benefit Plans

2005 Stock Incentive Plan
      This summary is qualified in its entirety by the detailed provisions of our 2005 Stock Incentive Plan. We sometimes refer to our 2005 Stock Incentive Plan in this prospectus as the 2005 Plan. The purpose of the 2005 Plan is to provide incentives to our employees, non-employee directors and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.
      Administration. The 2005 Plan is administered by the compensation committee of our board of directors. The compensation committee may delegate to one or more of our officers all or part of the committee’s authority and duties under the 2005 Plan, except as to participants who are subject to Section 16 of the Securities Exchange Act of 1934. This summary uses the term “compensation committee” to refer to the compensation committee of our board of directors and any delegate of the compensation committee.
      Subject to the terms of the 2005 Plan, the compensation committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The compensation committee also may interpret the provisions of the 2005 Plan.
      Source of Shares. The shares of common stock issued or to be issued under the 2005 Plan consist of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any shares of common stock, then the number of shares of common stock counted against the aggregate number of shares available under the 2005 Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Plan. The number of shares of common stock reserved for future issuance under the 2005 Plan either as restricted stock awards or pursuant to the exercise of stock options is 1,296,471. The shares reserved for issuance under our stock incentive plan may be increased by up to 54,000 shares if the underwriters exercise their over-allotment option in connection with this offering.
      Eligibility. Awards may be made under the 2005 Plan to our or our affiliates’ employees, outside directors and to any other individual or entity who provides services to us or an affiliate and whose participation in the 2005 Plan is determined to be in our best interests by our board of directors.
      Options. The 2005 Plan permits the grant of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
      The term of each stock option will be fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. The exercisability of options may be accelerated by the compensation committee. Except in the case of changes in our capitalization, the exercise price of an option may not be reduced after its grant without the approval of our stockholders.
      In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of our common stock (which, if acquired from us, have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise. Stock options granted under the 2005 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of nonqualified options for the benefit of immediate family members of participants to help with estate planning concerns.
      Stock Awards. The 2005 Plan also permits the grant of shares of our common stock in the form of stock awards. A participant’s rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to the performance criteria described below. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below. Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, may also be issued under the 2005 Plan.
      Incentive Awards. Incentive awards entitle the participant to receive shares of our common stock or, in the discretion of the compensation committee, a cash payment, subject to the attainment of objectives based on the performance criteria described below. All incentive awards shall be finally determined exclusively by the compensation committee under the procedures established by the compensation committee. Incentive awards shall be nontransferable; provided however, the compensation committee may permit limited transfers of incentive awards for the benefit of immediate family members of participants to help with estate planning concerns.
      Performance Shares. The 2005 Plan also allows the grant of performance share awards, meaning the right to receive our common stock, cash or a combination of our common stock and cash in the future. The participant will be entitled to receive payment pursuant to the performance shares only upon the satisfaction of performance objectives and other criteria prescribed by the compensation committee. The performance measurement period will be at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment is contingent on the attainment of the objectives stated with respect to performance criteria listed below. To the extent the performance shares are earned, our payment obligation may be settled in cash, by shares of our common stock or a combination of the two.
      Stock Appreciation Rights. Stock appreciation rights may be awarded under the 2005 Plan. Stock appreciation rights entitle the participant to receive a number of shares of our common stock or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the stock appreciation right during a stated period specified by the compensation committee.
      Performance Criteria. Section 162(m) of the Internal Revenue Code limits publicly traded companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officers and the four highest compensated executive officers other than the chief executive officer. However, performance-based compensation is excluded from this limitation. The 2005 Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). Accordingly, the 2005 Plan provides that no individual may receive awards in any calendar year covering more than 175,000 shares of our common stock. In addition, no individual may receive more than $3,000,000 in any calendar year under an incentive award.
      The compensation committee will use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or lending groups (except with respect to the total stockholder return and earnings per share criteria), in establishing performance goals for awards (other than options and stock appreciation rights) that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code:

•	total stockholder return;

•	total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	funds from operations;

•	earnings before interest expense and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on assets;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity; and

•	revenue.
      Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in the number and terms of outstanding awards and the number of shares of our common stock available for issuance under the 2005 Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-off and other similar events.
      Change in Control. The 2005 Plan provides that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned if there is a change in control of our company.
      Under the 2005 Plan, a change in control is generally defined to include (i) the acquisition of at least 50% of our voting securities by any person; (ii) the transfer of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our board of directors; (v) stockholder approval of our liquidation or dissolution; or (vi) our board of directors adopts a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a change in control has effectively occurred.
      Amendment or Termination of the Plan. While our board of directors may terminate or amend the 2005 Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the New York Stock Exchange or if the amendment would increase the benefits accruing to participants under the 2005 Plan, materially increase the aggregate number of shares of common stock that may be issued under the 2005 Plan, or materially modify the requirements as to eligibility for participation in the 2005 Plan.
      Unless terminated earlier, the 2005 Plan will terminate in 2015, but will continue to govern unexpired awards.
401(k) Plan
      The existing 401(k) plan of NYMC permits our officers and employees to participate in this 401(k) plan. For some of our and NYMC’s employees, we may make matching contributions with respect to a portion of the contributions made by those employees.
Compensation Committee Interlocks and Insider Participation
      Our board of directors has established a compensation committee. None of our executive officers serve on the compensation or similar committee of any other entity.

Limitation on Liability and Indemnification
      Our charter limits, to the maximum extent permitted by Maryland law, the liability of our directors and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.
      Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.
      Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit of money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable for an improper personal benefit unless in either case a court orders indemnification and then only for expenses. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.
      In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors and officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•	all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

PRINCIPAL STOCKHOLDERS
      The following table sets forth certain information, as of April 15, 2005, regarding shares of our common stock owned of record or known to us to be owned beneficially by each director and nominee for director, each executive officer and all directors and executive officers as a group. At April 15, 2005, there were 17,797,375 shares of our common stock outstanding. Except as set forth in the footnotes to the table below, each of the stockholders identified in the table has sole voting and investment power over the common stock beneficially owned by that person. The address for each individual listed below is: c/o New York Mortgage Trust, Inc., 1301 Avenue of the Americas, New York, New York 10019.

	Number of Shares
	of Common Stock
Beneficial Owners	Beneficially Owned(1)	Percent of Class

Steven B. Schnall(2)	2,226,627	12.4%
Joseph V. Fierro(3)	954,326	5.3%
David A. Akre(4)	95,683	*
Raymond A. Redlingshafer, Jr.(5)	95,683	*
Michael I. Wirth(6)	74,530	*
Steven R. Mumma(7)	33,447	*
Jerome F. Sherman(8)	7,500	*
David R. Bock(8)	2,500	*
Alan L. Hainey(8)	2,500	*
Steven G. Norcutt(8)	5,000	*
Mary Dwyer Pembroke(8)	4,900	*
Thomas W. White(8)	3,000	*

All directors and executive officers as a group (12 persons)	3,505,696	19.70%

*	Less than 1%.

(1)	All shares not outstanding but which may be acquired by the stockholder within 60 days by the exercise of any stock option or any other right are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by the stockholder, but not by any other stockholder.

(2)	Includes 1,855,000 shares issued to Mr. Schnall and his affiliate in connection with our acquisition of the outstanding membership interests in NYMC. Includes 71,352 shares of restricted stock granted to Mr. Schnall upon completion of our IPO. Includes 123,550 fully vested stock options granted to Mr. Schnall upon completion of our IPO with an exercise price equal to our IPO price of $9.00. Includes 36,624 shares of our common stock held in escrow to satisfy any indemnification claims we may have against the contributors of the NYMC membership interests under the contribution agreement during the escrow period for losses we incur as a result of defaults on any residential mortgage loans originated by NYMC and closed prior to June 29, 2004. The escrow period for these shares will run through December 31, 2005 or the date upon which all indemnification claims have been satisfied, whichever occurs first. Includes 140,000 shares of our common stock purchased by Mr. Schnall in our IPO through a directed share program.

(3)	Includes 795,000 shares issued to Mr. Fierro and his affiliate in connection with our acquisition of the outstanding membership interests in NYMC. Includes 30,580 shares of restricted stock granted to Mr. Fierro upon completion of our IPO. Includes 52,950 fully vested stock options granted to Mr. Fierro upon completion of our IPO having an exercise price equal to our IPO price of $9.00. Includes 15,696 shares of our common stock held in escrow to satisfy any indemnification claims we may have against the contributors of the NYMC membership interests under the contribution agreement during the escrow period for losses we incur as a result of defaults on any residential mortgage loans originated by NYMC and closed prior to June 29, 2004. The escrow period for these shares will run through

December 31, 2005 or the date upon which all indemnification claims have been satisfied, whichever occurs first. Includes 60,000 shares of our common stock purchased by Mr. Fierro in our IPO through a directed share program.

(4)	Includes 95,583 shares of restricted stock granted to Mr. Akre upon completion of our IPO.

(5)	Includes 95,583 shares of restricted stock granted to Mr. Redlingshafer upon completion of our IPO.

(6)	Includes 74,430 shares of restricted stock granted to Mr. Wirth upon completion of our IPO.

(7)	Includes 29,597 shares of restricted stock granted to Mr. Mumma upon completion of our IPO.

(8)	Includes 2,500 shares of restricted stock granted to each of Mr. Bock, Mr. Hainey, Mr. Norcutt, Ms. Pembroke, Mr. Sherman and Mr. White, respectively, upon completion of our IPO.
SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
      To our knowledge, based upon information available to us, beneficial owners of more than 5% of our common stock as of December 31, 2004, are as follows:

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Franklin Mutual Advisors LLC(1)	2,129,850	11.7%
51 John F. Kennedy Parkway
Short Hills, NY 07078
Eubel Brady & Suttman Asset Management, Inc.(2)	1,478,370	7.9%
7777 Washington Village Drive
Suite 210
Dayton, OH 45459
FMR Corp.(3)	1,410,300	7.8%
82 Devonshire Street
Boston, MA 02109
DePrince, Pace & Zollo, Inc.(4)	1,394,500	7.7%
201 S. Orange Ave., Suite 850
Orlando, FL 32801
Friedman, Billings, Ramsey Group, Inc.(5)	1,392,300	7.7%
1001 19th Street North, 18th Floor,
Arlington, VA 22209
NWQ Investment Management Company, LLC(6)	1,089,952	6.0%
2049 Century Park East, 4th Floor
Los Angeles, CA 90067

(1)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Franklin Mutual Advisors, LLC. The Schedule 13G/ A indicates that the reporting entity is an investment adviser with sole voting power over 2,129,850 shares of our common stock and sole dispositive power over 2,129,850 shares of our common stock.

(2)	Information based on a Schedule 13G filed with the SEC on February 14, 2005 by Eubel Brady & Suttman Asset Management, Inc. The Schedule 13G indicates that the reporting entity is an investment advisor with shared voting power over 1,478,370 shares of our common stock and shared dispositive power over 1,478,370 shares of our common stock.

(3)	Information based on a Schedule 13G filed with the SEC on February 14, 2005, by FMR Corp. The Schedule 13G indicates that the reporting entity is a parent holding company with sole power to dispose or to direct the disposition of 1,410,300 shares of our common stock.

(4)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2005 by DePrince, Race & Zollo, Inc. The Schedule 13G indicates that the reporting entity has sole voting power over 1,394,500 shares of our common stock and sole dispositive power over 1,394,500 shares of our common stock.

(5)	Shares held by various investment funds over which Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co., Inc., exercises shares investment and voting power through wholly-owned indirect subsidiaries.

(6)	Information based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2005 by NWQ Investment Management Company, LLC. The Schedule 13G/ A indicates that the reporting entity has sole voting power over 965,850 shares of our common stock and sole dispositive power over 1,089,952 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Acquisition of Membership Interests in The New York Mortgage Company, LLC
      In connection with our IPO, we entered into a contribution agreement, dated as of December 22, 2003, with Steven B. Schnall, our Chairman and Co-Chief Executive Officer, and Joseph V. Fierro, the Chief Operating Officer of NYMC, as amended and restated on March 25, 2004, as further amended and restated on April 29, 2004 (the “Contribution Agreement”), pursuant to which we acquired from Messrs. Schnall and Fierro and their affiliates all of the outstanding membership interests in NYMC. The terms of this contribution agreement were not negotiated between the parties on an arms-length basis. We issued a total of 2,750,000 shares of our common stock for these interests, seventy percent of which, or 1,925,000 shares, were issued to Mr. Schnall and his affiliate and thirty percent of which, or 825,000 shares, were issued to Mr. Fierro and his affiliate.
      In addition, 70,000 of the shares of common stock issued to Mr. Schnall and his affiliate and 30,000 of the shares of common stock issued to Mr. Fierro and his affiliate as consideration for their interests in NYMC were placed in escrow through December 31, 2004 (“escrowed shares”) for the purpose of satisfying any indemnification claims we may have against the contributors of the NYMC membership interests under the Contribution Agreement during the escrow period for losses we incurred as a result of defaults on residential mortgage loans originated by NYMC and closed prior to completion of our IPO. On December 31, 2004, Messrs. Schnall and Fierro forfeited 33,376 and 14,304 escrowed shares, respectively, to satisfy certain indemnification claims known as of December 31, 2004 and agreed to extend the escrow period for the balance of the escrowed shares to December 31, 2005 or the date upon which all indemnification claims have been satisfied, whichever occurs first.
      Finally, we agreed under the Contribution Agreement to indemnify each of Messrs. Schnall and Fierro and their affiliates against all liabilities, losses, damages, costs, claims, obligations and expenses (including reasonable attorneys’ fees) that either or both of them may suffer or incur by reason of (i) any breach of our representations, warranties, covenants or agreements contained in the Contribution Agreement, (ii) any act or cause of action occurring or accruing on or after the closing date of our IPO (the “closing date”) and arising from our ownership or operation of NYMC on or after the closing date and (iii) any personal guarantee of NYMC’s obligations by either or both of Messrs. Schnall or Fierro in existence prior to or as of the closing date of our acquisition of NYMC of or relating to any liability or obligation of NYMC. In addition, we agreed in the Contribution Agreement to take all actions necessary to cause all of these guarantees by Messrs. Schnall and Fierro to be terminated or released in full without any continuing liability or obligation on their part as soon as reasonably practicable following our acquisition of NYMC. As of April 15, 2005, no claims under this indemnification provision have arisen.
Notes Payable to Steven B. Schnall and Joseph V. Fierro
      NYMC issued notes in the amounts of $11,432,550 and $2,274,352 to Messrs. Schnall and Fierro, respectively, on August 31, 2003, as amended and restated on December 23, 2003, as further amended and restated on February 26, 2004, and as further amended and restated on May 26, 2004, and that were due on June 30, 2005 bearing interest at 3% per annum, as distributions equal to NYMC’s paid-in equity and retained earnings as of August 31, 2003.
      We entered into an agreement with NYMC and Messrs. Schnall and Fierro dated December 23, 2003, as amended and restated on April 29, 2004 to cause NYMC to repay these promissory notes following completion of our IPO. These notes were repaid in full to Messrs. Schnall and Fierro on June 30, 2004.
Distributions to Steven B. Schnall and Joseph V. Fierro
      Immediately prior to completion of our IPO, NYMC made a cash distribution of approximately $2,409,000 in the aggregate to Messrs. Schnall and Fierro and their affiliates, who together comprised all the former members of NYMC. The distribution was based on the estimated paid-in equity and retained earnings of NYMC as of June 29, 2004, the closing date of our IPO ($409,323 of retained earnings as of March 31,

2004 plus an estimate of $2,000,000 for NYMC’s earnings through June 29, 2004). The cash distribution was made to Messrs. Schnall and Fierro pro rata in accordance with their respective former ownership interests in NYMC. The subsequent earnings and elimination of distributions and unrealized gains and losses attributable to NYMC for the period prior to June 29, 2004 equated to a distribution overpayment of $1,309,448. Messrs. Schnall and Fierro immediately reimbursed the Company for the entire amount of the distribution overpayment upon the finalization of the overpayment calculation in July 2004.
Investment by Steven B. Schnall and Joseph V. Fierro in Centurion Abstract, LLC
      Steven B. Schnall owns a 48% membership interest and Joseph V. Fierro owns a 12% membership interest in Centurion Abstract, LLC (“Centurion”), which provides title insurance brokerage services for certain title insurance providers. From time to time, NYMC refers its mortgage loan borrowers to Centurion for assistance in obtaining title insurance in connection with their mortgage loans, although the borrowers have no obligation to utilize Centurion’s services. When NYMC’s borrowers elect to utilize Centurion’s services to obtain title insurance, Centurion collects various fees and a portion of the title insurance premium paid by the borrower for its title insurance. Centurion received $648,326 in fees and other amounts from NYMC borrowers for the year ended December 31, 2004.

SHARES ELIGIBLE FOR FUTURE SALE
      Upon the completion of this offering, we will have 23,797,375 shares of common stock outstanding. Of the shares of our common stock that will be outstanding, the 6,000,000 shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares held by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.
      In addition, each of our executive officers and each of our directors who beneficially owns our common stock as of the date of this prospectus have agreed under written “lock-up” agreements not to sell any common stock for 90 days after the date of this prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. See “Underwriting” beginning on page 144.
Rule 144
      In general, under Rule 144 as currently in effect, beginning 90 days after this offering, a person who owns shares that were purchased from us or any affiliate of ours at least one year previously, including a person who may be deemed an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of our then outstanding common stock, or approximately 237,974 shares following the completion of this offering and our acquisition of NYMC; or

•	the average weekly trading volume of our common stock of the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.
      Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.
      Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us or any of our affiliates at least two years previously, would be entitled to sell those shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.
Rule 701
      Rule 701 may be relied upon with respect to the resale of securities originally purchased from us by our employees, directors or officers prior to this offering. In addition, the Securities and Exchange Commission has indicated that Rule 701 will apply to the typical stock options granted by an issuer before it becomes a public company, along with the shares acquired upon exercise of those options, including exercises after the date of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the “lock-up” agreements described above, beginning 90 days after the date of this prospectus, may be sold by:

•	persons other than affiliates, in ordinary brokerage transactions; and

•	affiliates under Rule 144 without compliance with the one-year holding requirement.
Sale of Restricted Shares
      As a result of Rules 144 and 701, beginning 90 days after the closing of this offering, we expect that:

•	no shares of common stock will be eligible for resale without restriction under Rule 144(k) other than the shares sold in this offering to non-affiliates;

•	upon the expiration of the lock-up agreements 90 days after this offering, no additional shares of common stock will become eligible for sale under Rule 144.
      We have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 90 days after the date of this prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co. Inc., subject to specific limited exceptions. See “Underwriting” beginning on page 138.

DESCRIPTION OF CAPITAL STOCK
      The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which were filed as exhibits to our IPO registration statement. See “Where You Can Find More Information” on page 141.
General
      Our charter provides that we may issue up to 400,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. Following completion of this offering, 23,797,375 shares of common stock will be outstanding. No shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock or the number of shares of stock of any class or series that we have the authority to issue, without your approval.
Voting Rights of Common Stock
      Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence (except for certain charter amendments).
Dividends, Liquidation and Other Rights
      All shares of common stock offered by this prospectus are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.
      Holders of our shares of common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
      Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into any other classes or series of classes of our stock, as discussed below, to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest.

Preferred Stock
      Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest. As of the completion of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.
Power to Issue Additional Shares of Common Stock and Preferred Stock
      We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in your best interest.
Restrictions on Ownership and Transfer
      In order to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than our first year as a REIT). Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year (other than our first year as a REIT). In addition, if certain “disqualified organizations” hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool. In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit, or REMIC.
      To help us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either (i) more than 9.4% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.4% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. Our charter provides that Steven B. Schnall, our chairman of the board of directors and co-chief executive officer, may own up to 12.0% in value or in number of our common stock and 12.0% in value of the aggregate of our outstanding shares of capital stock. Our board of directors is permitted under our charter to waive these ownership limits on a case by case basis so long as the waiver will not cause us to fail to comply with applicable REIT ownership requirements under the Code. From time to time, our board of directors has granted waivers to investors, including a temporary waiver granted to Mr. Schnall to allow him to own up to 12.7% of our common stock through June 30, 2005. In addition, our charter provides that if Mr. Schnall’s ownership of our common stock falls to or below 9.9% in value and in number of the outstanding shares of such stock, then, at all times after such decrease in Mr. Schnall’s ownership, the ownership limit for Mr. Schnall will decrease to 9.9% and the ownership limit for all other shareholders will increase to 9.9%. Our charter prohibits the following “disqualified organizations” from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and any rural electrical or telephone cooperative.
      Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
      Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
      If any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.
      Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).
The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.
      In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.
We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.
      All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
      Every holder of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of our outstanding capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
      Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
      The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW
AND OUR CHARTER AND BYLAWS
      The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws. Copies of our charter and bylaws were filed as exhibits to our IPO registration statement.
Number of Directors; Vacancies
      Our charter and bylaws provide that the number of our directors shall be nine and may only be increased or decreased by a vote of a majority of the members of our board of directors. Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.
Removal of Directors
      Our charter provides that a director may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Amendment to the Charter
      Generally, our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. However, provisions in our charter related to (1) removal of directors, (2) blank check stock and (3) the restrictions on transfer and ownership may only be amended by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.
Dissolution
      Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Business Combinations
      Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•	an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.
      A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
      After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.
      These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
      The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.
      As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution that the business combination provisions of the Maryland General Corporation Law will not apply to us. However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.
Control Share Acquisitions
      Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.
      If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

      Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. Nothing prevents our board of directors from amending or repealing this provision in the future.
Limitation of Liability and Indemnification
      Our charter limits, to the maximum extent permitted by Maryland law, the liability of our directors and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.
      Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity.
      Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit of money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable for an improper personal benefit unless in either case a court orders indemnification and then only for expenses. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.
Meetings of Stockholders
      Special meetings of stockholders may be called by our directors, by the chairman of our board of directors, our co-chief executive officers, or our president. Stockholder-requested special meetings shall be called by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business
      Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of the giving of notice by the stockholder and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.
      With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
      The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
      Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:

•	a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year,

•	a director may be removed only by a two-thirds vote of the stockholders,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock.

      Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships, (c) require vacancies on the board of directors to be filled only by the remaining directors and for the remainder of the full term in which the vacancy occurred and (d) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock. Further, although we do not currently have a classified board of directors, Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.
      The business combination and control share acquisition provisions of Maryland law (if the applicable provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors’ ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT
      This section summarizes the federal income tax issues that you, as a stockholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporation.
      The statements in this section and the opinion of Hunton & Williams LLP are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
      We intend to elect to be taxed as a REIT under the federal income tax laws effective for our short taxable year ended on December 31, 2004, upon filing our federal income tax return for that year. We requested an extension to file our federal income tax return. We believe that we are organized and we operate in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
      In connection with this offering of our common stock, Hunton & Williams LLP is rendering an opinion that, provided we timely elect to be taxed as a REIT on our first federal income tax return, we will qualify to be taxed as a REIT under the federal income tax laws for our taxable year ended December 31, 2004, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2005 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the Internal Revenue Service, or IRS, or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
      As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by NYMC, our taxable REIT subsidiary, will be subject to regular corporate income tax. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income earned by the REIT from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 90% (or 95% beginning with our 2005 taxable year) of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

•	In the event of a more than de minimis failure of any of the asset tests occurring in a taxable year after our 2004 taxable year, as described below under “Requirement for Qualification—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

•	In the event of a failure to satisfy one or more requirements for REIT qualification occurring in a taxable year after our 2004 taxable year, other than the gross income tests and the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	If we own a residual interest in a REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “Requirements for Qualification — Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.
        For this reason, our charter prohibits disqualified organizations from owning our stock.
Requirements for Qualification

Organizational Requirements
      A REIT is a corporation, trust, or association that meets each of the following requirements:

(1) It is managed by one or more trustees or directors.

(2) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

(3) It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

(5) At least 100 persons are beneficial owners of its shares or ownership certificates.

(6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8) It meets certain other qualification tests, described below, regarding the nature of its income and assets.

      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
      We believe that we are issuing sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”
      Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
      Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
      Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
      A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have elected to treat NYMC as a TRS. NYMC will be subject to corporate income tax on its taxable income, which will be its net income from loan originations and sales. See “— Taxable REIT Subsidiaries.”

      Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
      Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.
      We may make investments or enter into financing and securitization transactions that give rise to our being considered to be, or to own an interest in, one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.
      A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “— Distribution Requirements.”
      Our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of Taxable U.S. Stockholders,” “— Taxation of Tax-Exempt Stockholders,” and “— Taxation of Non-U.S. Stockholders.” The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors, and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.
      If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Gross Income Tests
      We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
      Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, income from certain hedging instruments (during our 2004 taxable year) or any combination of these. Gross income from servicing and loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, beginning with our 2005 taxable year, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We will monitor the amount of our non-qualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
      Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
      If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
      Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
      The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
      Fee Income. We may receive various fees in connection with the mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income or profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties and origination fees, are not qualifying income for purposes of either income test. NYMC will conduct servicing and origination functions that generate fee income that is not qualifying income. The income earned by NYMC from these services will not be included for purposes of our income tests.
      Dividends. Our share of any dividends received from any corporation (including NYMC and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
      Rents from Real Property. We do not hold and do not intend to acquire any real property with the proceeds of this offering, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.
      Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument during our 2004 taxable year to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Beginning with our 2005 taxable year, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test (but not the 75% gross income test). For taxable years after our 2004 taxable year, a “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge or for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
      Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our loans through NYMC or one of our other taxable REIT subsidiaries.
      It is our current intention that our securitizations of our mortgage loans will not be treated as sales for tax purposes. If we were to transfer mortgage loans to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, we intend to securitize our mortgage loans only in non-REMIC transactions.
      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. For our 2004 taxable year, those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.
      Beginning with our 2005 taxable year, those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect, and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.
      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 90% (or 95% beginning with our 2005 taxable year) of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests
      To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.
      Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
      Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.
      Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
      Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
      For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Requirements for Qualification—Gross Income Tests.”
      The asset tests described above are based on our gross assets. For federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized through non-REMIC debt securitizations. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the gross assets we are considered to own for purposes of the asset tests.
      We believe that all or substantially all of the mortgage loans and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by a mortgage on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second, third and fifth asset tests with respect to those debt securities.
      We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
      If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
      In the event that, at the end of any calendar quarter beginning with our 2005 taxable year, we violate the second or third asset tests described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests beginning with our 2004 taxable year, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure (ii) file a description of the assets that caused such failure with the IRS, and

(iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
      We currently believe that the loans, securities and other assets that we hold satisfy the foregoing asset test requirements. However, no independent appraisals have been or will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
      Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.
      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.
      We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
      It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

      Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.
      Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements
      We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
      Beginning with our 2005 taxable year, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Requirements for Qualification—Gross Income Tests” and “—Requirements for Qualification—Asset Tests.”
      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable REIT Subsidiaries
      As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

      We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
      The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.
      We have elected to treat NYMC as a TRS. NYMC originates our loans and is subject to corporate income tax on its taxable income. We believe that all transactions between us and NYMC and any other TRS that we form or acquire (including sales of loans from NYMC to us or a qualified REIT subsidiary) have been and will be conducted on an arm’s-length basis.
Taxation of Taxable U.S. Stockholders
      As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. The term “U.S. stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.
      A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
      We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
      A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

      Dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2008. Without future congressional action, the maximum tax rate on qualified dividend income will move to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.
      Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
      We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.
      Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the stockholder.
Taxation of U.S. Stockholders on the Disposition of Common Stock
      In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.
Capital Gains and Losses
      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year occurring from May 7, 2003 through December 31, 2008. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Backup Withholding
      We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
      A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders. See “— Taxation of Non-U.S. Stockholders.”
Taxation of Tax-Exempt Stockholders
      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.
Taxation of Non-U.S. Stockholders
      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.
      A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
      However, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.
      A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

      For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term “United States real property interests” does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against our tax liability for the amount we withhold. Tax legislation enacted in 2004 created an exception to the FIRPTA rules that applies if our common stock is regularly traded on an established securities market. Under that new exception, if our common stock is regularly traded on an established securities market, capital gain distributions that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder did not own more than 5% of that class of our stock during the taxable year. As a result, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We expect that our common stock will continue to be regularly traded on an established securities market.
      In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. In addition, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from the sale of our common stock if the common stock is “regularly traded” on an established securities market. Because our common stock is regularly traded on an established securities market, a non- U.S. stockholder that owns 5% or less of our common stock would not incur tax under FIRPTA on the gain from the sale of its common stock. If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.
State and Local Taxes
      We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock.

UNDERWRITING
      We are offering our common stock described in this prospectus through a number of underwriters. Friedman, Billings, Ramsey & Co., Inc. is acting as the representative of the underwriters. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares

Friedman, Billings, Ramsey & Co., Inc.
J.P. Morgan Securities Inc.
Total	6,000,000
      The underwriters are obligated to take and pay for all of the common stock offered if any of the shares of common stock are taken.
      The underwriters will initially offer the shares of our common stock to the public at the price specified on the cover page of this prospectus. The underwriters may allow to selected dealers a concession of not more than $          per share. The underwriters may also allow, and any dealers may reallow, a concession of not more than $          per share to selected other dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. Our shares of common stock are offered subject to a number of conditions, including:

•	receipt and acceptance of our common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.
      We have granted the underwriters an option, exercisable in one or more installments for 30 days after the date of this prospectus, to purchase up to 900,000 additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this prospectus.
      The following table shows the amount per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 900,000 additional shares to cover over-allotments.

	No Exercise	Full Exercise

Per share	$	$
Total	$	$
      We estimate that the total expenses of this offering to be paid by us, not including the underwriting discount, will be approximately $                    .
      We entered into an engagement letter agreement with Friedman, Billings, Ramsey & Co. Inc. pursuant to which Friedman, Billings, Ramsey & Co. Inc. agreed to act as financial advisor and lead underwriter and bookrunner for this offering. We have agreed to reimburse the underwriters for certain expenses in connection with this offering, estimated to be approximately $               , which are included in the $                    of estimated offering expenses described above.
      Each of our officers and directors has agreed with the underwriters, for a period of 90 days after the date of this prospectus, subject to certain exceptions, not to sell any shares of common stock or any securities convertible into or exchangeable for shares of common stock owned by them without the prior written consent of the lead underwriter. A total of 3,505,696 shares of our common stock will be subject to these lock-up agreements. We have also agreed with the underwriters, for a period of 90 days after the date of this prospectus, subject to certain exceptions, not to sell or issue any shares of common stock or any securities convertible into or exchangeable for shares of common stock, or file any registration statement with the Securities and Exchange Commission (except a registration statement on Form S-8 relating to our stock incentive plan), without the prior written consent of the lead underwriter, except that we may make grants of options or shares of restricted common stock under our equity incentive plan and issue shares upon exercise of those options. However, the lead underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these agreements.
      We will indemnify the underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.
      Our common stock is currently listed on the New York Stock Exchange under the symbol “NTR.”
      In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.
      Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing common stock from us or in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount.
      The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares pursuant to the over-allotment option.
      A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, the underwriters will purchase shares in the open market to cover the position.
      The underwriters also may impose a penalty bid on selling group members. This means that if the underwriters purchase shares in the open market in stabilizing transactions or to cover short sales, the underwriters can require the selling group members that sold those shares as part of this offering to repay the selling concession received by them.
      As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise.
      The lead underwriter has advised us that the underwriters do not confirm sales to accounts over which they exercise discretionary authority.
      The underwriters or their affiliates may provide us with certain commercial banking, financial advisory and investment banking services in the future, for which they would receive customary compensation.
      A prospectus in electronic format may be available on the Internet sites of or through other online services maintained by the underwriters and selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
      Other than the prospectus in electronic format, the information on the underwriters’ or any selling group member’s web site and any information contained in any other web site maintained by the underwriters or any selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
LEGAL MATTERS
      Certain legal matters will be passed upon for us by our counsel, Hunton & Williams LLP. Venable LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law including the validity of the common stock offered hereby. Certain legal matters related to the offering will be passed upon for the underwriters by McDermott Will & Emery LLP.
EXPERTS
      The financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common stock we propose to sell in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the common stock we propose to sell in this offering, we refer you to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission 100 F Street, N.W., Washington, DC 20549. The Securities and Exchange Commission’s toll-free number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission.
      We are subject to the information and reporting requirements of the Securities Exchange Act, and file periodic reports, proxy statements and make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
New York Mortgage Trust, Inc.
New York, NY
      We have audited the accompanying consolidated balance sheets of New York Mortgage Trust, Inc. and subsidiaries (“the Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’/ members’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of New York Mortgage Trust, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
March 24, 2005

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
ASSETS
Cash and cash equivalents	$6,906,403	$7,613,106	$4,047,260
Restricted cash	415,335	2,341,712	217,330
Investment securities — available for sale	1,112,989,795	1,204,744,714	—
Due from loan purchasers	91,340,070	79,904,315	58,862,433
Escrow deposits — pending loan closings	22,441,628	16,235,638	—
Accounts and accrued interest receivable	13,046,687	15,554,201	2,707,517
Marketable securities — available for sale	—	—	3,588,562
Mortgage loans held for sale	99,554,363	85,384,927	36,169,307
Mortgage loans held in the securitization trust	417,383,398	—	—
Mortgage loans held for investment	68,462,832	190,153,103	—
Prepaid and other assets	8,063,281	4,351,869	2,140,907
Derivative assets	10,796,803	3,677,572	316,435
Property and equipment, net	4,984,767	4,801,302	2,031,697

TOTAL ASSETS	$1,856,385,362	$1,614,762,459	$110,081,448

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY (DEFICIT)
LIABILITIES:
Financing arrangements, portfolio investments	$1,423,641,000	$1,115,809,285	$—
Financing arrangements, loans held for sale/for investment	271,664,999	359,202,980	90,425,133
Due to loan purchasers	415,235	350,884	753,720
Accounts payable and accrued expenses	19,790,050	19,485,241	4,277,241
Subordinated notes due to members	—	—	14,706,902
Subordinated debentures	25,000,000	—	—
Derivative liabilities	838,928	164,816	261,511
Other liabilities	376,971	267,034	130,566

Total liabilities	1,741,727,183	1,495,280,240	110,555,073

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’/ MEMBERS’ EQUITY (DEFICIT):
Common stock, $0.01 par value, 400,000,000 shares authorized 18,114,445 shares issued and 17,797,375 outstanding at March 31, 2005 (unaudited) and December 31, 2004	180,621	180,621	—
Additional paid-in capital	115,485,603	119,045,450	—
Members’ deficit	—	—	(1,338,625)
Accumulated earnings	—	—	—
Accumulated other comprehensive income (loss)	(1,008,045)	256,148	865,000

Total stockholders’/members’ equity (deficit)	114,658,179	119,482,219	(473,625)

TOTAL LIABILITIES AND STOCKHOLDERS’/ MEMBERS’ EQUITY (DEFICIT)	$1,856,385,362	$1,614,762,459	$110,081,448

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
REVENUE:
Gain on sales of mortgage loans	$4,320,500	$3,506,089	$20,835,387	$23,030,669	$9,858,183
Interest income:
Loans held for sale	2,592,890	1,261,069	6,904,651	7,609,631	2,986,248
Investment securities	12,721,738	—	20,393,977	—	—
Loans held in the securitization trust	1,801,915	—	—	—	—
Brokered loan fees	2,000,233	2,182,779	6,894,629	6,682,571	5,241,070
Gain on sale of securities	377,083	—	774,415	—	—
Miscellaneous income	114,052	15,769	226,677	45,579	14,417

Total revenue	23,928,411	6,965,706	56,029,736	37,368,450	18,099,918

EXPENSES:
Salaries, commissions and benefits	7,142,761	2,719,178	17,118,321	9,246,869	5,787,834
Interest expense:
Loans held for sale	1,847,810	608,611	3,542,939	3,266,438	1,673,108
Investment securities and loans	9,764,172	—	12,469,579	—	—
Subordinated Debentures	77,756	—	—	—	—
Brokered loan expenses	1,519,490	1,284,219	5,276,333	3,733,666	2,992,231
Occupancy and equipment	2,134,634	661,530	3,528,679	2,017,804	1,013,102
Marketing and promotion	1,399,866	484,286	3,189,969	1,008,418	488,339
Data processing and communications	517,721	168,043	1,598,132	607,897	366,182
Office supplies and expenses	572,686	217,871	1,518,927	802,954	505,119
Professional fees	744,068	253,088	2,005,388	958,922	509,980
Travel and entertainment	215,457	188,348	611,944	666,213	419,758
Depreciation and amortization	342,892	102,953	690,489	411,812	271,011
Other	376,658	160,075	791,465	921,381	322,975

Total expenses	26,655,971	6,848,202	52,342,165	23,642,374	14,349,639

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(2,727,560)	117,504	3,687,571	13,726,076	3,750,279
Income tax benefit	2,690,000	—	1,259,534	—	—

NET INCOME (LOSS)	$(37,560)	$117,504	$4,947,105	$13,726,076	$3,750,279

Basic income per share	$0.00	$—	$0.28	$—	—
Diluted income per share	$0.00	$—	$0.27	$—	—
Weighted average shares outstanding-basic	17,797,375	—	17,797,375	—	—

Weighted average shares outstanding-diluted	17,797,375	—	18,114,737	—	—

See notes to consolidated financial statements.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS’/MEMBERS’ EQUITY (DEFICIT)
For the Three Months Ended March 31, 2005 (unaudited) and
For the Years Ended December 31, 2004, 2003 and 2002

				Accumulated
			Stockholders’	Other
		Additional	Members’	Comprehensive	Comprehensive
	Common	Paid-In	Retained	Income	Income
	Stock	Capital	Earnings	(Loss)	(Loss)	Total

BALANCE, JANUARY 1, 2002—
Members’ Equity			$3,671,709	$(1,980)		$3,669,729
Net Income			3,750,279	—	$3,750,279	3,750,279
Contributions			635,758	—	—	635,758
Distributions			(1,588,765)	—	—	(1,588,765)
Increase in net unrealized gain on available for sale securities			—	33,254	33,254	33,254
Comprehensive income			—	—	$3,783,533	—

BALANCE, DECEMBER 31, 2002—
Members’ Equity			6,468,981	31,274		6,500,255
Net Income			13,726,076	—	$13,726,076	13,726,076
Distributions			(21,533,682)	—	—	(21,533,682)
Increase associated with cash flow hedges			—	51,069	51,069	51,069
Increase in net unrealized gain on available for sale securities			—	782,657	782,657	782,657
Comprehensive income			—	—	$14,559,802	—

BALANCE, DECEMBER 31, 2003—
Members’ Deficit	$—	$—	(1,338,625)	865,000	—	(473,625)
Net income	—	—	4,947,105	—	$4,947,105	4,947,105
Contributions	—	—	2,309,448	—	—	2,309,448
Distributions	—	—	(3,134,807)	—	—	(3,134,807)
Forfeiture of 47,680 shares	—	(492,536)		—	—	(492,536)
Dividends declared	—	(4,470,286)	(2,783,121)	—	—	(7,253,407)
Initial public offerings — Common stock	180,621	121,910,479	—	—	—	122,091,100
Vested restricted stock	—	1,742,749	—	—	—	1,742,749
Vested performance shares	—	249,296	—	—	—	249,296
Vested stock options	—	105,748	—	—	—	105,748
Decrease in net unrealized gain on available for sale securities and derivative instruments	—	—	—	(608,852)	(608,852)	(608,852)
Comprehensive income	—	—	—	—	$4,338,253	—

BALANCE, DECEMBER 31, 2004—
Stockholders’ Equity	180,621	119,045,450	—	256,148	$—	119,482,219
Net loss (unaudited)	—	(37,560)	—	—	—	(37,560)
Dividends declared (unaudited)	—	(4,528,611)	—	—	—	(4,528,611)
Vested restricted stock (unaudited)	—	256,314	—	—	«	256,314
Vested performance shares (unaudited)	—	740,822	—	—	—	740,822
Vested stock options (unaudited)	—	9,188	—	—	—	9,188
Decrease in net unrealized gain on available for sale securities and derivative instruments (unaudited)	—	—	—	(1,264,193)	(1,264,193)	(1,264,193)
Comprehensive income (unaudited)	—	—	—	—	$(1,264,193)	—

BALANCE, MARCH 31, 2005—
Stockholders’ Equity (unaudited)	$180,621	$115,485,603	$—	$(1,008,045)		$114,658,179

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(37,560)	$117,504	$4,947,105	$13,726,076	$3,750,279
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	342,892	102,953	690,489	411,812	271,011
Amortization of premium on investment securities and mortgage loans	1,184,667	—	1,666,862	—	—
Gain on sale of investment securities	(377,083)	—	(165,189)	—	20,374
Gain on sale of marketable securities	—	—	(774,415)	—	—
Origination of mortgage loans held for sale	(563,160,834)	(199,471,383)	(1,435,339,540)	(1,234,847,453)	(593,146,346)
Proceeds from sales of mortgage loans	411,669,894	188,110,364	1,386,123,920	1,232,710,820	569,001,035
Deferred compensation restricted stock — non cash	740,822	—	1,742,749	—	—
Vesting of restricted shares — compensation expense	256,314	—	249,296	—	—
Stock option grants — compensation expense	9,188	—	105,748	—	—
Deferred tax benefit	(2,690,000)	—	(1,309,534)	—	—
Forfeited share-non cash	—	—	(492,536)	—	—
Change in value of derivatives	(976,807)	55,460	(313,565)	(107,431)	135,320
(Increase) decrease in operating assets:
Due from loan purchasers	(11,435,755)	(34,988,509)	(21,041,882)	(18,241,661)	(19,913,973)
Due from affiliate	—	—	—	(153,171)	—
Escrow deposits — pending loan closings	(6,205,990)	—	(16,235,638)	—	—
Accounts and accrued interest receivable	2,507,514	—	(12,846,684)	(1,499,105)	(1,094,930)
Prepaid and other assets	(1,021,412)	(798,023)	(2,210,962)	(1,115,603)	(949,867)
Increase (decrease) in operating liabilities:
Due to loan purchasers	64,351	207,694	(402,836)	(356,605)	944,556
Accounts payable and accrued expenses	123,665	2,250,502	12,170,067	2,737,390	798,684
Other liabilities	109,937	130,315	136,468	(374,787)	463,162

Net cash used in operating activities	(168,896,197)	(44,283,123)	(83,300,077)	(7,109,718)	(39,720,695)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	1,926,377	(38,455)	(2,124,382)	(15,199)	(114,370)
Purchase of marketable securities	—	(338,442)	—	(2,006,575)	(1,520,576)
Net purchase of investment securities	(2,354,720)	—	(1,533,511,116)	—	—
Purchase of mortgage loans held in the securitization trust	(167,873,446)	—	(190,153,103)	—	—
(continued)

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Principal repayments received on loans held in the securitization trust	5,599,985	—	—	—	—
Proceeds from sale of marketable securities	—	321,894	3,580,320	1,353,069	713,912
Sale of investment securities	—	—	197,350,620	—	—
Principal paydown on investment securities	86,655,841	—	126,943,647	—	—
Purchases of property and equipment	(526,357)	(82,335)	(3,460,094)	(1,471,705)	(519,015)
Payments received on loans held for investment	3,815,547	—	—	—	—

Net cash used in investing activities	(72,756,773)	(137,338)	(1,401,374,108)	(2,140,410)	(1,440,049)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	—	122,091,100	—	—
Members’ contributions	—	—	1,309,448	—	635,758
Cash distributions to members	—	(663,165)
Increase in financing arrangements, net	220,293,734	45,708,401	1,384,587,132	17,408,965	43,311,688
Payments on debt			(13,706,902)	—	—
Dividends paid	(4,347,467)	—	(2,905,940)	—	—
Cash distributions to members			(3,134,807)	(6,858,054)	(1,588,765)
Issuance of subordinated debentures	25,000,000	—	—	—	—

Net cash provided by financing activities	240,946,267	45,045,236	1,488,240,031	10,550,911	42,358,681

NET INCREASE (DECREASE)IN CASH AND CASH EQUIVALENTS	(706,703)	624,775	3,565,846	1,300,783	1,197,937
CASH AND CASH EQUIVALENTS — Beginning of period	7,613,106	4,047,260	4,047,260	2,746,477	1,548,540

CASH AND CASH EQUIVALENTS — End of period	$6,906,403	$4,672,035	$7,613,106	$4,047,260	$2,746,477

SUPPLEMENTAL DISCLOSURE
Cash paid for interest	$15,407,774	$607,554	$11,709,159	$2,987,853	$1,619,715

NON CASH FINANCING ACTIVITIES
Distribution to members in the form of subordinated notes	$—	$(1,000,000)	$—	$14,706,902	$—

Contribution from Members’ made from subordinated notes	$—	$—	$1,000,000	$—	—

Dividends declared to be paid in subsequent period	$4,528,611	$—	$4,347,467	$—	$—

Grant of restricted stock	$—	$—	$1,974,401	$—	$—

See notes to consolidated financial statements.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies
      Organization — New York Mortgage Trust, Inc. (“NYMT” or the “Company”) is a fully integrated, self-advised residential mortgage finance company formed as a Maryland corporation in September 2003. The Company earns net interest income from residential mortgage-backed securities and fixed rate and adjustable-rate mortgage loans and securities originated through its wholly-owned subsidiary, The New York Mortgage Company, LLC (“NYMC”). The Company also earns net interest income from its investment in and the securitization of certain self-originated adjustable rate mortgage loans that meet the Company’s investment criteria. Licensed or exempt from licensing in 40 states and through a network of 31 full service loan origination locations and 32 satellite loan origination locations, NYMC originates all types of mortgage loans, with a primary focus on prime, residential mortgage loans.
      On January 9, 2004, the Company capitalized New York Mortgage Funding, LLC (“NYMF”) as a wholly-owned subsidiary of the Company. In June 2004, the Company sold 15 million shares of its common stock in an initial public offering (“IPO”) at a price to the public of $9.00 per share, for net proceeds of approximately $122 million after deducting the underwriters’ discount and other offering expenses. Concurrent with the Company’s IPO, the Company issued 2,750,000 shares of common stock in exchange for the contribution to the Company of 100% of the equity interests of NYMC. Subsequent to the IPO and the contribution of NYMC, the Company had 18,114,445 shares of common stock issued and 17,797,375 shares outstanding. Prior to the IPO, NYMT did not have recurring business operations.
      On February 25, 2005, the Company completed its first loan securitization of high-credit quality, first-lien, ARM loans, by contributing loans into and issuing bonds out of New York Mortgage Trust 2005-1 (“NYMT ‘05-1 Trust”). NYMT ‘05-1 Trust is a wholly-owned subsidiary of NYMT. The securitization was structured as a secured borrowing (“On Balance Sheet Securitization”), with the line-of-credit financing used to purchase and originate the mortgage loans refinanced through repurchase agreements. On March 15, 2005, the Company closed a private placement of $25 million of preferred securities issued by NYM Preferred Trust I. NYM Preferred Trust I is a wholly owned subsidiary of NYMC.
      The Company is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. As such, the Company will generally not be subject to federal income tax on that portion of its income that is distributed to stockholders if it distributes at least 90% of its REIT taxable income to its stockholders by the due date of its federal income tax return and complies with various other requirements.
      As used herein, references to the “Company,” “NYMT,” “we,” “our” and “us” refer to New York Mortgage Trust, Inc., collectively with its subsidiaries.
      Basis of Presentation — The consolidated financial statements include the accounts of the Company subsequent to the IPO and also include the accounts of NYMC and NYMF prior to the IPO. As a result, our historical financial results reflect the financial operations of this prior business strategy of selling virtually all of the loans originated by NYMC to third parties. All intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts have been reclassified to conform to current period classifications, including the reclassification of restricted cash from operating activities to investing activities on the consolidated statements of cash flows.
      The consolidated financial statements as of March 31, 2005 and 2004 and for the three-month periods then ended are unaudited. The consolidated financial statements for interim periods reflect all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for the fair statement of the results for such interim period. The results of operations for interim periods are not necessarily indicative of results for the entire year.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The combination of the Company and NYMC was accounted for as a transfer of assets between entities under common control. Accordingly, the Company has recorded assets and liabilities transferred from NYMC at their carrying amounts in the accounts of NYMC at the date of transfer.
      Upon the closing of the Company’s IPO, of the 2,750,000 shares exchanged for the equity interests of NYMC, 100,000 shares were held in escrow through December 31, 2004 and were available to satisfy any indemnification claims the Company may have had against the contributors of NYMC for losses incurred as a result of defaults on any residential mortgage loans originated by NYMC and closed prior to the completion of the IPO. As of December 31, 2004, the amount of escrowed shares was reduced by 47,680 shares, representing $492,536 for estimated losses on loans closed prior to the Company’s IPO. Furthermore, the contributors of NYMC entered into a new escrow agreement, which extended the escrow period to December 31, 2005 for the remaining 52,320 shares.
      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, prepayment volatility, credit exposure and regulatory changes. Although management is not currently aware of any factors that would significantly change its estimates and assumptions in the near term, future changes in market conditions may occur which could cause actual results to differ materially.
      Cash and Cash Equivalents — Cash and cash equivalents include cash on hand, amounts due from banks and overnight deposits. The Company maintains its cash and cash equivalents in highly rated financial institutions, and at times these balances exceed insurable amounts.
      Restricted Cash — Restricted cash amounts are held by counterparties as collateral for two letters of credit related to the lease of the corporate headquarters.
      Marketable Securities — Available for Sale — Marketable securities available for sale are carried at fair value with unrealized gains and losses reported in other comprehensive income (“OCI”). Realized gains and losses on marketable securities available for sale occurring from the sales of such investments are determined using the specific identification method.
      Due from Loan Purchasers — Amounts due from loan purchasers are a receivable for the principal and premium due to us for loans that have been shipped but for which payment has not yet been received at period end.
      Escrow Deposits — Pending Loan Closing — Escrow deposits pending loan closing are advance cash fundings by us to escrow agents to be used to close loans within the next one to three business days.
      Investment Securities Available for Sale — The Company’s investment securities are residential mortgage-backed securities comprised of Fannie Mae (“FNMA”), Freddie Mac (“FHLMC”) and “AAA” — rated adjustable-rate loans, including adjustable-rate loans that have an initial fixed-rate period. Investment securities are classified as available for sale securities and are reported at fair value with unrealized gains and losses reported in OCI. Realized gains and losses recorded on the sale of investment securities available for sale are based on the specific identification method and included in gain on sale of securities. Purchase premiums or discounts on investment securities are accreted or amortized to interest income over the estimated life of the investment securities using the interest method. Investment securities may be subject to interest rate, credit and/or prepayment risk.
      When the fair value of an available for sale security is less than amortized cost, management considers whether there is an other-than-temporary impairment in the value of the security (e.g., whether the security will be sold prior to the recovery of fair value). Management considers at a minimum the following factors

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
that, both individually or in combination, could indicate the decline is “other-than-temporary:” 1) the length of time and extent to which the market value has been less than book value; 2) the financial condition and near-term prospects of the issuer; or 3) the intent and ability of the Company to retain the investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value. If, in management’s judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and the unrealized loss is transferred from accumulated other comprehensive income as an immediate reduction of current earnings (i.e., as if the loss had been realized in the period of impairment). Even though no credit concerns exist with respect to an available for sale security, an other- than-temporary impairment may be evident if management determines that the Company does not have the intent and ability to hold an investment until a forecasted recovery of the value of the investment.
      Mortgage Loans Held for Sale — Mortgage loans held for sale represent originated mortgage loans held for sale to third party investors. The loans are initially recorded at cost based on the principal amount outstanding net of deferred direct origination costs and fees. The loans are subsequently carried at the lower of cost or market value. Market value is determined by examining outstanding commitments from investors or current investor yield requirements, calculated on the aggregate loan basis, less an estimate of the costs to close the loan, and the deferral of fees and points received, plus the deferral of direct origination costs. Gains or losses on sales are recognized at the time title transfers to the investor which is typically concurrent with the transfer of the loan files and related documentation and are based upon the difference between the sales proceeds from the final investor and the adjusted book value of the loan sold.
      Mortgage Loans Held in the Securitization Trust — Mortgage loans held in the securitization trust, are certain ARM mortgage loans transferred to the NYMT ‘05-1 Trust which have been securitized into sequentially rated classes of beneficial interests. Currently the Company has retained 100% interest in the securitized loans and the transfer has been accounted for as a secured borrowing with a pledge of collateral. Mortgage loans held in the securitization trust are recorded at amortized cost, using the same accounting principles as that used for mortgage loans held for investment, as described below.
      Mortgage Loans Held for Investment — The Company retains substantially all of the adjustable-rate mortgage loans originated that meet specific investment criteria and portfolio requirements. Loans originated and retained in the Company’s portfolio are serviced through a subservicer. Servicing is the function primarily consisting of collecting monthly payments from mortgage borrowers, and disbursing those funds to the appropriate loan investors.
      Mortgage loans held for investment are recorded net of deferred loan origination fees and associated direct costs and are stated at amortized cost. Net loan origination fees and associated direct mortgage loan origination costs are deferred and amortized over the life of the loan as an adjustment to yield. This amortization includes the effect of projected prepayments.
      Interest income is accrued and recognized as revenue when earned according to the terms of the mortgage loans and when, in the opinion of management, it is collectible. The accrual of interest on loans is discontinued when, in management’s opinion, the interest is not collectible in the normal course of business, but in no case when payment becomes greater than 90 days delinquent. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.
      Credit Risk and Allowance for Loan Losses — The Company limits its exposure to credit losses on its portfolio of residential adjustable-rate mortgage-backed securities by purchasing securities that are guaranteed by a government-sponsored or federally-chartered corporation (“FNMA” or “FHLMC”) (collectively “Agency Securities”) or that have a “AAA” investment grade rating by at least one of two nationally recognized rating agencies, Standard & Poor’s, Inc. or Moody’s Investors Service, Inc. at the time of purchase.
      The Company seeks to limit its exposure to credit losses on its portfolio of residential adjustable-rate mortgage loans held for investment (including mortgage loans held in the securitization trust) by originating

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
and investing in loans primarily to borrowers with strong credit profiles, which are evaluated by analyzing the borrower’s credit score (“FICO” is a credit score, ranging from 300 to 850, with 850 being the best score, based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating credit evaluation models), employment, income and assets and related documentation, the amount of equity in and the value of the property securing the borrower’s loan, debt to income ratio, credit history, funds available for closing and post-closing liquidity.
      The Company estimates an allowance for loan losses based on management’s assessment of probable credit losses in the Company’s investment portfolio of residential mortgage loans. Mortgage loans are collectively evaluated for impairment as the loans are homogeneous in nature. The allowance is based upon management’s assessment of various credit-related factors, including current economic conditions, the credit diversification of the portfolio, loan-to-value ratios, delinquency status, historical credit losses, purchased mortgage insurance and other factors deemed to warrant consideration. If the credit performance of mortgage loans held for investment deviates from expectations, the allowance for loan losses is adjusted to a level deemed appropriate by management to provide for estimated probable losses in the portfolio.
      The allowance will be maintained through ongoing provisions charged to operating income and will be reduced by loans that are charged off. Determining the allowance for loan losses is subjective in nature due to the estimation required.
      Property and Equipment, Net — Property and equipment have lives ranging from three to seven years, and are stated at cost less accumulated depreciation and amortization. Depreciation is determined in amounts sufficient to charge the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Leasehold improvements are amortized over the lesser of the life of the lease or service lives of the improvements using the straight-line method.
      Derivative Financial Instruments — The Company has developed risk management programs and processes, which include investments in derivative financial instruments designed to manage market risk associated with its mortgage banking and its mortgage-backed securities investment activities.
      All derivative financial instruments are reported as either assets or liabilities in the consolidated balance sheet at fair value. The gains and losses associated with changes in the fair value of derivatives not designated as hedges are reported in current earnings. If the derivative is designated as a fair value hedge and is highly effective in achieving offsetting changes in the fair value of the asset or liability hedged, the recorded value of the hedged item is adjusted by its change in fair value attributable to the hedged risk. If the derivative is designated as a cash flow hedge, the effective portion of change in the fair value of the derivative is recorded in OCI and is recognized in the income statement when the hedged item affects earnings. The Company calculates the effectiveness of these hedges on an ongoing basis, and, to date, has calculated effectiveness of approximately 100%. Ineffective portions, if any, of changes in the fair value or cash flow hedges, are recognized in earnings. (See Note 13).
      In accordance with a Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 105, “Application of Accounting Principles to Loan Commitments” (“SAB 105”) issued on March 9, 2004, beginning in the second quarter of 2004, the fair value of interest rate lock commitments (“IRLCs”) excludes future cash flows related to servicing rights, if such rights are retained upon the sale of originated mortgage loans. Since the Company sells all of its originated loans with servicing released, SAB 105 had no effect on the value of its IRLCs.
      Risk Management — Derivative transactions are entered into by the Company solely for risk management purposes. The decision of whether or not an economic risk within a given transaction (or portion thereof) should be hedged for risk management purposes is made on a case-by-case basis, based on the risks involved and other factors as determined by senior management, including the financial impact on income, asset valuation and restrictions imposed by the Internal Revenue Code among others. In determining whether

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
to hedge a risk, the Company may consider whether other assets, liabilities, firm commitments and anticipated transactions already offset or reduce the risk. All transactions undertaken to hedge certain market risks are entered into with a view towards minimizing the potential for economic losses that could be incurred by the Company. Under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), the Company is required to formally document its hedging strategy before it may elect to implement hedge accounting for qualifying derivatives. This documentation was completed in the third quarter of 2003. Accordingly, all qualifying derivatives entered into after July 1, 2003 are intended to qualify as fair value, or cash flow hedges, or free standing derivatives. To this end, terms of the hedges are matched closely to the terms of hedged items with the intention of minimizing ineffectiveness. Prior to July 1, 2003, all derivatives entered into by the Company were treated as free-standing derivatives, with changes in fair value included in interest expense.
      In the normal course of its mortgage loan origination business, the Company enters into contractual interest rate lock commitments to extend credit to finance residential mortgages. These commitments, which contain fixed expiration dates, become effective when eligible borrowers lock-in a specified interest rate within time frames established by the Company’s origination, credit and underwriting practices. Interest rate risk arises if interest rates change between the time of the lock-in of the rate by the borrower and the sale of the loan. Under SFAS No. 133, the IRLCs are considered undesignated or free-standing derivatives. Accordingly, such IRLCs are recorded at fair value with changes in fair value recorded to current earnings. Mark to market adjustments on IRLCs are recorded from the inception of the interest rate lock through the date the underlying loan is funded. The fair value of the IRLCs is determined by the interest rate differential between the contracted loan rate and the currently available market rates as of the reporting date.
      To mitigate the effect of the interest rate risk inherent in providing IRLCs from the lock-in date to the funding date of a loan, the Company generally enters into forward sale loan contracts (“FSLC”). The FSLCs in place prior to the funding of a loan are undesignated derivatives under SFAS No. 133 and are marked to market through current earnings.
      Derivative instruments contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties with which it enters into contracts to banks, investment banks and certain private investors who meet established credit and capital guidelines. Management does not expect any counterparty to default on its obligations and, therefore, does not expect to incur any loss due to counterparty default. These commitments and option contracts are considered in conjunction with the Company’s lower of cost or market valuation of its mortgage loans held for sale.
      The Company uses other derivative instruments, including treasury, agency or mortgage-backed securities forward sale contracts which are also classified as free-standing, undesignated derivatives and thus are recorded at fair value with the changes in fair value recognized in current earnings.
      Once a loan has been funded, the Company’s primary risk objective for its mortgage loans held for sale, is to protect earnings from an unexpected charge due to a decline in value. The Company’s strategy is to engage in a risk management program involving the designation of FSLCs (the same FSLCs entered into at the time of rate lock) to hedge most of its mortgage loans held for sale. Provided that the FSLCs were entered into after July 1, 2003, they have been designated as qualifying hedges for the funded loans and the notional amount of the forward delivery contracts, along with the underlying rate and critical terms of the contracts, are equivalent to the unpaid principal amount of the mortgage loan being hedged. The FSLCs effectively fix the forward sales price and thereby offset interest rate and price risk to the Company. Accordingly, the Company evaluates this relationship quarterly and, at the time the loan is funded, classifies and accounts for the FSLCs as cash flow hedges.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Interest Rate Risk — The Company hedges the aggregate risk of interest rate fluctuations with respect to its borrowings, regardless of the form of such borrowings, which require payments based on a variable interest rate index. The Company generally intends to hedge only the risk related to changes in the benchmark interest rate (London Interbank Offered Rate (“LIBOR”) or a Treasury rate).
      In order to reduce such risks, the Company enters into swap agreements whereby the Company receives floating rate payments in exchange for fixed rate payments, effectively converting the borrowing to a fixed rate. The Company also enters into cap agreements whereby, in exchange for a fee, the Company is reimbursed for interest paid in excess of a certain capped rate.
      To qualify for cash flow hedge accounting, interest rate swaps and caps must meet certain criteria, including:

•	the items to be hedged expose the Company to interest rate risk; and

•	the interest rate swaps or caps are expected to be and continue to be highly effective in reducing the Company’s exposure to interest rate risk.
      The fair values of the Company’s interest rate swap agreements and interest rate cap agreements are based on market values provided by dealers who are familiar with the terms of these instruments. Correlation and effectiveness are periodically assessed at least quarterly based upon a comparison of the relative changes in the fair values or cash flows of the interest rate swaps and caps and the items being hedged.
      For derivative instruments that are designated and qualify as a cash flow hedge (i.e. hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss, and net payments received or made, on the derivative instrument are reported as a component of OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change.
      With respect to interest rate swaps and caps that have not been designated as hedges, any net payments under, or fluctuations in the fair value of, such swaps and caps, will be recognized in current earnings.
      Derivative financial instruments contain credit risk to the extent that the issuing counterparties may be unable to meet the terms of the agreements. The Company minimizes such risk by using multiple counterparties and limiting its counterparties to major financial institutions with investment grade credit ratings. In addition, the potential risk of loss with any one party resulting from this type of credit risk is constantly monitored. Management does not expect any material losses as a result of default by other parties.
      Termination of Hedging Relationships — The Company employs a number of risk management monitoring procedures to ensure that the designated hedging relationships are demonstrating, and are expected to continue to demonstrate, a high level of effectiveness. Hedge accounting is discontinued on a prospective basis if it is determined that the hedging relationship is no longer highly effective or expected to be highly effective in offsetting changes in fair value of the hedged item.
      Additionally, the Company may elect to undesignate a hedge relationship during an interim period and re-designate upon the rebalancing of a hedge profile and the corresponding hedge relationship. When hedge accounting is discontinued, the Company continues to carry the derivative instruments at fair value with changes recorded in current earnings.
      Comprehensive Income — Comprehensive income is comprised primarily of net income (loss), from changes in value of the Company’s available for sale securities, and the impact of deferred gains or losses on changes in the fair value of derivative contracts hedging future cash flows.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Gain on Sale of Mortgage Loans — The Company recognizes gain on sale of loans sold to third parties as the difference between the sales price and the adjusted cost basis of the loans when title transfers. The adjusted cost basis of the loans includes the original principal amount adjusted for deferrals of origination and commitment fees received, net of direct loan origination costs paid.
      Loan Origination Fees and Direct Origination Cost — The Company records loan fees, discount points and certain incremental direct origination costs as an adjustment of the cost of the loan and such amounts are included in gain on sales of loans when the loan is sold. Accordingly, salaries, compensation, benefits and commission costs have been reduced by approximately $9,628,375 and $3,747,192 for the three-month periods ended March 31, 2005 (unaudited) and 2004 (unaudited), respectively, because such amounts are considered incremental direct loan origination costs.
      Brokered Loan Fees and Expenses — The Company records commissions associated with brokered loans when such loans are closed with the borrower. Costs associated with brokered loans are expensed when incurred.
      Loan Commitment Fees — Mortgage loans held for sale: fees received for the funding of mortgage loans to borrowers at pre-set conditions are deferred and recognized at the date at which the loan is sold. Mortgage loans held for investment: such fees are deferred and recognized into interest income over the life of the loan based on the effective yield method.
      Employee Benefits Plans — The Company sponsors a defined contribution plan (the “Plan”) for all eligible domestic employees. The Plan qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may defer up to 25% of their pre-tax earnings, subject to the annual Internal Revenue Code contribution limit. The Company matches contributions up to a maximum of 25% of the first 5% of salary. Employees vest immediately in their contribution and vest in the Company’s contribution at a rate of 25% after two full years and then an incremental 25% per full year of service until fully vested at 100% after five full years of service. The Company’s total contributions to the Plan were $70,280 and $32,475 for the three months ended March 31, 2005 and 2004, respectively.
      Stock Based Compensation. The Company follows the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and SFAS No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure” (“SFAS No. 148”). The provisions of SFAS 123 allow companies either to expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected not to apply APB No. 25 in accounting for its stock option incentive plans and has expensed stock based compensation in accordance with SFAS No. 123.
      In December, 2004 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based payment,” ( “SFAS No. 123R”) which will require all companies to measure compensation costs for all share-based payments, including employee stock options, at fair value. This statement will be effective for the Company with the quarter beginning January 1, 2006. The Company has elected to expense share based compensation in accordance with SFAS No. 123 and therefore early adopting the requirements of SFAS No. 123R. Accordingly, the adoption of SFAS No. 123R will have no impact on the Company’s financial statements.
      Marketing and Promotion — The Company charges the costs of marketing, promotion and advertising to expense in the period incurred.
      Income Taxes — The Company operates so as to qualify as a REIT under the requirements of the Internal Revenue Code. Requirements for qualification as a REIT include various restrictions on ownership of the Company’s stock, requirements concerning distribution of taxable income and certain restrictions on the

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
nature of assets and sources of income. A REIT must distribute at least 90% of its taxable income to its stockholders of which 85% plus any undistributed amounts from the prior year must be distributed within the taxable year in order to avoid the imposition of an excise tax. The remaining balance may extend until timely filing of the Company’s tax return in the subsequent taxable year. Qualifying distributions of taxable income are deductible by a REIT in computing taxable income.
      NYMC changed its tax status upon completion of the IPO from a pass-through subchapter S corporation to a taxable REIT subsidiary and therefore subsequent to the IPO, is subject to corporate income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base upon the change in tax status. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
      Earnings Per Share — Basic earnings per share excludes dilution and is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For the three months ended March 31, 2005, diluted loss per common share has not been presented for the period because the impact of the conversion or exercise, as applicable, of stock options, restricted stock and performance shares would be anti-dilutive. For the year ended December 31, 2004, weighted average shares outstanding-basic and diluted assume the shares outstanding upon the Company’s initial public offering are outstanding for the full year.
      New Accounting Pronouncements — In March 2004, the EITF reached a consensus on Issue No 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This Issue provides clarification with respect to the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, (including individual securities and investments in mutual funds), and investments accounted for under the cost method. The guidance for evaluating whether an investment is other-than-temporarily impaired in EITF 03-1, except for paragraphs 10-20, must be applied in other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004. This Issue did not have a material impact on the Company’s financial condition or results of operations.

2.	Investment Securities Available For Sale
      Investment securities available for sale consist of the following as of March 31, 2005 and December 31, 2004:

	March 31,	December 31,
	2005	2004

	(Unaudited)
Amortized cost	$1,122,692,762	$1,207,715,175
Gross unrealized gains	866,780	150,682
Gross unrealized losses	(10,569,747)	(3,121,143)

Fair Value	$1,112,989,795	$1,204,744,714

      None of the securities with unrealized losses have been in a loss position for more than one year. The Company has the intent and believes it has the ability to hold such investment securities until recovery of their

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
amortized cost, to maturity if necessary. Substantially all of the Company’s investment securities available for sale are pledged as collateral for borrowings under financial arrangements (Note 8).

3.	Mortgage Loans Held For Sale
      Mortgage loans held for sale consist of the following as of March 31, 2005, December 31, 2004 and December 31, 2003:

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
Mortgage loans principal amount	$99,350,664	$85,105,027	$36,168,003
Deferred origination costs — net	203,699	279,900	1,304

Mortgage loans held for sale	$99,554,363	$85,384,927	$36,169,307

      Substantially all of the Company’s mortgage loans held for sale are pledged as collateral for borrowings under financing arrangements (Note 9).

4.	Mortgage Loans Held in the Securitization Trust
      Mortgage loans held in the securitization trust consist of the following at March 31, 2005 (unaudited):

March 31,
2005

Mortgage loans principal amount	$413,396,100
Deferred origination costs — net	3,987,298

Total mortgage loans collateralizing debt obligations	$417,383,398

      Substantially all of the Company’s mortgage loans held in the securitization trust are pledged as collateral for borrowings under financial arrangements (Note 8).

5.	Mortgage Loans Held For Investment
      Mortgage loans held for investment consist of the following at March 31, 2005, and December 31, 2004. There were no mortgage loans held for investment at December 31, 2003.

	March 31,	December 31,
	2005	2004

	(Unaudited)
Mortgage loans principal amount	$68,011,188	$188,858,607
Deferred origination cost-net	451,644	1,294,496

Total mortgage loans held for investment	$68,462,832	$190,153,103

      Substantially all of the Company’s mortgage loans held for investment are pledged as collateral for borrowings under financing arrangements (Note 9).

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Property and Equipment — Net
      Property and equipment consist of the following as of March 31, 2005, December 31, 2004 and December 31, 2003:

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
Office and computer equipment	$3,669,655	$3,191,096	$1,433,700
Furniture and fixtures	2,004,143	2,031,778	721,966
Leasehold improvements	1,207,164	1,138,467	789,725

Total premises and equipment	6,880,962	6,361,341	2,945,391
Less: accumulated depreciation and amortization	(1,896,195)	(1,560,039)	(913,694)

Property and equipment — net	$4,984,767	$4,801,302	$2,031,697

7.	Derivative Instruments and Hedging Activities
      The Company enters into derivatives to manage its interest rate and market risk exposure associated with its mortgage banking and its mortgage-backed securities investment activities. In the normal course of its mortgage loan origination business, the Company enters into contractual IRLCs to extend credit to finance residential mortgages. To mitigate the effect of the interest rate risk inherent in providing IRLCs from the lock-in date to the funding date of a loan, the Company generally enters into FSLCs. With regard to the Company’s mortgage-backed securities investment activities, the Company uses interest rate swaps and caps to mitigate the effects of major interest rate changes on net investment spread.
      The following table summarizes the estimated fair value of derivative assets and liabilities as of March 31, 2005, December 31, 2004 and December 31, 2003:

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
Derivative Assets:
Interest rate caps	$1,632,751	$411,248	$—
Interest rate swaps	8,596,927	3,228,457	—
Forward loan sale contracts — loan commitments	169,505	—	—
Forward loan sale contracts — mortgage loans held for sale	154,759	—	—
Forward loan sale contracts — TBA securities	242,861	—	—
Interest rate lock commitments — loan commitments	—	5,270	227,513
Interest rate lock commitments — mortgage loans held for sale	—	32,597	88,922

Total derivative assets	$10,796,803	$3,677,572	$316,435

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
Derivative Liabilities:
Interest rate lock commitments — loan commitments	$(370,786)	$—	$—
Interest rate lock commitments — mortgage loans held for sale	(468,142)	—	—
Forward loan sale contracts — loan commitments	—	(23,557)	(133,682)
Forward loan sale contracts — mortgage loans held for sale	—	(1,846)	(6,579)
Forward loan sale contracts — TBA securities	—	(139,413)	(121,250)

Total derivative liabilities	$(838,928)	$(164,816)	$(261,511)

      The notional amounts of the Company’s interest rate swaps, interest rate caps and forward loan sales contracts as of March 31, 2005 (unaudited) were $735.0 million, $684.5 million and $114.4 million, respectively.
      The notional amounts of the Company’s interest rate swaps, interest rate caps and forward loan sales contracts as of December 31, 2004 were $670.0 million, $250.0 million and $97.1 million, respectively.
      The notional amounts of the Company’s interest rate swaps, interest rate caps and forward loan sales contracts as of December 31, 2003 were $0, $0 and $54.5 million, respectively.
      The Company estimates that over the next twelve months, approximately $1,126,962 of the net unrealized gains on the interest rate swaps will be reclassified from accumulated OCI into earnings.

8.	Financing Arrangements, Portfolio Investments
      The Company has entered into repurchase agreements with third party financial institutions to finance its residential mortgage-backed securities and mortgage loans held in the securitization trust. The repurchase agreements are short-term borrowings that bear interest rates based on a spread to LIBOR, and are secured by the residential mortgage-backed securities and mortgage loans held in the securitization trust which they finance. At March 31, 2005 (unaudited), the Company had repurchase agreements with an outstanding balance of approximately $1.53 billion and a weighted average interest rate of 2.83%. At December 31, 2004, the Company had repurchase agreements with an outstanding balance of approximately $1.11 billion and a weighted average interest rate of 2.35%. At March 31, 2005 (unaudited) and December 31, 2004, securities and mortgage loans pledged as collateral for repurchase agreements had estimated fair values of approximately $1.53 billion and $1.16 billion, respectively. As of March 31, 2005 (unaudited) all of the repurchase agreements will mature within 73 days, with a weighted average days to maturity equal to 22 days. The Company has available to it $4.80 billion in commitments to provide financings through such arrangements with 21 different counterparties. Counterparties providing repurchase commitments to the Company as of March 31, 2005 (unaudited) are: Banc of America Securities LLC, Barclays Capital, Inc., Bear, Stearns & Co. Inc., Cantor Fitzgerald Securities, Citigroup Global Markets Inc., Countrywide Securities Corporation, Credit Suisse First Boston LLC, Daiwa Securities America, Inc., Deutsche Bank Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., J.P. Morgan Securities, Inc., Lehman Brothers Inc., Merrill Lynch Government Securities, Inc., Morgan Keegan & Company, Morgan Stanley & Co. Incorporated, Nomura Securities International, Inc., RBC Capital Markets Corporation, UBS Securities LLC, Wachovia Capital Markets LLC, and WaMu Capital Corp.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Financing Arrangements, Mortgage Loans Held for Sale or Investment
      Financing arrangements consist of the following as of March 31, 2005, December 31, 2004, and December 31, 2003:

		December 31,	December 31,
	March 31, 2005	2004	2003

	(Unaudited)
$250 million master repurchase agreement expiring December 5, 2005 bearing interest at one-month LIBOR plus 0.75% (3.57% at March 31, 2005). Principal repayments are required 120 days from the funding date(a)	$97,683,574	$215,611,800	$—
$200 million revolving line of credit expiring March 31, 2006 bearing interest at daily LIBOR plus spreads from 1.125% to 2.000% depending on collateral (3.725% at March 31, 2005). Principal repayments are required 90 days from the funding date	96,857,092	73,751,874	72,461,446
$150 million revolving line of credit which expires on June 29, 2005 bearing interest at one-month LIBOR plus 1.00% (3.72% at March 31, 2005)	77,124,333	69,839,306	14,966,814
$15 million revolving line of credit (terminated and syndicated into $50 million revolving line above) bearing interest at the lesser of LIBOR plus 1.5% or the prime rate (2.40% as of December 31, 2003)	—	—	2,996,873

	$271,664,999	$359,202,980	$90,425,133

(a)	This credit facility, with Greenwich Capital Financial Products, Inc., requires the Company to transfer specific collateral to the lender under repurchase agreements; however, due to the rate of turnover of the collateral by the Company, the counterparty has not taken title to or recorded their interest in any of the collateral transferred. Interest is paid to the counterparty based on the amount of outstanding borrowings and on the terms provided.
      The lines of credit are secured by all of the mortgage loans held by the Company, except for the loans held in the securitization trust. The lines contain various covenants pertaining to, among other things, maintenance of certain amounts of net worth, periodic income thresholds and working capital. As of March 31, 2005 (unaudited), NYMC was not in compliance with either the net income covenant or the net worth covenant pertaining to the three financing arrangements noted in the table above. Waivers from the lenders with respect to these covenant violations for the three months ended March 31, 2005 have been obtained. As these annual agreements are negotiated for renewal, these covenants may be further modified. The agreements are each renewable annually, but are not committed, meaning that the counterparties to the agreements may withdraw access to the credit facilities at any time.

10.	Commitments and Contingencies
      Loans Sold to Investors — Generally, the Company is not exposed to significant credit risk on its loans sold to investors. In the normal course of business, the Company is obligated to repurchase loans which do not meet certain terms set by investors. Such loans are then generally repackaged and sold to other investors.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Loans Funding and Delivery Commitments — At March 31, 2005 (unaudited), December 31, 2004 and 2003 the Company had commitments to fund loans with agreed-upon rates totaling approximately $245.1 million, $156.1 million and $71.4 million, respectively. The Company hedges the interest rate risk of such commitments and the recorded mortgage loans held for sale balances primarily with FSLCs, which totaled approximately $114.4 million, $97.1 million and $54.5 million at March 31, 2005 (unaudited), December 31, 2004 and 2003, respectively. The remaining commitments to fund loans with agreed-upon rates are anticipated to be sold through optional delivery contract investor programs. The Company does not anticipate any material losses from such sales.
      Net Worth Requirements — NYMC is required to maintain certain specified levels of minimum net worth to maintain its approved status with Fannie Mae, Freddie Mac, HUD and other investors. As of March 31, 2005 (unaudited) NYMC is in compliance with all minimum net worth requirements.
      Outstanding Litigation — The Company is involved in litigation arising in the normal course of business. Although the amount of any ultimate liability arising from these matters cannot presently be determined, the Company does not anticipate that any such liability will have a material effect on its consolidated financial statements.
      Leases — The Company leases its corporate offices and certain retail facilities and equipment under short-term lease agreements expiring at various dates through 2010. All such leases are accounted for as operating leases. Total rental expense for property and equipment, which is included within the financial statements, amounted to $1,257,010 and $634,583 for the three months ended March 31, 2005 (unaudited) and March 31, 2004 (unaudited), respectively and $3,253,580, $2,099,496 and $1,086,495 for the years ended December 31, 2004, 2003 and 2002, respectively.
      As of December 31, 2004 obligations under non-cancelable operating leases that have an initial term of more than one year are as follows:

Year Ending December 31,

2005	$4,150,604
2006	3,566,558
2007	3,133,382
2008	2,747,618
2009	1,997,828
Thereafter	1,878,000

$17,473,990

      Letters of Credit — NYMC maintains a letter of credit in the amount of $100,000 in lieu of a cash security deposit for office lease dated June 1998 for our former headquarters located at 304 Park Avenue South in New York City. The sole beneficiary of this letter of credit is the owner of the building, 304 Park Avenue South LLC. This letter of credit is secured by cash deposited in a bank account maintained at Signature Bank.
      Subsequent to our headquarters move to a new location in New York City in July 2003, in lieu of a cash security deposit for our office lease, we entered into an irrevocable transferable letter of credit in the amount of $313,000 with PricewaterhouseCoopers, LLP (sublandlord), as beneficiary. This letter of credit is secured by cash deposited in a bank account maintained at HSBC bank.
      On February 15, 2005, the Company entered into an irrevocable standby letter of credit in an initial amount of $500,000 with the beneficiary being CCC Atlantic, L.L.C., the landlord of the Company’s leased facility at 500 Burton Avenue, Northfield, New Jersey. The letter of credit will serve as security for leased office property, occupied by employees of our subsidiary company Ivy League Mortgage, L.L.C. The letter of

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
credit is secured by the personal guarantee and a mortgage on the home of the Ivy League Mortgage, L.L.C. branch manager. The initial amount of the letter of credit will be reduced at each of the first four annual anniversary dates by $50,000, thereafter to remain at a value of $250,000 until termination on April 1, 2015.

11.	Related Party Transactions
      Upon completion of the Company’s IPO and acquisition of NYMC, Steven B. Schnall and Joseph V. Fierro, the former owners of NYMC, were entitled to a distribution of NYMC’s retained earnings through the close of the Company’s IPO on June 29, 2004, not to exceed $4,500,000. As a result, a distribution of $2,409,323 ($409,323 of retained earnings as of March 31, 2004 plus an estimate of $2,000,000 for NYMC’s earnings through June 29, 2004) was made to the former owners upon the close of the IPO. The subsequent earnings and elimination of distributions and unrealized gains and losses attributable to NYMC for the period prior to June 29, 2004 equated to a distribution overpayment of $1,309,448, for which Messrs. Schnall and Fierro reimbursed the Company immediately upon the finalization of the overpayment calculation in July 2004.
      Steven B. Schnall owns a 48% membership interest and Joseph V. Fierro owns a 12% membership interest in Centurion Abstract, LLC (“Centurion”), which provides title insurance brokerage services for certain title insurance providers. From time to time, NYMC refers its mortgage loan borrowers to Centurion for assistance in obtaining title insurance in connection with their mortgage loans, although the borrowers have no obligation to utilize Centurion’s services. When NYMC’s borrowers elect to utilize Centurion’s services to obtain title insurance, Centurion collects various fees and a portion of the title insurance premium paid by the borrower for its title insurance. Centurion received $174,381 in fees and other amounts from NYMC borrowers for the three months ended March 31, 2005 (unaudited). NYMC does not economically benefit from such referrals.

12.	Concentrations of Credit Risk
      The Company has originated loans predominantly in the eastern United States. Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers with similar characteristics, which would cause their ability to meet contractual obligations to be similarly impacted by economic or other conditions. At March 31, 2005, December 31, 2004 and December 31, 2003, there were geographic concentrations of credit risk exceeding 5% of the total loan balances within mortgage loans held for sale as follows:

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
New York	38.8%	70.2%	82.8%
New Jersey	8.9%	7.4%	2.5%
Massachusetts	17.6%	6.6%	2.8%
Florida	2.8%	1.9%	5.7%
Connecticut	6.9%	5.0%	0.7%

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At March 31, 2005 and December 31, 2004, there were geographic concentrations of credit risk exceeding 5% of the total loan balances within mortgage loans held in the securitization trust and mortgage loans held for investment as follows:

	March 31,	December 31,
	2005	2004

	(unaudited)
California	30.5%	51.3%
New York	24.2%	30.7%
Massachusetts	9.5%	—
New Jersey	5.3%	5.5%
      There were no mortgage loans held in the securitization trust or mortgage loans held for investment at December 31, 2003.

13.	Fair Value of Financial Instruments
      Fair value estimates are made as of a specific point in time based on estimates using market quotes, present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience, and other factors.
      Changes in assumptions could significantly affect these estimates and the resulting fair values. Derived fair value estimates cannot be necessarily substantiated by comparison to independent markets and, in many cases, could not be necessarily realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the Company’s fair values should not be compared to those of other companies.
      Fair value estimates are based on existing financial instruments and do not attempt to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of the Company.
      The fair value of certain assets and liabilities approximate cost due to their short-term nature, terms of repayment or interest rates associated with the asset or liability. Such assets or liabilities include cash and cash equivalents, escrow deposits, unsettled mortgage loan sales, and financing arrangements. All forward delivery commitments and option contracts to buy securities are to be contractually settled within six months of the balance sheet date.
      The following describes the methods and assumptions used by the Company in estimating fair values of other financial instruments:

a. Investment Securities Available for Sale — Fair value is generally estimated based on market prices provided by five to seven dealers who make markets in these financial instruments. If the fair value of a security is not reasonably available from a dealer, management estimates the fair value based on characteristics of the security that the Company receives from the issuer and based on available market information.

b. Mortgage Loans Held for Sale — Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current investor or dealer commitments to purchase loans.

c. Mortgage Loans Held for Investment — Mortgage loans held for investment are recorded at amortized cost. Fair value is estimated using pricing models and taking into consideration the aggregated characteristics of groups of loans such as, but not limited to, collateral type, index, interest rate, margin,

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

length of fixed-rate period, life cap, periodic cap, underwriting standards, age and credit estimated using the quoted market prices for securities backed by similar types of loans.

d. Mortgage Loans Held in the Securitization Trust - Mortgage loans held in the securitization trust are recorded at amortized cost. Fair value is estimated using pricing models and taking into consideration the aggregated characteristics of groups of loans such as, but not limited to, collateral type, index, interest rate, margin, length of fixed-rate period, life cap, periodic cap, underwriting standards, age and credit estimated using the quoted market prices for securities backed by similar types of loans.

e. Interest Rate Lock Commitments — The fair value of IRLCs is estimated using the fees and rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of IRLCs is determined in accordance with SAB 105.

f. Forward Sale Loan Contracts — The fair value of these instruments is estimated using current market prices for dealer or investor commitments relative to the Company’s existing positions.
      The following tables set forth information about financial instruments, except for those noted above for which the carrying amount approximates fair value:

	March 31, 2005 (unaudited)

			Estimated
	Notional Amount	Carrying Amount	Fair Value

Investment securities available for sale	$1,109,603,785	$1,112,989,795	$1,112,989,795
Mortgage loans held for investment	68,011,188	68,462,832	68,401,520
Mortgage loans held in the securitization trust	413,396,100	417,383,398	415,698,386
Mortgage loans held for sale	99,350,664	99,554,363	100,028,276
Commitments and contingencies:
Interest rate lock commitments	245,419,888	(838,928)	(838,928)
Forward loan sales contracts	114,350,398	567,125	567,125
Interest rate swaps	735,000,000	8,596,927	8,596,927
Interest rate caps	684,451,791	1,632,751	1,632,751

	December 31, 2004

			Estimated
	Notional Amount	Carrying Amount	Fair Value

Investment securities available for sale	$1,194,055,340	$1,204,744,714	$1,204,744,714
Mortgage loans held for investment	188,858,607	190,153,103	190,608,241
Mortgage loans held for sale	85,105,027	85,384,927	86,097,867
Commitments and contingencies:
Interest rate lock commitments	156,110,472	37,867	37,867
Forward loan sales contracts	97,080,482	(164,816)	(164,816)
Interest rate swaps	670,000,000	3,228,457	3,228,457
Interest rate caps	250,000,000	411,248	411,248

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2003

	Notional	Carrying	Estimated
	Amount	Amount	Fair Value

Mortgage loans held for sale	$36,168,003	$36,258,229	$38,020,465
Commitments and contingencies:
Interest rate lock commitments	71,375,732	227,513	227,513
Forward loan sales contracts	54,522,057	(261,511)	(261,511)

14.	Segment Reporting
      The Company operates two segments:

•	Mortgage Portfolio Management — long-term investment in high-quality, adjustable-rate mortgage loans and residential mortgage-backed securities; and

•	Mortgage Lending — mortgage loan originations as conducted by NYMC.
      Our mortgage portfolio management segment primarily invests in adjustable-rate FNMA, FHLMC and “AAA” — rated residential mortgage-backed securities and high-quality mortgages that are originated by our mortgage operations or that may be acquired from third parties. The Company’s equity capital and borrowed funds are used to invest in residential mortgage-backed securities, thereby producing net interest income. Certain mortgage loans originated by our mortgage lending operations or loans purchased from third parties are securitized from time to time to improve liquidity and are included in the Mortgage Portfolio Management Segment. The Company’s first securitization was completed on February 25, 2005.
      The mortgage lending segment originates residential mortgage loans through the Company’s taxable REIT subsidiary, NYMC. Loans are originated through NYMC’s retail and internet branches and generate gain on sale revenue when the loans are sold to third parties or revenue from brokered loans when the loans are brokered to third parties.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Prior to June 29, 2004, the Company conducted only mortgage lending operations, so segment information is not presented herein.

	Three Months Ended March 31, 2005 (Unaudited)

	Mortgage
	Portfolio
	Management	Mortgage
	Segment	Lending Segment	Total

REVENUE:
Gain on sales of mortgage loans	$—	$4,320,500	$4,320,500
Interest income:
Loans held for sale	—	2,592,890	2,592,890
Investment securities	12,721,738	—	12,721,738
Loans collateralizing debt obligations	1,801,915	—	1,801,915
Brokered loan fees	—	2,000,233	2,000,233
Gain on sale of securities	377,083	—	377,083
Miscellaneous income	—	114,052	114,052

Total revenue	14,900,736	9,027,675	23,928,411
EXPENSES:
Salaries, commissions and benefits	508,092	6,634,669	7,142,761
Interest expense:
Loans held for sale	—	1,847,810	1,847,810
Investment securities and loans	9,764,172	—	9,764,172
Subordinated debentures	—	77,756	77,756
Brokered loan expenses	—	1,519,490	1,519,490
Occupancy and equipment	3,308	2,131,326	2,134,634
Marketing and promotion	52,999	1,346,867	1,399,866
Data processing and communication	8,705	509,016	517,721
Office supplies and expenses	1,424	571,262	572,686
Professional fees	85,955	658,113	744,068
Travel and entertainment	1,186	214,271	215,457
Depreciation and amortization	2,589	340,303	342,892
Other	170,911	205,747	376,658

Total expenses	10,599,341	16,056,630	26,655,971

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	4,301,395	(7,028,955)	(2,727,560)
Income tax benefit	—	2,690,000	2,690,000

NET INCOME (LOSS)	$4,301,395	$(4,338,955)	$(37,560)

Segment assets	$1,619,934,271	$236,451,090	$1,856,385,362
Segment equity	$105,964,803	$8,693,376	$114,658,179

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2004

	Mortgage Portfolio
	Management	Mortgage
	Segment	Lending Segment	Total

REVENUE:
Gain on sales of mortgage loans	$—	$20,835,387	$20,835,387
Interest income:
Mortgage loans held for sale	—	6,904,651	6,904,651
Investment securities and loans	20,393,977		20,393,977
Brokered loan fees	—	6,894,629	6,894,629
Gain on sale of marketable securities	167,440	606,975	774,415
Miscellaneous income	—	226,677	226,677

Total revenue	20,561,417	35,468,319	56,029,736
EXPENSES:
Salaries, commissions and benefits	382,403	16,735,918	17,118,321
Interest expense:
Mortgage loans held for sale		3,542,939	3,542,939
Investment securities and loans	12,469,579	—	12,469,579
Brokered loan expenses	—	5,276,333	5,276,333
Occupancy and equipment	9,604	3,519,075	3,528,679
Marketing and promotion	13,872	3,176,097	3,189,969
Data processing and communication	174,089	1,424,043	1,598,132
Office supplies and expenses	3,788	1,515,139	1,518,927
Professional fees	148,997	1,856,391	2,005,388
Travel and entertainment	838	611,106	611,944
Depreciation and amortization	1,960	688,529	690,489
Other	45,167	746,298	791,465

Total expenses	13,250,297	39,091,868	52,342,165

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	7,311,120	(3,623,549)	3,687,571
Income tax benefit	—	(1,259,534)	(1,259,534)

NET INCOME (LOSS)	$7,311,120	$(2,364,015)	$4,947,105

Segment assets	$1,413,954,577	$200,807,882	$1,614,762,459
Segment equity	$107,541,994	$11,940,225	$119,482,219

15.	Stock Incentive Plan
      Pursuant to the 2004 Stock Incentive Plan (the “Plan”), eligible employees, officers and directors are offered the opportunity to acquire the Company’s common stock through the grant of options and the award of restricted stock under the Plan. The maximum number of options that may be issued is 706,000 shares and the maximum number of restricted stock awards that may be granted under the Plan is 794,250.
      In connection with the Plan, the Company also awarded shares of stock to employees upon certain performance criteria related to the November 2004 acquisition of Guaranty Residential Lending.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Options
      The Plan provides for the exercise price of options to be determined by the Compensation Committee of the Board of Directors (“Compensation Committee”) but not to be less than the fair market value on the date the option is granted. Options expire ten years after the grant date. As of March 31, 2005 (unaudited), 556,500 options have been granted pursuant to the Plan with a vesting period of two years.
      The Company accounts for the fair value of its grants in accordance with SFAS No. 123. The compensation cost charged against income during the three months ended March 1, 2005 (unaudited) and for the year ended December 31, 2004 was $9,188 and $105,748, respectively.
      A summary of the status of the Company’s options as of December 31, 2004 and changes during the year then ended is presented below:

		Weighted
		Average
	Number of	Exercise
	Options	Price

Outstanding at beginning of year	—	—
Granted	556,500	$9.57
Canceled	—	—
Exercised	—	—

Outstanding at end of year	556,500	$9.57

Options exercisable at year-end	303,162	$9.35

Weighted-average fair value of options granted during the year		$9.57

      The following table summarizes information about stock options at December 31, 2004:

	Options Outstanding

		Weighted-
		Average		Options Exercisable
		Remaining				Fair Value
	Number	Contractual	Exercise	Number	Exercise	of Options
Range of Exercise Prices	Outstanding	Life (Years)	Price	Exercisable	Price	Granted

$9.00	176,500	9.5	$9.00	176,500	$9.00	$0.39
$9.83	380,000	9.9	9.83	126,662	9.83	0.29

Total	556,500	9.8	$9.57	303,162	$9.35	$0.32

      The fair value of each option grant is estimated on the date of grant using the Binomial option-pricing model with the following weighted-average assumptions:

Risk free interest rate	4.5%
Expected volatility	10%
Expected life	10 years
Expected dividend yield	10.48%

Restricted stock
      As of March 31, 2005 (unaudited), the Company has awarded 482,625 shares of restricted stock under the Plan with vesting periods between six and 36 months. During the three months ended March 31, 2005 (unaudited) and for the year ended December 31, 2004, the Company recognized non-cash compensation expense of approximately $256,314 and $1.7 million, respectively, relating to the vested portion of restricted

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
stock grants. Dividends are paid on all restricted stock issued, whether those shares are vested or not. In general, unvested restricted stock is forfeited upon the recipient’s termination of employment.

Performance based stock awards
      In November 2004, the Company acquired 15 full service and 26 satellite retail mortgage banking offices located in the Northeast and Mid-Atlantic states from General Residential Lending, Inc. Pursuant to that transaction, the Company has committed to award 236,909 shares of the Company’s stock to certain employees of those branches upon attaining predetermined production levels. The awards range in vesting periods from 6 to 30 months with a share price set at the December 2, 2005 grant date market value of $9.83 per share. During the three months ended March 31, 2005 (unaudited) and for the year ended December 31, 2004, the Company recognized non-cash compensation expense of $740,822 and $249,296, respectively, relating to the vested portion of performance based stock awards. Unvested issued performance share awards have no voting rights and do not earn dividends.

16.	Subordinated Debentures
      On March 15, 2005 the Company closed a private placement of $25 million of its trust preferred securities to Taberna Preferred Funding I, Ltd., a pooled investment vehicle. The securities were issued by NYM Preferred Trust I and are fully guaranteed by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment. These securities have a floating interest rate equal to three-month LIBOR plus 375 basis points, resetting quarterly. The securities mature on March 15, 2035 and may be called at par by the Company any time after March 15, 2010. NYMC entered into an interest rate cap agreement to limit the maximum interest rate cost of the trust preferred securities to 7.5%. The term of the interest rate cap agreement is five years and resets quarterly in conjunction with the reset periods of the trust preferred securities. The interest rate cap agreement will be accounted for as a cash flow hedge transaction in accordance with SFAS No. 133. In accordance with the guidelines of SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the issued preferred stock of NYM Preferred Trust I has been classified as subordinated debentures in the liability section of the Company’s consolidated balance sheet.

17.	Capital Stock and Earnings per Share
      The Company had 400,000,000 shares of common stock, par value $0.01 per share, authorized with 18,114,445 shares issued and 17,797,375 outstanding as of March 31, 2005 (unaudited) and December 31, 2004. Of the common stock authorized, 794,250 shares were reserved for issuance as restricted stock awards to employees, officers and directors. As of March 31, 2005 (unaudited) and December 31, 2004, 74,716 shares remain reserved for issuance.
      The Company calculates basic net income per share by dividing net income for the period by weighted-average shares of common stock outstanding for that period. Diluted net income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the year ended December 31, 2004, weighted average shares outstanding assume that the shares outstanding upon the Company’s IPO are outstanding for the full year ending December 31, 2004. Earnings per share for periods prior to the IPO are not presented as they are not representative of the Company’s current capital structure.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table presents the computation of basic and diluted net earnings per share as if all stock options were outstanding for the periods indicated (in thousands, except net earnings per share):

	For the Three
	Months
	Ended
	March 31,	For the Year Ended
	2005	December 31, 2004

	(Unaudited)
Numerator:
Net (loss) income	$(38)	$4,947
Denominator:
Weighted average number of common shares outstanding — basic	17,797	17,797
Net effect of unvested restricted stock	—	224
Performance shares	—	35
Escrowed shares(1)	—	53
Net effect of stock options(2)	—	6

Weighted average number of common shares outstanding — dilutive	17,797	18,115

Net income per share — basic	$0.00	$0.28
Net income per share — diluted	$0.00	$0.27

(1)	Upon the closing of the Company’s IPO, of the 2,750,000 shares exchanged for the equity interests of NYMC, 100,000 shares were held in escrow through December 31, 2004 and were available to satisfy any indemnification claims the Company may have had against the contributors of NYMC for losses incurred as a result of defaults on any residential mortgage loans originated by NYMC and closed prior to the completion of the IPO. As of December 31, 2004, the amount of escrowed shares was reduced by 47,680 shares, representing $492,536 for estimated losses on loans closed prior to the Company’s IPO. Furthermore, the contributors of NYMC entered into a new escrow agreement, which extended the escrow period to December 31, 2005 for the remaining 52,320 shares.

(2)	The Company has granted 556,500 of the 706,000 stock options available for issuance under the Company’s 2004 stock incentive plan.

18.	Income Taxes
      NYMT and its taxable subsidiary, NYMC, were S corporations prior to June 28, 2004 pursuant to the Internal Revenue Code of 1986, as amended, and as such did not incur any federal income tax expense.
      On June 28, 2004, NYMC became a C corporation for federal and state income tax purposes and as such is subject to federal and state income tax on its taxable income for periods after June 28, 2004.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A reconciliation of the statutory income tax provision (benefit) to the effective income tax provision for the quarter ended March 31, 2005 (unaudited) is as follows.

Tax at statutory rate (35%)	$(954,646)
Non-taxable REIT income	(1,505,143)
Transfer pricing of loans sold to nontaxable parent	38,136
State and local taxes	(556,891)
Net operating loss benefit not provided	295,659
Miscellaneous	(7,115)

Total provision (benefit)	$(2,690,000)

      The income tax provision (benefit) for the quarter ended March 31, 2005 (unaudited) is comprised of the following components:

	Deferred	Total

Regular Tax Provision (Benefit)
Federal	$(2,133,109)	$(2,133,109)
State	(556,891)	(556,891)

Total tax expense (benefit)	$(2,690,000)	$(2,690,000)

      The deferred tax asset at March 31, 2005 (unaudited) includes a deferred tax asset of $4,565,398 and a deferred tax liability of $565,864 which represents the tax effect of differences between tax basis and financial statement carrying amounts of assets and liabilities. The major sources of temporary differences and their deferred tax effect at March 31, 2005 (unaudited) are as follows:

Deferred tax assets:
Net operating loss carryover	$4,301,173
Restricted performance stock option expense	264,225

Total deferred tax asset	4,565,398

Deferred tax liabilities:
Mark-to-market adjustments	211,890
Management compensation	193,046
Depreciation	160,928

Total deferred tax liability	565,864

Net deferred tax asset	$3,999,534

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A reconciliation of the statutory income tax provision (benefit) to the effective income tax provision for the period June 28 to December 31, 2004 is as follows.

Tax at statutory rate (35%)	$1,290,650
Non-taxable REIT income	(2,558,892)
Transfer pricing of loans sold to nontaxable parent	292,150
State and local taxes	(372,095)
Change in tax status	298,553
Income earned prior to taxable status	(206,731)
Miscellaneous	(3,169)

Total provision (benefit)	$(1,259,534)

      The income tax provision (benefit) for the year ended December 31, 2004 is comprised of the following components:

	Current	Deferred	Total

Regular Tax Provision (Benefit)
Federal	—	$(1,251,053)	$(1,251,053)
State	$50,000	(327,399)	(277,399)

Total	$50,000	$(1,578,452)	$(1,528,452)

Change in Tax Status
Federal	—	$212,800	$212,800
State	—	56,118	56,118

	—	268,918	268,918

Total tax expense (benefit)	$50,000	$(1,309,534)	$(1,259,534)

      The deferred tax asset at December 31, 2004 includes a deferred tax asset of $1,578,452 and a deferred tax liability of $268,918 which represents the tax effect of differences between tax basis and financial statement carrying amounts of assets and liabilities. The major sources of temporary differences and their deferred tax effect at December 31, 2004 are as follows:

Deferred tax assets:
Net operating loss carryover	$1,237,544
Restricted performance stock option expense	329,001
Management compensation	90,461

1,657,006

Deferred tax liabilities:
Mark-to-market adjustments	78,554
Depreciation	268,918

347,472

Net deferred tax asset	$1,309,534

      The net deferred tax asset is included in prepaid and other assets on the accompanying consolidated balance sheet. Although realization is not assured, management believes it is more likely than not that all the

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
deferred tax assets will be realized. The net operating loss carryforward expires at various intervals between 2012 and 2025.

19.	Asset Acquisitions
      On March 10, 2004 the Company completed a transaction with SIB Mortgage Corporation, acquiring eight loan origination branches — including the locked and unlocked mortgage loan pipelines (meaning in-process mortgage loans with or without locked-in interest rates), furniture, fixtures, equipment, computers, tangible personal property and leasehold improvements (to the extent located in the branches), and certain other assets — in exchange for the Company’s assumption of certain expenses and obligations in connection with the operation of these branches from and after March 1, 2004. The Company hired 134 SIB employees who work at these eight branches, which are located in Northfield, New Jersey; Seaville, New Jersey; Haworth, New Jersey; Rockville, Maryland; Virginia Beach, Virginia; Fairfax, Virginia; Terre Haute, Indiana; and Fairfield, Connecticut.
      On November 15, 2004, the Company acquired 15 full service and 26 satellite retail mortgage banking offices located in the Northeast and Mid-Atlantic states from Guaranty Residential Lending, Inc. The Company acquired an existing pipeline of approximately $300 million in locked and unlocked mortgage applications in conjunction with the branch acquisition. The mortgage pipeline and other assets (primarily furniture, fixtures and computer hardware and software) had a purchase price of approximately $550,000 and $760,000, respectively. In addition, the Company will pay a $250,000 contingency premium to the seller provided that the former loan officers of the seller become employed by the Company and originate, close and fund $2 billion in mortgage loans during the twelve month period after the closing date of the transaction. The Company also assumed selected monthly lease obligations of approximately $142,000 and hired approximately 275 new loan origination and support personnel. As a result of this acquisition, the Company’s annual mortgage originations are expected to approximately double.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Quarterly Financial Data (Unaudited)
      The following table is a comparative breakdown of our unaudited quarterly results for the immediately preceding nine quarters prior to March 31, 2005:

	Three Months Ended

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2004	2004	2004	2004	2005

Revenues:
Gain on sales of mortgage loans	$3,506,089	$6,945,082	$4,482,262	$5,901,954	$4,320,500
Interest income	1,261,069	1,885,778	10,290,141	13,941,292	17,116,543
Brokered loan fees	2,182,779	777,694	1,437,664	2,496,492	2,000,233
Gain (loss) on sale of marketable securities	—	606,975	125,837	41,603	377,083
Miscellaneous income	15,769	30,208	49,620	51,428	114,052

Total revenues	6,965,706	10,245,737	16,385,524	22,432,769	23,928,411
Salaries, commissions and related expenses	2,719,178	4,171,660	4,503,571	5,723,911	7,142,761
Interest expense	608,611	1,123,686	5,465,192	8,815,029	11,689,738
Brokered loan expenses	1,284,219	835,303	1,016,930	2,139,881	1,519,490
General and administrative expenses	2,236,194	3,724,196	3,179,615	4,794,989	6,303,982

Total expenses	6,848,202	9,854,845	14,165,308	21,473,810	26,655,971
Income (loss) before provision for income taxes	117,504	390,892	2,220,216	958,959	(2,727,560)

Income tax (expense) benefit	—	(10,000)	231,653	1,037,881	2,690,000

Net income (loss)	$117,504	$380,892	$2,451,869	$1,996,840	$(37,560)

Per share basic income (loss)	—	$0.02	$0.14	$0.12	$0.00
Per share diluted income (loss)	—	$0.02	$0.14	$0.12	$0.00

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2003	2003	2003	2003

Revenues:
Gain on sales of mortgage loans	$4,757,862	$6,790,049	$6,854,729	$4,628,029
Interest income	1,430,998	2,090,999	1,823,609	2,264,025
Brokered loan fees	1,285,767	1,580,880	1,512,505	2,303,419
Miscellaneous income	34,191	(4,727)	84,390	(68,275)

Total revenues	7,508,818	10,457,201	10,275,233	9,127,198
Salaries, commissions and related expenses	1,721,318	2,133,344	2,762,371	2,629,836
Interest expense	651,504	807,448	1,198,381	609,105
Brokered loan expenses	863,114	1,159,493	926,099	784,960
General and administrative expenses	1,344,442	1,593,577	1,887,704	2,569,678

Total expenses	4,580,378	5,693,862	6,774,555	6,593,579

Net income	$2,928,440	$4,763,339	$3,500,678	$2,533,619

          No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

6,000,000 Shares of
Common Stock

PROSPECTUS

Friedman Billings Ramsey
JPMorgan
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.
      The following table sets forth the costs and expense payable by the Registrant in connection with the issuance and distribution of common stock being registered. All amounts are estimates.

Amount To Be Paid

SEC registration fee		$7,894
NASD fee		$7,207
NYSE listing fees	$
Transfer agent and registrar fees	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and mailing fees	$
Premiums for directors and officers insurance	$
Miscellaneous	$

Total	$

Item 32.	Sales to Special Parties.
      Not applicable.

Item 34.	Indemnification of Officers and Directors.
      Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
      Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or a predecessor of us.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 35.	Treatment of Proceeds from Stock Being Registered.
      Not applicable.

Item 36.	Financial Statements and Exhibits.
      (a) Financial Statements included in the prospectus.
      (b) Exhibits

Exhibit
Number	Exhibit Title

1.01	Form of Underwriting Agreement, dated , 2005, by and among New York Mortgage Trust, Inc., Friedman, Billings, Ramsey & Co., Inc. and JP Morgan Securities Inc.††
3.01	Articles of Amendment and Restatement of New York Mortgage Trust, Inc.******
3.02	Bylaws of New York Mortgage Trust, Inc.******
4.01	Form of Common Stock Certificate.******
5.01	Opinion of Venable LLP, with respect to the legality of the shares being registered.††
8.01	Opinion of Hunton & Williams LLP with respect to tax matters.††
10.01	Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as amended and restated, on December 23, 2003, in the principal amount of $2,574,352.00, payable to Joseph V. Fierro.*
10.02	Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as amended and restated, on December 23, 2003, in the principal amount of $12,132,550.00 payable to Steven B. Schnall.*
10.03	Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated October 2, 2002.*
10.04	Amendment No. 1 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated December 4, 2002.*
10.05	Amendment No. 2 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated February 20, 2003.*
10.06	Amendment No. 3 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated April 22, 2003.*

Exhibit
Number	Exhibit Title

10.07	Amendment No. 4 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated July 1, 2003.*
10.08	Amendment No. 5 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated July 7, 2003.*
10.09	Amendment No. 6 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated July 31, 2003.*
10.10	Amendment No. 7 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated August 4, 2003.*
10.11	Amendment No. 8 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated August 9, 2003.*
10.12	Amendment No. 9 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated August 28, 2003.*
10.13	Amendment No. 10 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated September 17, 2003.*
10.14	Amendment No. 11 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated October 1, 2003.*
10.15	Amendment No. 12 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated October 31, 2003.*
10.16	Amendment No. 13 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated December 19, 2003.*
10.17	Credit Note between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.18	Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.19	First Amended Credit Note, dated as of May 24, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.20	First Amended Credit and Security Agreement, dated as of May 24, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.21	Second Amended Credit Note, dated as of June 18, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.22	Second Amended Credit and Security Agreement, dated June 18, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.23	Third Amended Credit Note, dated as of November 13, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.24	Third Amended Credit and Security Agreement, dated as of November 13, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.25	Fourth Amended Credit Note, dated as of January 16, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.26	Fourth Amended Credit and Security Agreement, dated as of January 16, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*

Exhibit
Number	Exhibit Title

10.27	Fifth Amended Credit Note, dated as of April 29, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.28	Fifth Amended Credit and Security Agreement, dated as of April 29, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.29	Extension Letter, dated August 26, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.30	Extension Letter, dated September 11, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.31	Extension Letter, dated October 28, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.32	Extension Letter, dated November 27, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.33	Extension Letter, dated April 15, 2003, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.34	Extension Letter, dated June 24, 2003, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.35	Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of March 30, 2001.**
10.36	Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of March 30, 2001.**
10.37	First Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of May 24, 2001.*
10.38	First Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of May 24, 2001.*
10.39	Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.40	First Amendment, dated April 2002, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.41	Second Amendment, dated June 3, 2002, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.42	Third Amendment, dated November , 2002, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.43	Fourth Amendment, dated June 15, 2003, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.44	Warehouse Promissory Note, between The New York Mortgage Company, LLC and National City Bank of Kentucky, dated January 25, 2002.*
10.45	Amended and Restated Warehouse Promissory Note, between The New York Mortgage Company, LLC and National City Bank of Kentucky, dated June 3, 2002.*
10.46	Warehousing Credit Agreement, between New York Mortgage Company, LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated as of January 25, 2002.*
10.47	Pledge and Security Agreement, between The New York Mortgage Company, LLC and National City Bank of Kentucky, dated as of January 25, 2002.*
10.48	Unconditional and Continuing Guaranty of Payment by Steven B. Schnall to National City Bank of Kentucky, dated January 25, 2002.*

Exhibit
Number	Exhibit Title

10.49	Unconditional and Continuing Guaranty of Payment by Joseph V. Fierro to National City Bank of Kentucky, dated January 25, 2002.*
10.50	Amended and Restated Unconditional and Continuing Guaranty of Payment by Steven B. Schnall to National City Bank of Kentucky, dated June 15, 2003.*
10.51	Amended and Restated Unconditional and Continuing Guaranty of Payment by Joseph V. Fierro to National City Bank of Kentucky, dated June 15, 2003.*
10.52	Inter-Creditor Agreement, between National City Bank of Kentucky and HSBC Bank USA, dated January 25, 2002.*
10.53	Whole Loan Purchase and Sale Agreement/Mortgage Loan Purchase and Sale Agreement between The New York Mortgage Company, LLC and Greenwich Capital Financial Products, Inc., dated as of September 1, 2003.*
10.54	Whole Loan Custodial Agreement/Custodial Agreement between Greenwich Capital Financial Products, Inc., The New York Mortgage Company, LLC and LaSalle Bank National Association, dated as of September 1, 2003.*
10.55	Form of New York Mortgage Trust, Inc. 2004 Stock Incentive Plan.***
10.56	Contribution Agreement by and among Steven B. Schnall and Joseph V. Fierro and New York Mortgage Trust, Inc., dated December 22, 2003.**
10.57	Agreement by and among New York Mortgage Trust, Inc., The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated December 23, 2003.**
10.58	Sixth Amended Credit and Security Agreement, dated as of August 11, 2003, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.**
10.59	Temporary Overadvance Note, dated as of August 11, 2003, between HSBC Bank USA and The New York Mortgage Company LLC.**
10.60	Second Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of June 18, 2001.**
10.61	Second Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of June 18, 2001.**
10.62	Third Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of November 13, 2001.**
10.63	Third Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of November 13, 2001.**
10.64	Fourth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of January 16, 2002.**
10.65	Fourth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of January 16, 2002.**
10.66	Fifth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of April 29, 2002.**
10.67	Fifth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of April 29, 2002.**
10.68	Sixth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of August 11, 2003.**
10.69	Sixth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of August 11, 2003.**
10.70	Credit and Security Agreement by and among HSBC Bank USA, National City Bank of Kentucky and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.71	Guaranty between HSBC Bank USA, National City Bank of Kentucky, The New York Mortgage Company LLC and Steven B. Schnall, dated as of December 15, 2003.**
10.72	Guaranty between HSBC Bank USA, National City Bank of Kentucky, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of December 15, 2003.**

Exhibit
Number	Exhibit Title

10.73	Credit Note by and between HSBC Bank USA and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.74	Credit Note by and between National City Bank of Kentucky and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.75	Swingline Note by and between HSBC Bank USA and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.76	Custodial Agreement by and among Greenwich Capital Financial Products, Inc., The New York Mortgage Corporation LLC and Deutsche Bank Trust Company Americas, dated as of August 1, 2003.**
10.77	Master Mortgage Loan Purchase and Interim Servicing Agreement by and between The New York Mortgage Company L.L.C. and Greenwich Capital Financial Products, Inc., dated as of August 1, 2003.**
10.78	Subordination and Pledge Agreement by and between HSBC Bank USA and Steven B. Schnall, dated as of December 15, 2003.**
10.79	Subordination and Pledge Agreement by and between HSBC Bank USA and Joseph V. Fierro, dated as of December 15, 2003.**
10.80	Second Amended and Restated Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as further amended and restated, on December 23, 2003 and February 26, 2004, in the principal amount of $11,432,550 payable to Steven B. Schnall.***
10.81	Second Amended and Restated Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as further amended and restated, on December 23, 2003 and February 26, 2004, in the principal amount of $2,274,352, payable to Joseph V. Fierro.***
10.82	Promissory Note, issued by New York Mortgage Funding, LLC on January 9, 2004 in the principal amount of $100,000,000.00, payable to Greenwich Capital Financial Products, Inc.***
10.83	Guaranty between the New York Mortgage Company, LLC and Greenwich Capital Financial Products, Inc., dated as of January 9, 2004.***
10.84	Master Loan and Security Agreement between New York Mortgage Funding, LLC and Greenwich Capital Financial Products, Inc., dated as of January 9, 2004.***
10.85	Custodial Agreement between New York Mortgage Funding, LLC, Deutche Bank Trust Company Americas and Greenwich Capital Financial Products, Inc., dated as of January 9, 2004.***
10.86	Amendment Number One, dated November 24, 2003, to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 1, 2003.***
10.87	Amended and Restated Contribution Agreement, by and among Steven B. Schnall, Steven B. Schnall Annuity Trust U/A 3/25/04, Joseph V. Fierro, 2004 Joseph V. Fierro Grantor Retained Annuity Trust and New York Mortgage Trust, Inc., dated March 25, 2004.***
10.88	Second Amended and Restated Contribution Agreement, by and among Steven B. Schnall, Steven B. Schnall Annuity Trust U/A 3/25/04, Joseph V. Fierro, 2004 Joseph V. Fierro Grantor Retained Annuity Trust and New York Mortgage Trust, Inc., dated April 29, 2004.****
10.89	Amended and Restated Agreement by and among New York Mortgage Trust, Inc., The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated April 29, 2004.****
10.90	Third Amended and Restated Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as further amended and restated on December 23, 2003, February 26, 2004 and May 26, 2004, in the principal amount of $11,432,550 payable to Steven B. Schnall.*****
10.91	Third Amended and Restated Promissory Note, issued by the New York Mortgage Company, LLC on August 31, 2003, as further amended and restated, on December 23, 2003, February 26, 2004 and May 26, 2004, in the principal amount of $2,274,352 payable to Joseph V. Fierro. *****
10.92	Form of Employment Agreement between New York Mortgage Trust, Inc. and Steven B. Schnall.******
10.93	Form of Employment Agreement between New York Mortgage Trust, Inc. and David A. Akre.******

Exhibit
Number	Exhibit Title

10.94	Form of Employment Agreement between New York Mortgage Trust, Inc. and Raymond A. Redlingshafer, Jr.******
10.95	Form of Employment Agreement between New York Mortgage Trust, Inc. and Michael I. Wirth.******
10.96	Form of Employment Agreement between New York Mortgage Trust, Inc. and Joseph V. Fierro.******
10.97	Form of Employment Agreement between New York Mortgage Trust, Inc. and Steven R. Mumma.******
10.98	Amendment No. 1 to Employment Agreement between New York Mortgage Trust, Inc. and Steven R. Mumma dated December 2, 2004.********
10.99	Amendment and Restated Credit and Security Agreement between HSBC Bank USA, National Association, National City Bank of Kentucky, JP Morgan Chase Bank, N.A. and The New York Mortgage Company, LLC, dated as of February 1, 2005.********
10.100	Amended and Restated Master Loan and Security Agreement between New York Mortgage Funding, LLC, The New York Mortgage Company, LLC and New York Mortgage Trust, Inc., and Greenwich Capital Financial Products, Inc., dated as of December 6, 2004.********
10.101	Amended and Restated Master Repurchase Agreement between New York, Mortgage Trust, Inc., The New York, Mortgage Company, LLC, New York Mortgage Funding, LLC and Credit Suisse First Boston Capital LLC, dated as of March 30, 2005.*********
10.102	New York Mortgage Trust, Inc. 2005 Stock Incentive Plan.†
21.01	List of Subsidiaries of the Registrant.**
23.01	Consent of Venable LLP (included in its opinion filed as Exhibit 5.01 hereto).††
23.02	Consent of Hunton & Williams LLP (included in its opinion filed as Exhibit 8.01 hereto).††
23.03	Consent of Deloitte & Touche LLP.†
24.01	Power of Attorney (included on signature page of the Registration Statement).

†	Filed herewith.

††	To be filed by amendment.

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

**	Previously filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

***	Previously filed as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

****	Previously filed as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

*****	Previously filed as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

******	Previously filed as an exhibit to Amendment No. 6 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

*******	Previously filed as an exhibit to Amendment No. 7 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

********	Previously filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005.

*********	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 5, 2005.

Item 37.	Undertakings.
      The undersigned Registrant hereby undertakes as follows:

(1) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the final prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 8, 2005.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

By:	/s/ Michael I. Wirth

Name: Michael I. Wirth
Title: Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael I. Wirth and Steven B. Schnall and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in is name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven B. Schnall Steven B. Schnall	Chairman of the Board and Co-Chief Executive Officer (Principal Executive Officer)	June 8, 2005

/s/ David A. Akre David A. Akre	Director and Co-Chief Executive Officer	June 8, 2005

/s/ Michael I. Wirth Michael I. Wirth	Chief Financial Officer, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)	June 8, 2005

/s/ Raymond A. Redlingshafer, Jr. Raymond A. Redlingshafer, Jr.	Director President and Chief Investment Officer	June 8, 2005

David R. Bock	Director

Signature	Title	Date

/s/ Alan L. Hainey Alan L. Hainey	Director	June 8, 2005

/s/ Steven G. Norcutt Steven G. Norcutt	Director	June 8, 2005

/s/ Mary Dwyer Pembroke Mary Dwyer Pembroke	Director	June 8, 2005

/s/ Jerome F. Sherman Jerome F. Sherman	Director	June 8, 2005

/s/ Thomas W. White Thomas W. White	Director	June 8, 2005

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Title

1.01	Form of Underwriting Agreement, dated , 2005, by and among New York Mortgage Trust, Inc., Friedman, Billings, Ramsey & Co., Inc. and JP Morgan Securities Inc.††
3.01	Articles of Amendment and Restatement of New York Mortgage Trust, Inc.******
3.02	Bylaws of New York Mortgage Trust, Inc.******
4.01	Form of Common Stock Certificate.******
5.01	Opinion of Venable LLP, with respect to the legality of the shares being registered.††
8.01	Opinion of Hunton & Williams LLP with respect to tax matters.††
10.01	Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as amended and restated, on December 23, 2003, in the principal amount of $2,574,352.00, payable to Joseph V. Fierro.*
10.02	Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as amended and restated, on December 23, 2003, in the principal amount of $12,132,550.00 payable to Steven B. Schnall.*
10.03	Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated October 2, 2002.*
10.04	Amendment No. 1 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated December 4, 2002.*
10.05	Amendment No. 2 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated February 20, 2003.*
10.06	Amendment No. 3 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated April 22, 2003.*
10.07	Amendment No. 4 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated July 1, 2003.*
10.08	Amendment No. 5 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated July 7, 2003.*
10.09	Amendment No. 6 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated July 31, 2003.*
10.10	Amendment No. 7 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated August 4, 2003.*
10.11	Amendment No. 8 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated August 9, 2003.*
10.12	Amendment No. 9 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated August 28, 2003.*
10.13	Amendment No. 10 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated September 17, 2003.*
10.14	Amendment No. 11 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated October 1, 2003.*

Exhibit
Number	Exhibit Title

10.15	Amendment No. 12 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated October 31, 2003.*
10.16	Amendment No. 13 to Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC, The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated December 19, 2003.*
10.17	Credit Note between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.18	Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.19	First Amended Credit Note, dated as of May 24, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.20	First Amended Credit and Security Agreement, dated as of May 24, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.21	Second Amended Credit Note, dated as of June 18, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.22	Second Amended Credit and Security Agreement, dated June 18, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.23	Third Amended Credit Note, dated as of November 13, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.24	Third Amended Credit and Security Agreement, dated as of November 13, 2001, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.25	Fourth Amended Credit Note, dated as of January 16, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.26	Fourth Amended Credit and Security Agreement, dated as of January 16, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.27	Fifth Amended Credit Note, dated as of April 29, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.28	Fifth Amended Credit and Security Agreement, dated as of April 29, 2002, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.*
10.29	Extension Letter, dated August 26, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.30	Extension Letter, dated September 11, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.31	Extension Letter, dated October 28, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.32	Extension Letter, dated November 27, 2002, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.33	Extension Letter, dated April 15, 2003, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.34	Extension Letter, dated June 24, 2003, to Credit and Security Agreement between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001, as amended.*
10.35	Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of March 30, 2001.**
10.36	Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of March 30, 2001.**
10.37	First Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of May 24, 2001.*
10.38	First Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of May 24, 2001.*

Exhibit
Number	Exhibit Title

10.39	Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.40	First Amendment, dated April 2002, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.41	Second Amendment, dated June 3, 2002, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.42	Third Amendment, dated November , 2002, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.43	Fourth Amendment, dated June 15, 2003, to Warehousing Credit Agreement, among The New York Mortgage Company LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated January 25, 2002.*
10.44	Warehouse Promissory Note, between The New York Mortgage Company, LLC and National City Bank of Kentucky, dated January 25, 2002.*
10.45	Amended and Restated Warehouse Promissory Note, between The New York Mortgage Company, LLC and National City Bank of Kentucky, dated June 3, 2002.*
10.46	Warehousing Credit Agreement, between New York Mortgage Company, LLC, Steven B. Schnall, Joseph V. Fierro and National City Bank of Kentucky, dated as of January 25, 2002.*
10.47	Pledge and Security Agreement, between The New York Mortgage Company, LLC and National City Bank of Kentucky, dated as of January 25, 2002.*
10.48	Unconditional and Continuing Guaranty of Payment by Steven B. Schnall to National City Bank of Kentucky, dated January 25, 2002.*
10.49	Unconditional and Continuing Guaranty of Payment by Joseph V. Fierro to National City Bank of Kentucky, dated January 25, 2002.*
10.50	Amended and Restated Unconditional and Continuing Guaranty of Payment by Steven B. Schnall to National City Bank of Kentucky, dated June 15, 2003.*
10.51	Amended and Restated Unconditional and Continuing Guaranty of Payment by Joseph V. Fierro to National City Bank of Kentucky, dated June 15, 2003.*
10.52	Inter-Creditor Agreement, between National City Bank of Kentucky and HSBC Bank USA, dated January 25, 2002.*
10.53	Whole Loan Purchase and Sale Agreement/Mortgage Loan Purchase and Sale Agreement between The New York Mortgage Company, LLC and Greenwich Capital Financial Products, Inc., dated as of September 1, 2003.*
10.54	Whole Loan Custodial Agreement/Custodial Agreement between Greenwich Capital Financial Products, Inc., The New York Mortgage Company, LLC and LaSalle Bank National Association, dated as of September 1, 2003.*
10.55	Form of New York Mortgage Trust, Inc. 2004 Stock Incentive Plan.***
10.56	Contribution Agreement by and among Steven B. Schnall and Joseph V. Fierro and New York Mortgage Trust, Inc., dated December 22, 2003.**
10.57	Agreement by and among New York Mortgage Trust, Inc., The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated December 23, 2003.**
10.58	Sixth Amended Credit and Security Agreement, dated as of August 11, 2003, between HSBC Bank USA and The New York Mortgage Company LLC, dated as of March 30, 2001.**
10.59	Temporary Overadvance Note, dated as of August 11, 2003, between HSBC Bank USA and The New York Mortgage Company LLC.**
10.60	Second Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of June 18, 2001.**
10.61	Second Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of June 18, 2001.**

Exhibit
Number	Exhibit Title

10.62	Third Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of November 13, 2001.**
10.63	Third Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of November 13, 2001.**
10.64	Fourth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of January 16, 2002.**
10.65	Fourth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of January 16, 2002.**
10.66	Fifth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of April 29, 2002.**
10.67	Fifth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of April 29, 2002.**
10.68	Sixth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Steven Schnall, dated as of August 11, 2003.**
10.69	Sixth Amended Guaranty between HSBC Bank USA, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of August 11, 2003.**
10.70	Credit and Security Agreement by and among HSBC Bank USA, National City Bank of Kentucky and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.71	Guaranty between HSBC Bank USA, National City Bank of Kentucky, The New York Mortgage Company LLC and Steven B. Schnall, dated as of December 15, 2003.**
10.72	Guaranty between HSBC Bank USA, National City Bank of Kentucky, The New York Mortgage Company LLC and Joseph V. Fierro, dated as of December 15, 2003.**
10.73	Credit Note by and between HSBC Bank USA and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.74	Credit Note by and between National City Bank of Kentucky and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.75	Swingline Note by and between HSBC Bank USA and The New York Mortgage Company LLC, dated as of December 15, 2003.**
10.76	Custodial Agreement by and among Greenwich Capital Financial Products, Inc., The New York Mortgage Corporation LLC and Deutsche Bank Trust Company Americas, dated as of August 1, 2003.**
10.77	Master Mortgage Loan Purchase and Interim Servicing Agreement by and between The New York Mortgage Company L.L.C. and Greenwich Capital Financial Products, Inc., dated as of August 1, 2003.**
10.78	Subordination and Pledge Agreement by and between HSBC Bank USA and Steven B. Schnall, dated as of December 15, 2003.**
10.79	Subordination and Pledge Agreement by and between HSBC Bank USA and Joseph V. Fierro, dated as of December 15, 2003.**
10.80	Second Amended and Restated Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as further amended and restated, on December 23, 2003 and February 26, 2004, in the principal amount of $11,432,550 payable to Steven B. Schnall.***
10.81	Second Amended and Restated Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as further amended and restated, on December 23, 2003 and February 26, 2004, in the principal amount of $2,274,352, payable to Joseph V. Fierro.***
10.82	Promissory Note, issued by New York Mortgage Funding, LLC on January 9, 2004 in the principal amount of $100,000,000.00, payable to Greenwich Capital Financial Products, Inc.***
10.83	Guaranty between the New York Mortgage Company, LLC and Greenwich Capital Financial Products, Inc., dated as of January 9, 2004.***
10.84	Master Loan and Security Agreement between New York Mortgage Funding, LLC and Greenwich Capital Financial Products, Inc., dated as of January 9, 2004.***

Exhibit
Number	Exhibit Title

10.85	Custodial Agreement between New York Mortgage Funding, LLC, Deutche Bank Trust Company Americas and Greenwich Capital Financial Products, Inc., dated as of January 9, 2004.***
10.86	Amendment Number One, dated November 24, 2003, to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 1, 2003.***
10.87	Amended and Restated Contribution Agreement, by and among Steven B. Schnall, Steven B. Schnall Annuity Trust U/A 3/25/04, Joseph V. Fierro, 2004 Joseph V. Fierro Grantor Retained Annuity Trust and New York Mortgage Trust, Inc., dated March 25, 2004.***
10.88	Second Amended and Restated Contribution Agreement, by and among Steven B. Schnall, Steven B. Schnall Annuity Trust U/A 3/25/04, Joseph V. Fierro, 2004 Joseph V. Fierro Grantor Retained Annuity Trust and New York Mortgage Trust, Inc., dated April 29, 2004.****
10.89	Amended and Restated Agreement by and among New York Mortgage Trust, Inc., The New York Mortgage Company, LLC, Steven B. Schnall and Joseph V. Fierro, dated April 29, 2004.****
10.90	Third Amended and Restated Promissory Note, issued by The New York Mortgage Company, LLC on August 31, 2003, as further amended and restated on December 23, 2003, February 26, 2004 and May 26, 2004, in the principal amount of $11,432,550 payable to Steven B. Schnall.*****
10.91	Third Amended and Restated Promissory Note, issued by the New York Mortgage Company, LLC on August 31, 2003, as further amended and restated, on December 23, 2003, February 26, 2004 and May 26, 2004, in the principal amount of $2,274,352 payable to Joseph V. Fierro. *****
10.92	Form of Employment Agreement between New York Mortgage Trust, Inc. and Steven B. Schnall.******
10.93	Form of Employment Agreement between New York Mortgage Trust, Inc. and David A. Akre.******
10.94	Form of Employment Agreement between New York Mortgage Trust, Inc. and Raymond A. Redlingshafer, Jr.******
10.95	Form of Employment Agreement between New York Mortgage Trust, Inc. and Michael I. Wirth.******
10.96	Form of Employment Agreement between New York Mortgage Trust, Inc. and Joseph V. Fierro.******
10.97	Form of Employment Agreement between New York Mortgage Trust, Inc. and Steven R. Mumma.******
10.98	Amendment No. 1 to Employment Agreement between New York Mortgage Trust, Inc. and Steven R. Mumma dated December 2, 2004.********
10.99	Amendment and Restated Credit and Security Agreement between HSBC Bank USA, National Association, National City Bank of Kentucky, JP Morgan Chase Bank, N.A. and The New York Mortgage Company, LLC, dated as of February 1, 2005.********
10.100	Amended and Restated Master Loan and Security Agreement between New York Mortgage Funding, LLC, The New York Mortgage Company, LLC and New York Mortgage Trust, Inc., and Greenwich Capital Financial Products, Inc., dated as of December 6, 2004.********
10.101	Amended and Restated Master Repurchase Agreement between New York, Mortgage Trust, Inc., The New York, Mortgage Company, LLC, New York Mortgage Funding, LLC and Credit Suisse First Boston Capital LLC, dated as of March 30, 2005.*********
10.102	New York Mortgage Trust, Inc. 2005 Stock Incentive Plan.†
21.01	List of Subsidiaries of the Registrant.**
23.01	Consent of Venable LLP (included in its opinion filed as Exhibit 5.01 hereto).††
23.02	Consent of Hunton & Williams LLP (included in its opinion filed as Exhibit 8.01 hereto).††
23.03	Consent of Deloitte & Touche LLP.†
24.01	Power of Attorney (included on signature page of the Registration Statement).

†	Filed herewith.

††	To be filed by amendment.

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

**	Previously filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

***	Previously filed as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

****	Previously filed as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

*****	Previously filed as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

******	Previously filed as an exhibit to Amendment No. 6 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

*******	Previously filed as an exhibit to Amendment No. 7 to the Company’s Registration Statement on Form S-11, Registration No. 333-111668, and incorporated by reference herein.

********	Previously filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005.

*********	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 5, 2005.